PROSPECTUS	Filed Pursuant to Rule 424(b)(4) Registration Nos. 333-253108 and 333-254114
$120,000,000 Archimedes Tech SPAC Partners Co. 12,000,000 Units ___________________

Archimedes Tech SPAC Partners Co. is a blank check company formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities, which we refer to as a “target business.” Our efforts to identify a prospective target business will not be limited to a particular industry or geographic region although we intend to focus our search for target businesses in the technology industry. We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf), directly or indirectly, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction. If we are unable to consummate an initial business combination within 18 months from the closing of this offering, we will redeem 100% of the public subunits (as defined below) for a pro rata portion of the trust account, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us, divided by the number of then outstanding public subunits, subject to applicable law and as further described herein.

This is an initial public offering of our securities. Each unit that we are offering has a price of $10.00 and consists of one subunit and one-quarter of a warrant. Each subunit consists of one share of our common stock and one-quarter of a warrant. Each whole warrant entitles the holder to purchase one share of common stock at a price of $11.50 per share. Each whole warrant will become exercisable 30 days after the completion of an initial business combination and will expire on the fifth anniversary of our completion of an initial business combination, or earlier upon redemption or liquidation. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. We have granted the underwriters a 45-day option to purchase up to an additional 1,800,000 units to cover over-allotments, if any.

Archimedes Tech SPAC Sponsors LLC, our sponsor, and EarlyBirdCapital, Inc., or EarlyBirdCapital, the representative of the underwriters in this offering, have committed that they and/or their designees will purchase from us an aggregate of 390,000 units, or “private units,” at $10.00 per unit, for a total purchase price of $3,900,000 in a private placement that will occur simultaneously with the consummation of this offering. Each private unit will consist of one subunit and one-quarter of a warrant. Each such subunit, or “private subunit,” will consist of one share of our common stock or “private shares,” and one-quarter of a warrant. The warrants included in the private units and private subunits are referred to as the “private warrants.” They have also agreed that if the over-allotment option is exercised by the underwriters in full or in part, they and/or their designees will purchase from us additional private units (up to a maximum of 36,000 private units at a price of $10.00 per private unit) in an amount that is necessary to maintain in the trust account $10.00 per unit sold to the public in this offering. These additional private units will be purchased in a private placement that will occur simultaneously with the purchase of units resulting from the exercise of the over-allotment option. The private units (and underlying securities) are identical to the units (and underlying securities) sold in this offering, subject to certain limited exceptions as described in this prospectus.

There is presently no public market for our units, subunits, shares of common stock or warrants. Our units have been approved for listing on the Nasdaq Capital Market, or Nasdaq, under the symbol “ATSPU” on or promptly after the date of this prospectus. The securities comprising the units will begin separate trading on the 90th day following the date of this prospectus unless EarlyBirdCapital informs us of its decision to allow earlier separate trading, subject to our filing a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing when such separate trading will begin; provided that no fractional warrants will be issued upon separation of the units and only whole warrants will trade. Once the securities comprising the units begin separate trading, the subunits and public warrants included in the units will be traded on Nasdaq under the symbols “ATSPT” and “ATSPW,” respectively. The common stock will not trade separately unless and until we consummate an initial business combination. Upon consummation of our initial business combination, we anticipate the common stock will be traded on Nasdaq under the symbol “ATSP.”

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act and will therefore be subject to reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 20 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total
Public offering price	$10.00	$120,000,000
Underwriting discounts and commissions(1)	$0.20	$2,400,000
Proceeds, before expenses, to us	$9.80	$117,600,000

____________

(1)         The underwriters have received and will receive compensation in addition to the underwriting discount, including 420,000 shares of common stock, which we refer to herein as the “representative shares.” See “Underwriting” for further information relating to the underwriting compensation we will pay in this offering.

Upon consummation of the offering, an aggregate of $120,000,000 (or $138,000,000 if the over-allotment option is exercised in full) or $10.00 per unit sold to the public in this offering will be deposited into a U.S.-based trust account maintained by Continental Stock Transfer & Trust Company, acting as trustee. Except as described in this prospectus, these funds will not be released to us until the earlier of the completion of a business combination and our redemption of our public shares.

EarlyBirdCapital has a “conflict of interest” within the meaning of Financial Industry Regulatory Authority (“FINRA”) Rule 5121(f)(5)(B) in this offering because it beneficially owns more than 10% of our shares. Due to this conflict of interest, I-Bankers Securities, Inc. is acting as a “qualified independent underwriter” in accordance with FINRA Rule 5121, which requires, among other things, that a qualified independent underwriter participate in the preparation of, and exercise the usual standards of “due diligence” with respect to, this prospectus and the registration statement of which it forms a part. I-Bankers will be paid a fee from the total underwriting discount in this offering in consideration for its services and expenses as qualified independent underwriter. See “Underwriting — Conflicts of Interest” for further information.

The underwriters are offering the units on a firm commitment basis. The underwriters expect to deliver the units to purchasers on or about March 10, 2021.

Sole Book-Running Manager

EarlyBirdCapital, Inc.

Co-Manager

I-Bankers Securities, Inc.

March 10, 2021

You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer is not permitted.

ARCHIMEDES TECH SPAC PARTNERS CO.

i

PROSPECTUS SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read this entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus, before investing. References in this prospectus to “we,” “us” or “our company” refer to Archimedes Tech SPAC Partners Co. References in this prospectus to our “public subunits” refer to the subunits sold as part of the units in this offering (each subunit consisting of one share of our common stock and one-quarter of a warrant), references to our “public shares” refer to shares of our common stock sold as part of the subunits contained in the units sold in this offering (in each case, whether they are purchased in this offering or thereafter in the open market as part of the subunits) and references to “public stockholders” refer to the holders of our subunits which are being sold as part of the units in this public offering, including our sponsor (as defined below), officers and directors to the extent they purchase such subunits, provided that their status as “public stockholders” shall only exist with respect to such subunits. References in this prospectus to our “management” or our “management team” refer to our offıcers and directors, references to our “initial stockholders” refer to our stockholders prior to this offering excluding the holders of the representative shares and references to our “sponsor” refer to Archimedes Tech SPAC Sponsors LLC, a Delaware limited liability company affiliated with Stephen N. Cannon, our Chief Executive Officer, President and Director. The term “equity-linked securities” refers to any debt or equity securities issued in a transaction, including but not limited to a private placement of equity or debt, that are convertible, exercisable or exchangeable for shares of common stock. Unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option.

Introduction

We are a blank check company formed under the laws of the State of Delaware on September 15, 2020. We were formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities, which we refer to as a “target business.” To date, our efforts have been limited to organizational activities as well as activities related to this offering. None of our officers, directors, promoters and other affiliates has engaged in any substantive discussions on our behalf with representatives of other companies regarding the possibility of a potential business combination with us. Our initial business combination and value creation strategy will be to identify, acquire and, after our initial business combination, assist in the growth of a technology business in the United States. Our focus will be on the artificial intelligence, cloud services and automotive technology sectors. However, we are not limited to the technology industry, or the named sectors, and we may pursue a business combination opportunity in any business or industry we choose and we may pursue a company with operations or opportunities outside of the United States.

Our Chairman, Dr. Eric R. Ball, and special advisor, Mr. Brent Callinicos, both have long track records of senior management leadership in high growth technology companies. Within the technology industry, our initial focus will be on the artificial intelligence, cloud services and automotive technology sectors. Our management team possesses a strong understanding of the SPAC structure and market. Our Chief Executive Officer, Stephen N. Cannon, has served as a member of management for five SPACs that have completed initial public offerings, four of which have consummated a business combination.

Dr. Eric R Ball, our Chairman, is the founder and General Partner of Impact Venture Capital, or Impact VC. Impact VC is a Silicon Valley based venture firm investing in early-stage applied artificial intelligence startup companies since 2016. Previously Mr. Ball held several senior level management positions in high growth technology companies. He was the Chief Financial Officer for C3.AI from 2015 to 2016. Prior to that Dr. Ball spent over a decade with Oracle Corp, including acting as Senior Vice President & Treasurer, and previously was a senior financial professional for Flextronics International, Cisco Systems, Avery Dennison, and AT&T. Dr. Ball has served as advisor and board member of several technology companies, including currently serving as chairman of the audit committee for the board of Glu Mobile Inc, a company that develops, publishes and markets a portfolio of free-to-play mobile games.

Mr. Brent Callinicos is our special advisor. Mr. Callinicos is currently an angel investor, active in investing in early-stage technology companies. Mr. Callinicos was formerly the Chief Operating Officer and Chief Financial Officer of Virgin Hyperloop One, an autonomous transportation company. Prior to that, Mr. Callinicos was the Chief Financial Officer of Uber Technologies Inc., an on-demand car service company. Prior to that, Mr. Callinicos was the Vice President, Treasurer and Chief Accountant of Google Inc., now known as Alphabet Inc. Prior to that, Mr. Callinicos held several senior management roles at Microsoft, including as Treasurer, Vice President of Worldwide Licensing and Pricing, and CFO of the Platforms and Services Division. Mr. Callinicos has served as an advisor to several technology companies and currently sits on several boards.

Stephen N. Cannon, our Chief Executive Officer, has served as a member of management for five SPACs that have completed initial public offerings, four of which have consummated a business combination. The fifth SPAC, Ackrell SPAC Partners I Co., completed its IPO in December 2020 and is searching for target businesses with which to consummate a potential business combination with a focus on the branded fast-moving consumer goods industry.

Daniel L Sheehan, our Chief Operating Officer, and Long Long, our Chief Financial Officer, are also currently serving as members of the board and management, respectively, for Ackrell SPAC Partners I Co.

Bryant B. Edwards, a director of ours, served as Chief Operating Officer and director for Twelve Seas Investment Co., a SPAC which successful closed its business combination in December 2019.

While we may pursue a business combination target in any business, industry or geographical location, we intend to focus our search for businesses in the technology industry, and our focus will be on the artificial intelligence, cloud services and automotive technology sectors.

Our management team consists of seasoned professionals who have experience spanning the technology industry, including the sectors within the technology industry that we intend to focus on initially, mergers and acquisitions, corporate finance, corporate governance and compliance, legal and regulatory matters and investment management. See “Management” for additional information about our directors and executive officers. We believe that our officers’ and directors’ industry expertise, transaction experience and relationships may provide us with a substantial number of attractive potential business combination targets.

The past performance of our management team or of their affiliates is not a guarantee either (i) that we will be able to identify a suitable candidate for our initial business combination or (ii) of success with respect to any business combination we may consummate. You should not rely on the historical record of our management team’s or their affiliates’ performance as indicative of our future performance.

Business Strategy

We believe that there are a range of target businesses that could benefit from our industry knowledge, relationships, capital and public vehicle. Our strategy is to identify and complete our initial business combination with a target operating in the technology industry. Our focus will be on the artificial intelligence, cloud services and automotive technology sectors. While we intend to initially focus on potential opportunities in the United States, the technology industry is global and we may pursue opportunities internationally.

Following the completion of this offering, our management team plans to identify and contact potential target businesses and start to evaluate and pursue a possible business combination. In addition, we will communicate the parameters of our search to our network of relationships and transaction sources to help us identify potential target businesses. We intend to leverage our team’s collective experience in the technology industry and capital markets to successfully complete a business combination, and then continue to support our target business with our industry relationships, insights and regulatory knowledge, financial expertise and capital resources.

Competitive Strengths

We believe that our management team is well positioned to identify attractive target businesses within the technology industry and to facilitate a successful business combination for the following reasons:

Experience recognizing key technology trends:    Our team has demonstrated a long history of managing and growing businesses at the epicenter of major technology trends. More recently, certain team members have been active in identifying and investing, at earlier stages, in companies focus on the next big trend, such as artificial intelligence, cloud services and automotive technology.

Experience identifying strong management teams:    With key members of our team having had significant senior executive roles at key technology companies, we believe we have an ability to identify the characteristics of successful business leaders, and effective in engaging with these management teams. In addition, key members of our team have more recently been investing in many founder led businesses.

History of operating experience:    The members of our team are seasoned operators having held executive level roles in various companies. We have experience in developing and executing strategy, building and retaining teams, and executing business combinations among other activities.

Deep network and connections to company founders:    Our team has numerous existing connections to company founders and business leaders across sectors within the technology industry. We have invested in many companies, served on many boards and have worked with many influential founders and senior management teams within the technology industry, and specifically the sectors we intend to initially focus on.

Significant Prior SPAC Experience:    Our management team possesses a strong understanding of the SPAC structure and market. Our CEO, Stephen N. Cannon, has served as a member of management for five SPACs that have completed initial public offerings, four of which have consummated business combinations. In the case of his most recent SPAC merger, Twelve Seas Investment Co, the common shares are currently trading approximately five percent above its SPAC IPO price. However, the stock price performance of Mr. Cannon’s prior SPACs has not always been positive for investors. For example, the common shares of the three other SPACs that previously consummated business combinations are currently trading below $10.00 per share. Further, Mr. Cannon’s other SPAC never consummated its IPO due to market conditions.

Investment Criteria

We intend to leverage the extensive network and experience of our management team in identifying a suitable target within the technology industry and structuring a business combination that is attractive to both the target and our public stockholders. We have identified the following general criteria and guidelines that we believe are important in evaluating prospective target businesses. While we intend to use these criteria and guidelines in evaluating prospective businesses, we may deviate from these criteria and guidelines should we see fit to do so:

Clear and Sustainable Competitive Advantages

We intend to target businesses that differentiate themselves from their peers in ways that are difficult to replicate and have clear competitive advantages.

High Growth Potential and Cash Flow

We intend to seek businesses that are well positioned to grow in their respective markets and which have clear plans on how to leverage additional capital to accelerate growth. We expect to target businesses that have had, or expect to have, strong cash flow generation.

Experienced Management Teams

We intend to seek to target businesses that have strong, experienced management teams who we believe may benefit from our financial, managerial and investment expertise as well as our extensive industry networks and insights. We believe that identifying such management teams is particularly important given our target industry.

Attractive Valuations

We will only evaluate a business that, based on our due diligence and industry experience, represents an attractive valuation relative to publicly listed companies with similar characteristics or in similar industry segments.

Will Benefit from Being a Public Company

We intend to pursue a business that will benefit from being a public company, including potentially having broader access to capital and a public currency for acquisitions.

Effecting a Business Combination

We will either (1) seek stockholder approval of our initial business combination at a meeting called for such purpose at which stockholders may seek to convert their subunits, regardless of whether they vote for or against the proposed business combination or do not vote at all, into their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable) or (2) provide our stockholders with the opportunity to sell their subunits to us by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), in each case subject to the limitations described herein. The decision as to whether we will seek stockholder approval of our proposed business combination or allow stockholders to sell their subunits to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek stockholder approval. If we decide to allow stockholders to sell their subunits to us in a tender offer, we will file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination as is required under the SEC’s proxy rules. We will consummate our initial business combination only if we have net tangible assets of at least $5,000,001 either immediately prior to or upon such consummation and, if we seek stockholder approval, a majority of the outstanding shares of common stock voted are voted in favor of the business combination.

We will have up to 18 months to consummate an initial business combination from the closing of this offering. If we are unable to consummate an initial business combination within such time period, we will redeem 100% of the outstanding public subunits for a pro rata portion of the funds held in the trust account, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us, divided by the number of then outstanding public subunits, subject to applicable law and as further described herein, and then seek to dissolve and liquidate. We expect that the pro rata redemption price to be approximately $10.00 per subunit (regardless of whether or not the underwriters exercise their over-allotment option), without taking into account any interest earned on such funds. However, we cannot assure you that we will in fact be able to distribute such amounts as a result of claims of creditors which may take priority over the claims of our public stockholders.

Nasdaq listing rules require that our initial business combination must occur with one or more target businesses that together have a fair market value of at least 80% of the assets held in the trust account (excluding taxes payable on the interest earned on the trust account) at the time of the agreement to enter into the initial business combination. Notwithstanding the foregoing, if we are not then listed on the Nasdaq for whatever reason, we would no longer be required to meet the foregoing 80% fair market value test. The fair market value of the target or targets will be determined by our board of directors based upon one or more standards generally accepted by the financial community (such as actual and potential sales, earnings, cash flow and/or book value). Even though our board of directors will rely on generally accepted standards, our board of directors will have discretion to select the standards employed. In addition, the application of the standards generally involves a substantial degree of judgment. Accordingly, investors will be relying on the business judgment of the board of directors in evaluating the fair market value of the target or targets. The proxy solicitation materials or tender offer documents used by us in connection with any proposed transaction will provide public stockholders with our analysis of the fair market value of the target business, as well as the basis for our determinations. If our board is not able independently to determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm, or another independent entity that commonly renders valuation opinions, with respect to the satisfaction of such criteria. Additionally, pursuant to Nasdaq rules, any initial business combination must be approved by a majority of our independent directors.

We currently anticipate structuring a business combination to acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure our initial business combination where we merge directly with the target business or a newly formed subsidiary or where we acquire less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or stockholders or for other reasons, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our stockholders prior to the business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. In this case, we could acquire a 100% controlling interest in the target; however, as a result of the issuance of a substantial number of new shares, our stockholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% fair market value test.

Unlike other blank check company offerings, we have structured our offering to be an offering of units that consist of one subunit (consisting of one share of common stock and one-quarter of a warrant) and one-quarter of a warrant. We have structured our offering in this fashion for two primary reasons:

•        To Maximize Cash Available for Use Following Business Combination.    We are effectively providing an incentive to our stockholders to not redeem their subunits in connection with either our stockholder vote or our pre-business combination tender offer as they would forfeit one-quarter of a warrant underlying the subunit in the event they elect to redeem. The goal of the foregoing is to seek to maximize the amount of cash in trust that will be available for our use following our business combination.

•        To Minimize Dilution.    This structure may reduce the total number of warrants outstanding, as compared to a structure in which one unit consists of one share and one full warrant, if a portion of our stockholders elect to redeem their subunits in connection with either our stockholder vote or our pre-business combination tender offer as any stockholder that redeems its subunits will forfeit one-quarter of a warrant underlying the subunit.

We believe this structure will be viewed more favorably by potential business combination candidates than the traditional structure as it provides an additional incentive for stockholders to not redeem and in the event a portion of them do redeem, it reduces overall dilution, as compared to a structure in which one unit consists of one share and one full warrant, due to a reduction in the number of warrants outstanding.

Potential Conflicts

Members of our management team will directly or indirectly own shares of our common stock, or other instruments, such as units, subunits or warrants, linked to our common stock, following this offering and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

Our officers and directors have agreed to present to us all target business opportunities that have a fair market value of at least 80% of the assets held in the trust account (excluding the taxes payable on the interest earned on the trust account), subject to any pre-existing fiduciary or contractual obligations. As more fully discussed in “Management — Conflicts of Interest,” if any of our officers or directors becomes aware of an initial business combination opportunity that might be attractive to any entity to which he has pre-existing fiduciary or contractual obligations, he may be required to present such initial business combination opportunity to such entity prior to presenting such initial business combination opportunity to us. Certain of our other officers and directors currently may have certain relevant pre-existing fiduciary duties or contractual obligations. For more information on the relevant pre-existing fiduciary duties or contractual obligations of our management team, see the section titled “Management — Conflicts of Interest.”

In addition, some of our officers and directors, including our Chief Executive Officer, are currently officers and/or directors in other SPACs and may participate in the formation of, or become an officer or director of, additional blank check companies prior to completion of our initial business combination. As a result, our officers and/or directors currently have conflicts of interest in determining whether to present business combination opportunities to us or to any other blank check company with which they may become involved and could have additional conflicts in the future.

JOBS Act

We are an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012 (which we refer to herein as the JOBS Act) and will remain such for up to five years. However, if our annual gross revenue is $1.07 billion or more, if our non-convertible debt issued within a three year period exceeds $1 billion or the market value of our shares of common stock that are held by non-affiliates exceeds $700 million on the last day of the second fiscal quarter of any given fiscal year, we would cease to be an emerging growth company as of the following fiscal year. As an emerging growth company, we have elected, under Section 107(b) of the JOBS Act, to take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or the Securities Act, for complying with new or revised accounting standards.

Private Placements

As of the date of this prospectus, there are outstanding (i) 3,450,000 shares of common stock, which we refer to throughout this prospectus as the “founder shares”, owned by our sponsor and directors and (ii) 420,000 shares of common stock, which we refer to throughout this prospectus as the “representative shares,” owned by EarlyBirdCapital, the representative of the underwriters in this offering, and/or its designees. The representative shares are deemed to be underwriters’ compensation by FINRA pursuant to Rule 5110 of the FINRA Manual.

In addition, our sponsor and EarlyBirdCapital have committed that they and/or their designees will purchase from us an aggregate of 390,000 units, or “private units,” at $10.00 per unit, for a total purchase price of $3,900,000 in a private placement that will occur simultaneously with the consummation of this offering. Each private unit consists of one subunit and one-quarter of a warrant. Each such subunit, or “private subunit” consists of one share of our common stock or “private shares,” and one-quarter of a warrant. The warrants included in the private units and private subunits are referred to as the “private warrants.” Of the 390,000 private units, 330,000 will be purchased by our sponsor and 60,000 will be purchased by EarlyBirdCapital and/or its designees.

Our sponsor and EarlyBirdCapital have also agreed that if the over-allotment option is exercised by the underwriters in full or in part, they and/or their designees will purchase from us additional private units (up to a maximum of 36,000 private units at a price of $10.00 per private unit, of which up to 27,000 will be purchased by our sponsor and 9,000 will be purchased by EarlyBirdCapital and/or its designees) in an amount that is necessary to maintain in the trust account $10.00 per unit sold to the public in this offering. These additional private units will be purchased in a private placement that will occur simultaneously with the purchase of units resulting from the exercise of the over-allotment option. The proceeds from the private placement of the private units will be added to the proceeds of this offering and placed in a U.S.-based trust account maintained by Continental Stock Transfer & Trust Company, as trustee. If we do not complete an initial business combination within 18 months from the closing of this offering, the proceeds from the sale of the private units will be included in the liquidating distribution to our public stockholders and the private units will be worthless.

Our executive offices are located at 2093 Philadelphia Pike #1968, Claymont, DE 19703 and our telephone number is (650) 560 4753.

The Offering

Securities offered

12,000,000 units, at $10.00 per unit, each unit consisting of (i) one subunit, each subunit consisting of one share of common stock and one-quarter of one warrant, and (ii) one-quarter of one warrant; each whole warrant will be exercisable to purchase one share of common stock.

Listing of our securities and symbols

The units, subunits and public warrants, will be listed on Nasdaq under the symbols “ATSPU,” “ATSPT,” and “ATSPW,” respectively. The common stock will not trade separately unless and until we consummate an initial business combination. Upon consummation of our initial business combination, we anticipate the common stock will be traded on Nasdaq under the symbol “ATSP.”

Trading commencement and separation of securities

The units will begin trading on or promptly after the date of this prospectus. The subunits and warrants comprising the units, but not the shares of common stock and warrants included in the subunits, will begin to trade separately on the 90th day after the date of this prospectus unless EarlyBirdCapital informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release and filed a Current Report on Form 8-K announcing when such separate trading will begin.

Once the subunits and warrants commence separate trading, holders will have the option to continue to hold units or separate their units into the component pieces. Holders will need to have their brokers contact our transfer agent in order to separate the units into subunits and warrants. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase a multiple of four units, the number of tradeable warrants issuable to you upon separation of the units will be rounded down to the nearest whole number of warrants.

In no event will the subunits and warrants be traded separately until we have filed a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds at the closing of this offering. We will file the Current Report on Form 8-K promptly after the closing of this offering, which is anticipated to take place three business days from the date of this prospectus. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option. We will also include the Form 8-K, or amendment thereto, or in a subsequent Form 8-K, information indicating if EarlyBirdCapital has allowed separate trading of the subunits and warrants prior to the 90th day after the date of this prospectus.

The subunits will continue to trade as a subunit consisting of one share of common stock and one-quarter of a warrant until we consummate an initial business combination, at which time they (to the extent not redeemed) will automatically separate and the subunits will no longer be outstanding. The common stock will not trade separately unless and until we consummate an initial business combination. At such time, every four one-quarter warrants will automatically be combined to form a whole warrant and fractional warrants will no longer exist. Since no fractional warrants will then exist and only whole warrants will trade, investors will need to have a number of subunits divisible by four at that time or they will lose any fractions of a warrant they hold. Accordingly, in order to avoid such a situation, investors that do not intend to transfer the component pieces of the units prior to the consummation of a business combination should continue to hold their securities as a combined unit in multiples of four so as to ensure that no portion of the warrant is lost.

Units:
Number outstanding before this offering	0 units
Number to be sold in private placement	390,000 units
Number outstanding after this offering and private placement	12,390,000 units
Subunits:
Number outstanding before this offering	0 subunits
Number to be sold in private placement	390,000 subunits
Number outstanding after this offering and private placement	12,390,000 subunits
Shares of common stock:
Number outstanding before this offering	3,870,000 shares(1)
Number to be sold in private placement	390,000 shares
Number to be outstanding after this offering and private placement	15,810,000 shares(2)
Warrants:
Number outstanding before this offering	0 warrants
Number to be sold as part of units and subunits in private placement	195,000 warrants(3)
Number to be sold as part of units and subunits in this offering and private placement	6,195,000 warrants(3)
Exercisability

Each whole warrant is exercisable for one share of common stock at a price of $11.50 per share and only whole warrants are exercisable. The warrants will become exercisable 30 days after the completion of an initial business combination. The warrants will expire at 5:00 p.m., New York City time, on the fifth anniversary of our completion of an initial business combination, or earlier upon redemption.

____________

(1)      Represents 3,450,000 founder shares and 420,000 representative shares. The 3,450,000 founder shares include an aggregate of up to 450,000 founder shares that are subject to forfeiture if the over-allotment option is not exercised by the underwriters in full.

(2)      Assumes the over-allotment option has not been exercised and an aggregate of 450,000 founder shares have been forfeited.

(3)      Each unit consists of one subunit and one-quarter of a warrant. Each subunit consists of one share of our common stock and one-quarter of a warrant. The subunits will continue to trade as a subunit consisting of one share of common stock and one-quarter of a warrant until we consummate an initial business combination, at which time they (to the extent not redeemed) will automatically separate and the subunits will no longer be outstanding. At such time, every four one-quarter warrants will automatically be combined to form a whole warrant and fractional warrants will no longer exist. Since no fractional warrants will then exist and only whole warrants will trade, investors will need have a number of subunits divisible by four at that time or they will lose any fractions of a warrant they hold.

We structured each unit to consist of one subunit (consisting of one share of common stock and one-quarter of a warrant) and one-quarter of a warrant. We have structured our offering in this fashion to attempt to (i) maximize the amount of cash in trust that will be available for our use following our business combination and (ii) to reduce the total number of warrants outstanding, as compared to a structure in which one unit consists of one share and one-half of a full warrant, in the event a portion of our stockholders elect to redeem their subunits in connection with either our stockholder vote or our pre-business combination tender offer as any stockholder that redeems its subunits will forfeit one-quarter of a warrant underlying the subunit. We believe this structure will be viewed more favorably by potential business combination candidates than the traditional structure as it provides an additional incentive for stockholders to not redeem and in the event a portion of them do redeem, it reduces overall dilution, as compared to a structure in which one unit consists of one share and one-half of a full warrant, due to a reduction in the number of warrants outstanding.

Exercise price

$11.50 per share, subject to adjustment as described herein. In addition, if (x) we issue additional shares of common stock or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.20 per share (with such issue price or effective issue price to be determined in good faith by our board of directors, and in the case of any such issuance to our sponsor, initial stockholders or their affiliates, without taking into account any founder shares held by them prior to such issuance), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions) and (z) the volume weighted average trading price of our shares during the 20 trading day period starting on the trading day after the day on which we consummate our initial business combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of (i) the Market Value or (ii) the price at which we issue the additional shares of common stock or equity-linked securities, and the $18.00 redemption trigger price will be adjusted to 180% of this amount.

No warrants will be exercisable for cash unless we have an effective and current registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such shares of common stock. Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of the warrants is not effective within 90 days following the consummation of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act of 1933, as amended, or the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis.

Redemption

We may redeem the outstanding warrants (excluding the private warrants underlying the private units and private subunits, and any warrants underlying additional units issued to our sponsor, officers, directors, initial stockholders or their affiliates in payment of working capital loans made to us) in whole and not in part, at a price of $0.01 per warrant at any time after the warrants become exercisable, upon a minimum of 30 days’ prior written notice of redemption, if, and only if, the last sales price of our shares of common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within a 30 trading day period commencing once the warrants become exercisable and ending three business days before we send the notice of redemption; and if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants.

If the foregoing conditions are satisfied and we issue a notice of redemption, each warrant holder can exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the shares of common stock may fall below the $18.00 trigger price as well as the $11.50 warrant exercise price after the redemption notice is issued.

If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value”(defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the shares of common stock for the five trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

Securities purchased, or being purchased, by insiders in connection with this offering

Prior to this offering, we have issued 3,450,000 founder shares owned by our sponsor and directors, including up to 450,000 shares subject to forfeiture to the extent that the underwriters’ over-allotment is not exercised in full or in part, so that the initial stockholders will own 20% (not including the private placement shares and the representative shares and assuming the initial stockholders do not purchase any units in this offering) of our issued and outstanding shares after this offering.

The founder shares are identical to the shares of common stock included in the units being sold in this offering. However, our initial stockholders and officers and directors have agreed (A) to vote any shares owned by them in favor of any proposed business combination, (B) not to convert any shares in connection with a stockholder vote to approve a proposed initial business combination or sell any shares to us in a tender offer in connection with a proposed initial business combination and (C) that the founder shares will not participate in any liquidating distributions from our trust account upon winding up if a business combination is not consummated.

Simultaneously with the consummation of this offering, our sponsor and EarlyBirdCapital have committed that they and/or their designees will purchase from us an aggregate of 390,000 private units at $10.00 per unit, for a total purchase price of $3,900,000 in a private placement that will occur simultaneously with the consummation of this offering. Each private unit will consist of one private subunit (consisting of one private share and one-quarter of a private warrant) and one-quarter of a private warrant. They have also agreed that if the over-allotment option is exercised by the underwriters in full or in part, they and/or their designees will purchase from us additional private units (up to a maximum of 36,000 private units at a price of $10.00 per private unit) in an amount that is necessary to maintain in the trust account $10.00 per unit sold to the public in this offering. These additional private units will be purchased in a private placement that will occur simultaneously with the purchase of units resulting from the exercise of the over-allotment option. The amounts to be paid upon consummation of the private placement will be placed in escrow with our counsel prior to the consummation of this offering. The private units (and underlying private subunits, private shares and private warrants) are identical to the units (and underlying securities) sold in this offering except that the private warrants included in the private units: (i) will not be redeemable by us and (ii) may be exercised for cash or on a cashless basis, as described in this prospectus, in each case so long as they are held by the initial purchasers or any of their permitted transferees. If the private warrants are held by holders other than the initial purchasers or any of their permitted transferees, the private warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering. Furthermore, our initial stockholders have agreed (A) to vote the private shares contained in the subunits, in favor of any proposed business combination, (B) not to convert any private subunits in connection with a stockholder vote to approve a proposed initial business combination or sell any private shares to us in a tender offer in connection with a proposed initial business combination and (C) that the private subunits shall not participate in any liquidating distribution from our trust account upon winding up if a business combination is not consummated. In the event of a liquidation prior to our initial business combination, the private units will likely be worthless.

If we sought stockholder approval of a proposed transaction we could need as little as 100,001 of our public shares (or approximately 1.0% of our public shares) to be voted in favor of the transaction in order to have such transaction approved (assuming that only a quorum is present at the meeting, that the over-allotment option is not exercised, that the initial stockholders do not purchase any units in this offering or units or subunits in the after-market and that the 420,000 representative shares are voted in favor of the transaction). In the event of a liquidation prior to our initial business combination, the private warrants will likely be worthless.

Restrictions on transfer of founder shares and private units

On the date of this prospectus, the founder shares will be placed into an escrow account maintained in New York, New York by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions, these shares will not be transferred, assigned, sold or released from escrow for a period ending (1) with respect to 50% of the founder shares, the earlier of one year after the date of the consummation of our initial business combination and the date on which the closing price of our shares of common stock equals or exceeds $12.50 per share (as adjusted for share splits, share capitalizations, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after our initial business combination and (2) with respect to the remaining 50% of the founder shares, one year after the date of our consummation of the initial business combination, or earlier, in either case, if, subsequent to the initial business combination, we consummate a liquidation, merger, stock exchange or other similar transaction which results in all of the shareholders having the right to exchange their shares of common stock for cash, securities or other property. The limited exceptions include transfers, assignments or sales (i) among our initial stockholders or to our initial stockholders’ members, officers, directors, consultants or their affiliates, (ii) to a holder’s stockholders or members upon its liquidation, (iii) by bona fide gift to a member of the holder’s immediate family or to a trust, the beneficiary of which is the holder or a member of the holder’s immediate family, for estate planning purposes, (iv) by virtue of the laws of descent and distribution upon death, (v) pursuant to a qualified domestic relations order, (vi) to us for no value for cancellation in connection with the consummation of our initial business combination, or (vii) in connection with the consummation of a business combination at prices no greater than the price at which the shares were originally purchased, in each case (except for clause (vi) or with our prior consent) where the transferee agrees to the terms of the escrow agreement and to be bound by these transfer restrictions, but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, there will be no liquidation distribution with respect to the founder shares.

The purchasers of the private units have also agreed not to transfer, assign or sell any of the private units, including the underlying private subunits, private shares and private warrants (except in connection with the same limited exceptions that the founder shares may be transferred as described above), until after the completion of our initial business combination.

Representative shares

Prior to the date of this prospectus, we have issued to EarlyBirdCapital and its designees an aggregate of 420,000 representative shares at approximately $0.0001 per share. The holders of the representative shares have agreed not to transfer, assign or sell any such shares without our prior consent until the completion of our initial business combination. In addition, the holders of the representative shares have agreed (i) to waive their conversion rights (or right to participate in any tender offer) with respect to such shares in connection with the completion of our initial business combination and (ii) to waive their rights to liquidating distributions from the trust account with respect to such shares if we fail to complete our initial business combination within 18 months from the closing of this offering.

Offering proceeds to be held in trust

An aggregate of $10.00 per unit sold to the public in this offering (regardless of whether or not the over-allotment option is exercised) will be placed in a U.S.-based trust account maintained by Continental Stock Transfer & Trust Company, acting as trustee pursuant to an agreement to be signed on the date of this prospectus. Except as set forth below, the proceeds held in the trust account will not be released until the earlier of the completion of an initial business combination and our redemption of 100% of the outstanding public subunits if we have not completed a business combination in the required time period. Therefore, except as set forth below, unless and until an initial business combination is consummated, the proceeds held in the trust account will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business.

Notwithstanding the foregoing, there can be released to us from the trust account any interest earned on the funds in the trust account that we need to pay our income or other tax obligations. With these exceptions, expenses incurred by us may be paid prior to a business combination only from the net proceeds of this offering not held in the trust account (initially estimated to be $750,000). Additionally, in order to meet our working capital needs following the consummation of this offering if the funds not held in the trust account are insufficient, our sponsor, initial stockholders, officers, directors and their affiliates may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the holder’s discretion, up to $1,500,000 of the notes may be converted into units at a price of $10.00 per unit. The units would consist of one share of our common stock and one warrant, which common stock and warrants would be identical to the common stock and warrants included in the private units. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts, but no other proceeds from our trust account would be used for such repayment.

None of the warrants may be exercised until 30 days after the consummation of a business combination and, thus, after the proceeds of the trust account have been disbursed. Accordingly, the warrant exercise price will be paid directly to us and not placed in the trust account.

Limited payments to insiders

There will be no fees, reimbursements or other cash payments paid to our sponsor, officers, directors, initial stockholders or their affiliates for any services they render prior to, or in order to effectuate the consummation of, an initial business combination (regardless of the type of transaction that it is) other than the following payments, none of which will be made from the proceeds of this offering held in the trust account prior to the completion of our initial business combination:

• repayment at the closing of this offering of an aggregate of up to $300,000 of non-interest-bearing loans made by our sponsor, Archimedes Tech SPAC Sponsors LLC;
• payment of $10,000 per month to an affiliate of our Chief Executive Officer for office space and related services;

•   payment of consulting, success or finder fees to our sponsor, officers, directors, initial stockholders or their affiliates in connection with the consummation of our initial business combination; we may pay such fees in the event such parties bring specific target company, industry or market expertise, as well as insights or relationships that we believe are necessary in order to locate, assess, negotiate and consummate an initial business combination; the amount of any fee we pay to such parties will be based upon the prevailing market for similar services for such transactions at such time, and will be subject to the review of our audit committee pursuant to the audit committee’s policies and procedures relating to transactions that may present conflicts of interest; and

•   payment to EarlyBirdCapital of the 2% underwriting discount and 3.5% business combination marketing agreement fee (a portion of the business combination marketing fee may be paid to other parties) as described under the section “Underwriting”; and

•   reimbursement of out-of-pocket expenses incurred by our sponsor, officers, directors, initial stockholders or their affiliates in connection with certain activities on our behalf, such as our formation, identifying and investigating possible target businesses and business combinations.

There is no limit on the amount of consulting, success or finder fees payable by us upon consummation of an initial business combination. Additionally, there is no limit on the amount of out-of-pocket expenses reimbursable by us; provided, however, that to the extent such expenses exceed the available proceeds not deposited in the trust account, such expenses would not be reimbursed by us unless we consummate an initial business combination. Our audit committee will review and approve all reimbursements and payments made to our sponsor, officers, directors, initial stockholders or our or their respective affiliates, with any interested director abstaining from such review and approval.

Stockholder approval of, or tender offer in connection with, initial business combination

In connection with any proposed initial business combination, we will either (1) seek stockholder approval of such initial business combination at a meeting called for such purpose at which stockholders may seek to convert their subunits, regardless of whether they vote for or against the proposed business combination or do not vote at all, into their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable) or (2) provide our stockholders with the opportunity to sell their subunits to us by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), in each case subject to the limitations described herein. If we determine to engage in a tender offer, such tender offer will be structured so that each stockholder may tender all of his, her or its subunits rather than some pro rata portion of his, her or its subunits. The decision as to whether we will seek stockholder approval of a proposed business combination or will allow stockholders to sell their subunits to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek stockholder approval. If we determine to allow stockholders to sell their subunits to us in a tender offer, we will file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination as is required under the SEC’s proxy rules. We will consummate our initial business combination only if we have net tangible assets of at least $5,000,001 either immediately prior to or upon such consummation and, if we seek stockholder approval, a majority of the outstanding shares of common stock voted are voted in favor of the business combination.

We chose our net tangible asset threshold of $5,000,001 to ensure that we would avoid being subject to Rule 419 promulgated under the Securities Act. However, if we seek to consummate an initial business combination with a target business that imposes any type of working capital closing condition or requires us to have a minimum amount of funds available from the trust account upon consummation of such initial business combination, we may need to have more than $5,000,001 in net tangible assets either immediately prior to or upon consummation and this may force us to seek third party financing which may not be available on terms acceptable to us or at all. As a result, we may not be able to consummate such initial business combination and we may not be able to locate another suitable target within the applicable time period, if at all.

Our initial stockholders and officers and directors and their affiliates have agreed (i) to vote any shares included in any subunits owned by them in favor of any proposed business combination, (ii) not to convert any subunits in connection with a stockholder vote to approve a proposed initial business combination and (iii) not to sell any subunits to us in a tender offer in connection with any proposed business combination.

None of our sponsor, initial stockholders, officers, directors or their affiliates has indicated any intention to purchase units in this offering or any units, subunits or warrants from persons in the open market or in private transactions. However, if we hold a meeting to approve a proposed business combination and a significant number of stockholders vote, or indicate an intention to vote, against a proposed business combination, our sponsor, initial stockholders, officers, directors or their affiliates could make such purchases in the open market or in private transactions in order to influence any vote held to approve a proposed initial business combination. Notwithstanding the foregoing, our officers, directors, sponsor and their affiliates will not make purchases of units, subunits or warrants if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act, which are rules designed to stop potential manipulation of a company’s stock.

Conversion rights

In connection with any stockholder meeting called to approve a proposed initial business combination, each public stockholder will have the right, regardless of whether he or she is voting for or against such proposed business combination or does not vote at all, to demand that we convert his or her subunits into a pro rata share of the trust account. However, any stockholder redeeming its subunits will forfeit the one-quarter of a warrant included in such subunit, without the payment of any additional consideration.

We may require public stockholders, whether they are a record holder or hold their subunits in “street name,” to either (i) physically tender their certificates to our transfer agent or (ii) deliver their subunits to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option, in each case prior to a date set forth in the tender offer documents or proxy materials sent in connection with the proposal to approve the business combination. There is a nominal cost associated with this tendering process and the act of certificating the subunits or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $45 and it would be up to the broker whether or not to pass this cost on to the converting holder.

Liquidation if no business combination

If we are unable to complete an initial business combination by 18 months from the closing of this offering, we will (i) cease all operations except for the purpose of winding up and (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public subunits, at a per-subunit price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any interest not previously released to us (net of taxes payable), divided by the number of then outstanding public subunits, which redemption will completely extinguish public stockholders’ rights as holders of subunits (including the right to receive further liquidation distributions, if any), subject to applicable law. Public stockholders will also forfeit the one-quarter warrant included in the subunits being redeemed. As promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, we will dissolve and liquidate, subject to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. We cannot assure you that we will have funds sufficient to pay or provide for all creditors’ claims. Although we are required to have all third parties (including any vendors or other entities we engage after this offering) and any prospective target businesses enter into agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account, there is no guarantee that they will execute such agreements. There is also no guarantee that the third parties would not challenge the enforceability of these waivers and bring claims against the trust account for monies owed them. Our sponsor has agreed that it will be liable to ensure that the proceeds in the trust account are not reduced below $10.00 per subunit by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. The agreement entered into by our sponsor specifically provides for two exceptions to the indemnity it has given: it will have no liability (1) as to any claimed amounts owed to a target business or vendor or other entity who has executed an agreement with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account or (2) as to any claims for indemnification by the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Marcum LLP, our independent registered public accounting firm, and the underwriters of the offering will not execute agreements with us waiving such claims to the monies held in the trust account. We have not asked our sponsor to reserve for such indemnification obligations, nor have we independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and believe that our sponsor’s only assets are securities of our company. Therefore, we believe that it is unlikely that our sponsor will be able to satisfy its indemnification obligations if it is required to do so.

The holders of the founder shares, representative shares and private subunits (or underlying securities) will not participate in any redemption distribution from our trust account with respect to such securities.

If we are unable to consummate an initial business combination and we expend all of the net proceeds of this offering not deposited in the trust account, we expect that the initial per-subunit redemption price will be approximately $10.00 (which is equal to the anticipated aggregate amount then on deposit in the trust account excluding interest earned on the funds held in the trust account). The proceeds deposited in the trust account could, however, become subject to claims of our creditors that are in preference to the claims of our stockholders. In addition, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. Therefore, we cannot assure you that the actual per-subunit redemption price will not be less than approximately $10.00.

We will pay the costs of any subsequent liquidation from our remaining assets outside of the trust account. If such funds are insufficient, our sponsor has contractually agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and has contractually agreed not to seek repayment for such expenses.

Our sponsor, initial stockholders, officers and directors have agreed that they will not propose any amendment to our amended and restated certificate of incorporation that would affect our public stockholders’ ability to convert or sell their subunits to us in connection with a business combination as described herein or affect the substance or timing of our obligation to redeem 100% of our public subunits if we do not complete a business combination within 18 months from the closing of this offering, unless we provide our public stockholders with the opportunity to convert their subunits upon the approval of any such amendment at a per-subunit price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest not previously released to us but net of franchise and income taxes payable, divided by the number of then outstanding public subunits. This redemption right shall apply in the event of the approval of any such amendment, whether proposed by our sponsor, initial stockholders, executive officers, directors or any other person.

Conflict of Interest

EarlyBirdCapital has a “conflict of interest” within the meaning of FINRA Rule 5121(f)(5)(B) in this offering because it and its affiliates collectively own more than 10% of our shares. Due to this conflict of interest, I-Bankers Securities, Inc. is acting as a “qualified independent underwriter” in accordance with FINRA Rule 5121, which requires, among other things, that a qualified independent underwriter participate in the preparation of, and exercise the usual standards of “due diligence” with respect to, this prospectus and the registration statement of which it forms a part. I-Bankers will receive no other compensation in this offering other than customary underwriting commissions. We have agreed to indemnify I-Bankers against certain liabilities incurred in connection with acting as qualified independent underwriter, including liabilities under the Securities Act. In addition, no underwriter with a conflict of interest will confirm sales to any account over which it exercises discretionary authority without the specific prior written approval of the account holder. See “Underwriting — Conflicts of Interest” for further information.

Risks

In making your decision on whether to invest in our securities, you should take into account the special risks we face as a blank check company focused on the hemp industry, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see “Proposed Business — Comparison to offerings of blank check companies subject to Rule 419.” You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 20 of this prospectus.

Summary of Risk Factors

Our business is subject to numerous risks and uncertainties, including those highlighted in the section titled “Risk Factors,” that represent challenges that we face in connection with the successful implementation of our strategy. The occurrence of one or more of the events or circumstances described in the section titled “Risk Factors,” alone or in combination with other events or circumstances, may adversely affect our ability to effect a business combination, and may have an adverse effect on our business, cash flows, financial condition and results of operations. Such risks include, but are not limited to:

•        our lack of operating history;

•        our ability to continue as a “going concern;”

•        our public stockholders will forfeit a portion of their warrants if they redeem their subunits

•        our potential delay in receiving distributions from the trust account;

•        our stockholders’ potential lack of opportunity to vote on our proposed business combination;

•        the lack of protections afforded to investors of blank check companies that comply with Rule 419;

•        the potential deviation from our acquisition criteria;

•        the potential issuance of additional equity and/or debt securities to complete a business combination;

•        our potential lack of working capital;

•        the potential for third-party claims to reduce the per-share redemption price for our common stock;

•        the potential for negative interest rates for securities in which we invest the funds held in the trust account;

•        our stockholders’ potential to be held liable for claims by third parties against us;

•        the potential failure to enforce our sponsor’s indemnification obligations;

•        the potential for our warrant holders to be limited to exercising warrants only on a “cashless basis;”

•        the potential inability of our warrant holders to obtain a favorable judicial forum for disputes with our company;

•        our dependence on key personnel;

•        potential conflicts of interest of our sponsor, officers and directors and EarlyBirdCapital;

•        the possible delisting of our securities by Nasdaq;

•        our potential dependence on a single target business with a limited number of products or services;

•        our stockholders’ inability to vote or redeem their shares in connection with our extensions;

•        the potential of our shares being redeemed and warrants becoming worthless;

•        our competitors potentially with advantages over us in seeking business combinations;

•        ability to obtain additional financing;

•        our initial stockholders controlling a substantial interest in us;

•        the potential adverse effect of the warrants on the market price of our common stock;

•        disadvantageous timing for redeeming warrants;

•        the potential adverse effect of registration rights on the market price of our common stock;

•        the potential impact of COVID-19 and related risks;

•        our potential business combination with a company located in a foreign jurisdiction;

•        potential changes in laws or regulations; tax consequences to business combinations; and

•        the exclusive forum provisions in our amended and restated certificate of incorporation.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, and accordingly only balance sheet data is presented.

	December 31, 2020 Actual	January 4, 2021 After Issuance of the Founder Shares	As Adjusted
Balance Sheet Data:
Working (deficiency) capital(1)	$(716)	$(716)	$120,774,319
Total assets(2)	—	25,000	120,774,319
Total liabilities	716	716	—
Value of common stock subject to possible redemption(3)	—	—	115,774,317
Stockholders’ equity/(deficit)(4)	(716)	24,284	5,000,002

____________

(1)      The “as adjusted” calculation includes $120,000,000 of cash held in trust from the proceeds of this offering and the sale of the private units, plus $750,000 of cash held outside the trust account, plus $25,000 from the issuance of founder shares, plus $35 from the issuance of the representative shares, minus $716 of actual stockholder’s deficit at December 31, 2020.

(2)      The “as adjusted” calculation equals $120,000,000 of cash held in trust from the proceeds of this offering and the sale of the private units, plus $750,000 in cash held outside the trust account, plus $25,000 from the issuance of founder shares, plus $35 from the issuance of the representative shares, minus $716 of actual stockholder’s deficit at December 31, 2020.

(3)      The “as adjusted” calculation equals the “as adjusted” total assets, less the “as adjusted” total liabilities, less the “as adjusted” stockholders’ equity, which is set to approximate the minimum net tangible assets threshold of at least $5,000,001 either immediately prior to or upon consummation of our initial business combination.

(4)      Excludes 11,577,432 shares of common stock included in the subunits which are subject to conversion in connection with our initial business combination. The “as adjusted” calculation equals the “as adjusted” total assets, less the “as adjusted” total liabilities, less the value of shares of common stock included in the subunits that may be converted in connection with our initial business combination ($10.00 per subunit).

The “as adjusted” information gives effect to the issuance of the founder shares, the issuance of the representative shares, the sale of the units we are offering and the sale of the private units, including the application of the related gross proceeds and the payment of the estimated remaining costs from such sale and the repayment of the accrued and other liabilities required to be repaid.

The “as adjusted” total assets amount includes the $120,000,000 to be held in the trust account (or $138,000,000 if the over-allotment option is exercised in full) which, except for limited situations described in this prospectus, will be available to us only upon the consummation of a business combination within the time period described in this prospectus. If a business combination is not so consummated, the trust account, less amounts we are permitted to withdraw from interest earned on the funds in the trust account as described in this prospectus, will be distributed solely to our public stockholders (subject to our obligations under Delaware law to provide for claims of creditors).

We will consummate our initial business combination only if we have net tangible assets of at least $5,000,001 either immediately prior to or upon such consummation and, solely if we seek stockholder approval, a majority of the outstanding shares of common stock voted are voted in favor of the business combination.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully the risks described below, which we believe represent the material risks related to the offering, together with the other information contained in this prospectus, before making a decision to invest in our units. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks described below.

Risks Associated with Our Business and Securities

We are a company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

We are a company with no operating results to date. Therefore, our ability to commence operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire an operating business. We have not conducted any substantive discussions and we have no plans, arrangements or understandings with any prospective acquisition candidates. We will not generate any revenues until, at the earliest, after the consummation of a business combination.

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.”

As of December 31, 2020, we had no cash and a working capital deficit of $716. Further, we have incurred and expect to continue to incur significant costs in pursuit of our finance and acquisition plans. Management’s plans to address this need for capital through this offering are discussed in the section of this prospectus titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” We cannot assure you that our plans to raise capital or to consummate an initial business combination will be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern. The financial statements contained elsewhere in this prospectus do not include any adjustments that might result from our inability to consummate this offering or our inability to continue as a going concern.

Public stockholders exercising their redemption rights with respect to the subunits included in the units sold in this offering will forfeit the portion of warrants included in the subunits without the payment of any additional consideration.

Pursuant to our amended and restated certificate of incorporation, public stockholders will be entitled to redeem their subunits for a portion of the trust account if the business combination is consummated. Accordingly, the warrants included in the subunits are subject to forfeiture, without the payment of any additional consideration, if the holder elects to cause us to redeem the subunit of which the warrant forms a part. This is different than in other similarly structured blank check companies where a redeeming stockholder is able to keep any warrants he may still hold, whether included within a unit or held separately. Accordingly, investors may have a disincentive to exercise their redemption rights because they will automatically forfeit the one-quarter warrant included in the subunit.

If we are unable to consummate a business combination, our public stockholders may be forced to wait more than 18 months before receiving distributions from the trust account.

We have 18 months from the closing of this offering in which to complete a business combination. We have no obligation to return funds to investors prior to such date unless we consummate a business combination prior thereto and only then in cases where investors have sought to convert or sell their subunits to us. Only after the expiration of this full time period will public security holders be entitled to distributions from the trust account if we are unable to complete a business combination. Accordingly, investors’ funds may be unavailable to them until after such date and to liquidate your investment, public security holders may be forced to sell their public subunits or warrants, potentially at a loss.

Our public stockholders may not be afforded an opportunity to vote on our proposed business combination.

We will either (1) seek stockholder approval of our initial business combination at a meeting called for such purpose at which public stockholders may seek to convert their subunits, regardless of whether they vote for or against the proposed business combination or do not vote at all, into their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), or (2) provide our public stockholders with the opportunity to sell their subunits to us by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), in each case subject to the limitations described elsewhere in this prospectus. Accordingly, it is possible that we will consummate our initial business combination even if holders of a majority of our public subunits do not approve of the business combination we consummate. The decision as to whether we will seek stockholder approval of a proposed business combination or will allow stockholders to sell their subunits to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek stockholder approval. For instance, Nasdaq rules currently allow us to engage in a tender offer in lieu of a stockholder meeting but would still require us to obtain stockholder approval if we were seeking to issue more than 20% of our outstanding shares to a target business as consideration in any business combination. Therefore, if we were structuring a business combination that required us to issue more than 20% of our outstanding shares, we would seek stockholder approval of such business combination instead of conducting a tender offer.

You will not be entitled to protections normally afforded to investors of blank check companies.

Since the net proceeds of this offering are intended to be used to complete a business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules which would, for example, completely restrict the transferability of our securities, require us to complete a business combination within 18 months of the effective date of the initial registration statement and restrict the use of interest earned on the funds held in the trust account. Because we are not subject to Rule 419, our units will be immediately tradable and we will be entitled to withdraw amounts from the funds held in the trust account prior to the completion of a business combination.

If we determine to change our acquisition criteria or guidelines, many of the disclosures contained in this prospectus would not be applicable and you would be investing in our company without any basis on which to evaluate the potential target business we may acquire.

We could seek to deviate from the acquisition criteria or guidelines disclosed in this prospectus although we have no current intention to do so. For instance, we currently anticipate acquiring a target business operating in the technology industry. However, we are not obligated to do so and may determine to merge with or acquire a company in another industry if the terms of the transaction are determined by us to be favorable to our public stockholders. In such event, many of the acquisition criteria and guidelines set forth in this prospectus would not be applicable. Accordingly, investors may be making an investment in our company without any basis on which to evaluate the potential target business we may acquire. Regardless of whether or not we deviate from the acquisition criteria or guidelines in connection with any proposed business combination, investors will always be given the opportunity to convert their subunits or sell them to us in a tender offer in connection with any proposed business combination as described in this prospectus.

We may issue shares of our capital stock to complete a business combination, which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership.

Our certificate of incorporation authorizes the issuance of up to 100,000,000 shares of common stock, par value $.0001 per share, and 1,000,000 shares of preferred stock, par value $.0001 per share. Immediately after this offering and the purchase of the private units (assuming no exercise of the underwriters’ over-allotment option), there will be 77,995,000 authorized but unissued shares of common stock available for issuance (after appropriate reservation for the issuance of the shares underlying the public and private subunits and warrants) and 1,000,000 authorized but unissued shares of preferred stock available for issuance. Although we have no commitment as of the date of this offering, we may issue a substantial number of additional shares of common stock or shares of preferred stock, or a combination of common stock and preferred stock, to complete a business combination. The issuance of additional shares of common stock will not reduce the per-subunit conversion amount in the trust account. The issuance of additional shares of common stock or preferred stock in a business combination:

•        may significantly reduce the equity interest of investors in this offering;

•        may subordinate the rights of holders of shares of common stock if we issue shares of preferred stock with rights senior to those afforded to our shares of common stock;

•        may cause a change in control if a substantial number of shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and

•        may adversely affect prevailing market prices for our securities.

We may issue debt securities to complete a business combination, which could restrict our operations thereafter.

If we issue debt securities to complete a business combination, it could result in:

•        default and foreclosure on our assets if our operating revenues after a business combination are insufficient to repay our debt obligations;

•        acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•        our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

•        our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding.

If we incur indebtedness, our lenders will not have a claim on the cash in the trust account and such indebtedness will not decrease the per-subunit conversion amount in the trust account.

If the net proceeds of this offering not being held in trust, together with the interest earned on the funds in the trust account available to us, are insufficient to allow us to operate for at least the next 18 months, we may be unable to complete a business combination.

Of the net proceeds of this offering, only approximately $750,000 will be available to us initially outside the trust account to fund our working capital requirements. We will also have access to interest earned on the funds held in the trust account for taxes. We believe that, upon closing of this offering, such funds will be sufficient to allow us to operate for at least the next 18 months; however, we cannot assure you that our estimate is accurate. Accordingly, if we use all of the funds held outside of the trust account and all interest available to us, we may not have sufficient funds available with which to structure, negotiate or close an initial business combination. In such event, we would need to borrow funds from our sponsor, initial stockholders, officers or directors or their affiliates to operate or may be forced to liquidate. Our sponsor, initial stockholders, officers, directors and their affiliates may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount that they deem reasonable in their sole discretion for our working capital needs. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the holder’s discretion, up to $1,500,000 of the notes may be converted into units at a price of $10.00 per unit.

If third parties bring claims against us, the proceeds held in trust could be reduced and the per-subunit redemption price received by stockholders may be less than $10.00.

Our placing of funds in trust may not protect those funds from third party claims against us. Although we will seek to have all vendors and service providers we engage and prospective target businesses we negotiate with execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, they may not execute such agreements. Furthermore, even if such entities execute such agreements with us, they may seek recourse against the trust account. A court may not uphold the validity of such agreements. Accordingly, the proceeds held in trust could be subject to claims which could take priority over those of our public stockholders. If we are unable to complete a business combination and distribute the proceeds held in trust to our public stockholders, our sponsor has agreed (subject to certain exceptions described elsewhere in this prospectus) that it will be liable to ensure that the proceeds in the trust account are not reduced below $10.00 per subunit by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. However, we have not asked our sponsor to reserve for such indemnification obligations, nor have we independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and believe that our sponsor’s only assets are securities of our company. Therefore, we believe it is unlikely that our sponsor will be able to satisfy its indemnification obligations if it is required to do so. As a result, the per-subunit distribution from the trust account may be less than $10.00, plus interest, due to such claims.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we may not be able to return to our public stockholders at least $10.00.

The securities in which we invest the funds held in the trust account could bear a negative rate of interest, which could reduce the value of the assets held in trust such that the per-share redemption amount received by public shareholders may be less than $10.00 per share.

The proceeds held in the trust account will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, which invest only in direct U.S. government treasury obligations. While short-term U.S. government treasury obligations currently yield a positive rate of interest, they have briefly yielded negative interest rates in recent years. Central banks in Europe and Japan pursued interest rates below zero in recent years, and the Open Market Committee of the Federal Reserve has not ruled out the possibility that it may in the future adopt similar policies in the United States. In the event that we are unable to complete our initial business combination or make certain amendments to our amended and restated certificate of incorporation, our public shareholders are entitled to receive their pro-rata share of the proceeds held in the trust account, plus any interest income, net of taxes paid or payable. Negative interest rates could reduce the value of the assets held in trust such that the per-share redemption amount received by public shareholders may be less than $10.00 per share.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them.

Our amended and restated certificate of incorporation provides that we will continue in existence only until 18 months from the closing of this offering. If we are unable to complete an initial business combination by 18 months, we will (i) cease all operations except for the purpose of winding up and (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public subunits, at a per-subunit price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any interest not previously released to us (net of taxes payable), divided by the number of then outstanding public subunits, which redemption will completely extinguish public stockholders’ rights as holders of subunits (including the right to receive further liquidation distributions, if any), subject to applicable law. Public stockholders will also forfeit the one-quarter warrant included in the subunits being redeemed. As promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, we will dissolve and liquidate, subject to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of the date of distribution. Accordingly, we cannot assure you that third parties will not seek to recover from our stockholders amounts owed to them by us.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after expiration of the time we have to complete an initial business combination, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Our directors may decide not to enforce our sponsor’s indemnification obligations, resulting in a reduction in the amount of funds in the trust account available for distribution to our public stockholders.

In the event that the proceeds in the trust account are reduced below $10.00 per public subunit and our sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce such indemnification obligations. It is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in the trust account available for distribution to our public stockholders may be reduced below $10.00 per subunit.

If we do not file and maintain a current and effective prospectus relating to the common stock issuable upon exercise of the warrants, holders will only be able to exercise such warrants on a “cashless basis.”

If we do not file and maintain a current and effective prospectus relating to the common stock issuable upon exercise of the warrants at the time that holders wish to exercise such warrants, they will only be able to exercise them on a “cashless basis” provided that an exemption from registration is available. As a result, the number of shares of common stock that holders will receive upon exercise of the warrants will be fewer than it would have been had such holder exercised his warrant for cash. Further, if an exemption from registration is not available, holders would not be able to exercise on a cashless basis and would only be able to exercise their warrants for cash if a current and effective prospectus relating to the common stock issuable upon exercise of the warrants is available. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to file and maintain a current and effective prospectus relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. If we are unable to do so, the potential “upside” of the holder’s investment in our company may be reduced or the warrants may expire worthless.

Our warrant agreement will designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with our company.

Our warrant agreement will provide that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that we irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. We will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

Notwithstanding the foregoing, these provisions of the warrant agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of our warrants shall be deemed to have notice of and to have consented to the forum provisions in our warrant agreement. If any action, the subject matter of which is within the scope of the forum provisions of the warrant agreement, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York in the name of any holder of our warrants, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any “enforcement action” brought in any such court to enforce the forum provisions, and (y) having service of process made upon such warrant holder in any such enforcement action by service upon such warrant holder’s counsel in the foreign action as agent for such warrant holder.

This choice-of-forum provision may limit a warrant holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with our company, which may discourage such lawsuits. Alternatively, if a court were to find this provision of our warrant agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board of directors.

An investor will only be able to exercise a warrant if the issuance of shares of common stock upon such exercise has been registered or qualified or is deemed exempt under the securities laws of the state of residence of the holder of the warrants.

No warrants will be exercisable and we will not be obligated to issue shares of common stock unless the shares of common stock issuable upon such exercise has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. If the shares of common stock issuable upon exercise of the warrants are not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, the warrants may be deprived of any value, the market for the warrants may be limited and they may expire worthless if they cannot be sold.

The private warrants may be exercised at a time when the public warrants may not be exercised.

Once the private warrants become exercisable, such warrants may immediately be exercised on a cashless basis, at the holder’s option, so long as they are held by the initial purchasers or their permitted transferees. The public warrants, however, will only be exercisable on a cashless basis at the option of the holders if we fail to register the shares issuable upon exercise of the warrants under the Securities Act within 90 days following the closing of our initial business combination. Accordingly, it is possible that the holders of the private warrants could exercise such warrants at a time when the holders of public warrants could not.

We may amend the terms of the warrants in a manner that may be adverse to holders with the approval by the holders of at least 50% of the then outstanding public warrants, including warrants included in the public subunits.

Our warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision. The warrant agreement requires the approval by the holders of at least 50% of the then outstanding public warrants, including warrants included in the public subunits, in order to make any change that adversely affects the interests of the registered holders.

A provision of our warrant agreement may make it more difficult for us to consummate an initial business combination.

If

•        we issue additional shares of common stock or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.20 per share,

•        the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions), and

•        the Market Value is below $9.20 per share,

then the exercise price of the warrants will be adjusted to be equal to 115% of the higher of the Market Value and the price at which we issue the additional shares of common stock or equity-linked securities, and the $18.00 redemption trigger price will be adjusted to 180% of this amount. This may make it more difficult for us to consummate an initial business combination with a target business.

Since we have not yet selected a particular industry or target business with which to complete a business combination, we are unable to currently ascertain the merits or risks of the industry or business in which we may ultimately operate.

We may pursue an acquisition opportunity in any business industry or sector, although we intend to focus on companies in the industry as described in this prospectus. Accordingly, there is no current basis for you to evaluate the possible merits or risks of the particular industry in which we may ultimately operate or the target business which we may ultimately acquire. To the extent we complete a business combination with a financially unstable company or an entity in its development stage, we may be affected by numerous risks inherent in the business operations of those entities. If we complete a business combination with an entity in an industry characterized by a high level of risk, we may be affected by the currently unascertainable risks of that industry. Although our management will endeavor to evaluate the risks inherent in a particular industry or target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business.

Our ability to successfully effect a business combination and to be successful thereafter will be totally dependent upon the efforts of our key personnel, some of whom may join us following a business combination. While we intend to closely scrutinize any individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct.

Our ability to successfully effect a business combination is dependent upon the efforts of our key personnel. We believe that our success depends on the continued service of our key personnel, at least until we have consummated our initial business combination. We cannot assure you that any of our key personnel will remain with us for the immediate or foreseeable future. In addition, none of our officers is required to commit any specified amount of time to our affairs and, accordingly, our officers will have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence. We do not have employment agreements with, or key-man insurance on the life of, any of our officers. The unexpected loss of the services of our key personnel could have a detrimental effect on us.

The role of our key personnel after a business combination, however, cannot presently be ascertained. Although some of our key personnel may serve in senior management or advisory positions following a business combination, it is likely that most, if not all, of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company which could cause us to have to expend time and resources helping them become familiar with such requirements. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

Our officers and directors may not have significant experience or knowledge regarding the jurisdiction or industry of the target business we may seek to acquire.

We may consummate a business combination with a target business in any geographic location or industry we choose, although we intend to focus our search for businesses in the technology industry that are compliant with applicable federal, state and local laws and regulation of those jurisdictions in which it is located or operates. We cannot assure you that our officers and directors will have enough experience or have sufficient knowledge relating to the jurisdiction of the target or its industry to make an informed decision regarding a business combination.

Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following a business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

Our key personnel will be able to remain with the company after the consummation of a business combination only if they are able to negotiate employment or consulting agreements or other appropriate arrangements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business.

Our officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This could have a negative impact on our ability to consummate a business combination.

Our officers and directors will not commit their full time to our affairs. We presently expect each of our officers and directors to devote such amount of time as they reasonably believe is necessary to our business. We do not intend to have any full time employees prior to the consummation of our initial business combination. The foregoing could have a negative impact on our ability to consummate our initial business combination.

Our officers and directors may have a conflict of interest in determining whether a particular target business is appropriate for a business combination.

Our sponsor has waived its right to convert its founder shares or any other shares purchased in this offering or thereafter, or to receive distributions from the trust account with respect to its founder shares upon our liquidation if we are unable to consummate a business combination. Accordingly, the shares acquired prior to this offering, as well as the private units (and underlying securities) and any warrants purchased by our officers or directors in the aftermarket, will be worthless if we do not consummate a business combination. The personal and financial interests of our directors and officers may influence their motivation in timely identifying and selecting a target business and completing a business combination and in determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.

Our officers and directors or their affiliates have pre-existing fiduciary and contractual obligations and may in the future become affiliated with other entities engaged in business activities similar to those intended to be conducted by us (and they may also become affiliated another blank check company that may have acquisition objectives that are similar to ours). Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Certain of our officers and directors or their affiliates have pre-existing fiduciary and contractual obligations to other companies. For example, Messrs. Cannon, Long and Sheehan are officers or director of Ackrell SPAC Partners I Co., which is a black check company which completed an IPO in December 2020 raising $139 million, with the stated focus on potential business combinations in the branded fast-moving consumer goods industry. Accordingly, they may participate in transactions and have obligations that may be in conflict or competition with our consummation of our initial business combination. As a result, a potential target business may be presented by our management team to another entity prior to its presentation to us and we may not be afforded the opportunity to engage in a transaction with such target business. Additionally, our officers and directors may in the future become affiliated with entities that are engaged in a similar business, including another blank check company that may have acquisition objectives that are similar to ours. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in our favor and a potential target business may be presented to other entities prior to its presentation to us, subject to our officers’ and directors’ fiduciary duties under Delaware law. For a more detailed description of our officers’ and directors’ business affiliations and the potential conflicts of interest that you should be aware of, see the sections titled “Management — Directors and Executive Officers” and “Management — Conflicts of Interest.”

EarlyBirdCapital may have a conflict of interest in connection with our initial business combination.

We have engaged EarlyBirdCapital to assist us in connection with our initial business combination. We will pay EarlyBirdCapital a cash fee for such services in an aggregate amount equal to up to 3.5% of the total gross proceeds raised in the offering only if we consummate our initial business combination. The private units purchased by EarlyBirdCapital and/or its designees and the representative shares issued to EarlyBirdCapital and/or its designees will also be worthless if we do not consummate an initial business combination. These financial interests may result in EarlyBirdCapital having a conflict of interest when providing the services to us in connection with an initial business combination.

Nasdaq may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

Our units have been approved for listing on Nasdaq. Our units will be listed on Nasdaq on or promptly after the date of this prospectus. Following the date the subunits and warrants are eligible to trade separately, we anticipate that the subunits and warrants will be separately listed on Nasdaq. Although after giving effect to this offering we expect to meet, on a pro forma basis, the minimum initial listing standards set forth in the Nasdaq listing standards, we cannot assure you that our securities will be, or will continue to be, listed on Nasdaq in the future or prior to our initial business combination. In order to continue listing our securities on Nasdaq prior to our initial business combination, we must maintain certain financial, distribution and stock price levels. Generally, we must maintain a minimum amount in stockholders’ equity (generally $2.5 million) and a minimum number of holders of our securities (generally 300 public holders). Additionally, in connection with our initial business combination, we will be required to demonstrate compliance with Nasdaq’s initial listing requirements, which are more rigorous than Nasdaq’s continued listing requirements, in order to continue to maintain the listing of our securities on Nasdaq. For instance, our stock price would generally be required to be at least $4.00 per share, our stockholders’ equity would generally be required to be at least $5.0 million and we would be required to have a minimum of 300 round lot holders (with at least 50% of such round lot holders holding securities with a market value of at least $2,500) of our securities. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If Nasdaq delists our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

•        a limited availability of market quotations for our securities;

•        reduced liquidity for our securities;

•        a determination that our common stock is a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•        a limited amount of news and analyst coverage; and

•        a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because our units are and eventually our subunits and warrants will be listed on Nasdaq, our units, subunits and warrants are or will be covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state having used these powers to prohibit or restrict the sale of securities issued by blank check companies, other than the State of Idaho, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if we were no longer listed on Nasdaq, our securities would not be covered securities and we would be subject to regulation in each state in which we offer our securities, including in connection with our initial business combination.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our subunits less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act. We will remain an “emerging growth company” for up to five years. However, if our non-convertible debt issued within a three year period or revenues exceed $1.07 billion, or the market value of our shares of common stock that are held by non-affiliates exceeds $700 million on the last day of the second fiscal quarter of any given fiscal year, we would cease to be an emerging growth company as of the following fiscal year. As an emerging growth company, we are not required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, we have reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and we are exempt from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. Additionally, as an emerging growth company, we have elected to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As such, our financial statements may not be comparable to companies that comply with public company effective dates. We cannot predict if investors will find our subunits less attractive because we may rely on these provisions. If some investors find our subunits less attractive as a result, there may be a less active trading market for our subunits and our subunit price may be more volatile.

We may only be able to complete one business combination with the proceeds of this offering, which will cause us to be solely dependent on a single business which may have a limited number of products or services.

It is likely we will consummate a business combination with a single target business, although we have the ability to simultaneously acquire several target businesses. By consummating a business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory developments. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

•        solely dependent upon the performance of a single business, or

•        dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination.

Alternatively, if we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

The ability of our stockholders to exercise their conversion rights or sell their subunits to us in a tender offer may not allow us to effectuate the most desirable business combination or optimize our capital structure.

If our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many stockholders may exercise conversion rights or seek to sell their subunits to us in a tender offer, we may either need to reserve part of the trust account for possible payment upon such conversion, or we may need to arrange third party financing to help fund our business combination. In the event that the acquisition involves the issuance of our stock as consideration, we may be required to issue a higher percentage of our stock to make up for a shortfall in funds. Raising additional funds to cover any shortfall may involve dilutive equity financing or incurring indebtedness at higher than desirable levels. This may limit our ability to effectuate the most attractive business combination available to us.

In connection with any vote to approve a business combination, we will offer each public stockholder the option to vote in favor of a proposed business combination and still seek conversion of his, her or its subunits.

In connection with any vote to approve a business combination, we will offer each public stockholder (but not our sponsor, officers or directors) the right to have his, her or its subunits converted to cash (subject to the limitations described elsewhere in this prospectus) regardless of whether such stockholder votes for or against such proposed business combination or does not vote at all. The ability to seek conversion while voting in favor of our proposed business combination may make it more likely that we will consummate a business combination.

We do not have a specified maximum conversion threshold. The absence of such a conversion threshold may make it easier for us to consummate a business combination even where a substantial number of public stockholders seek to convert their shares to cash in connection with the vote on the business combination.

We have no specified percentage threshold for conversion in our amended and restated certificate of incorporation. As a result, we may be able to consummate a business combination even though a substantial number of our public stockholders do not agree with the transaction and have converted their shares. However, in no event will we consummate an initial business combination unless we have net tangible assets of at least $5,000,001 immediately prior to or upon consummation of our initial business combination.

In connection with any stockholder meeting called to approve a proposed initial business combination, we may require stockholders who wish to convert their subunits in connection with a proposed business combination to comply with specific requirements for conversion that may make it more difficult for them to exercise their conversion rights prior to the deadline for exercising their rights.

In connection with any stockholder meeting called to approve a proposed initial business combination, each public stockholder will have the right, regardless of whether he or she is voting for or against such proposed business combination or does not vote at all, to demand that we convert his or her subunits into a pro rata share of the trust account as of two business days prior to the consummation of the initial business combination. However, any stockholder redeeming its subunits will forfeit the one-quarter of a warrant included in such subunit, without the payment of any additional consideration. We may require public stockholders who wish to convert their subunits in connection with a proposed business combination to either (i) tender their certificates to our transfer agent or (ii) deliver their subunits to the transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holders’ option, in each case prior to a date set forth in the tender offer documents or proxy materials sent in connection with the proposal to approve the business combination. In order to obtain a physical certificate, a stockholder’s broker and/or clearing broker, DTC and our transfer agent will need to act to facilitate this request. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because we do not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical stock certificate. While we have been advised that it takes a short time to deliver subunits through the DWAC System, we cannot assure you of this fact. Accordingly, if it takes longer than we anticipate for stockholders to deliver their subunits, stockholders who wish to convert may be unable to meet the deadline for exercising their conversion rights and thus may be unable to convert their subunits.

If, in connection with any stockholder meeting called to approve a proposed business combination, we require public stockholders who wish to convert their subunits to comply with specific requirements for conversion, such converting stockholders may be unable to sell their securities when they wish to in the event that the proposed business combination is not approved.

If we require public stockholders who wish to convert their subunits to comply with specific requirements for conversion and such proposed business combination is not consummated, we will promptly return such certificates to the tendering public stockholders. Accordingly, investors who attempted to convert their subunits in such a circumstance will be unable to sell their securities after the failed acquisition until we have returned their securities to them. The market price for our subunits may decline during this time and you may not be able to sell your securities when you wish to, even while other stockholders that did not seek conversion may be able to sell their securities.

Because of our structure, other companies may have a competitive advantage and we may not be able to consummate an attractive business combination.

We expect to encounter intense competition from entities other than blank check companies having a business objective similar to ours, including venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, seeking stockholder approval or engaging in a tender offer in connection with any proposed business combination may delay the consummation of such a transaction. Additionally, our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Any of the foregoing may place us at a competitive disadvantage in successfully negotiating a business combination.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure or abandon a particular business combination.

Although we believe that the net proceeds of this offering, together with interest earned on the funds held in the trust account available to us to pay our income or other tax obligations, will be sufficient to allow us to consummate a business combination, because we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination, the depletion of the available net proceeds in search of a target business, or the obligation to convert into cash a significant number of subunits from dissenting stockholders, we will be required to seek additional financing. Such financing may not be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our sponsor, officers, directors or stockholders is required to provide any financing to us in connection with or after a business combination.

Our initial stockholders will control a substantial interest in us and thus may influence certain actions requiring a stockholder vote.

Upon consummation of our offering, our initial stockholders will own approximately 21.1% of our issued and outstanding shares of common stock (assuming they do not purchase any units in this offering and assuming the over-allotment option is not exercised). None of our sponsor, officers, directors, initial stockholders or their affiliates have indicated any intention to purchase units in this offering or any units, subunits or warrants from persons in the open market or in private transactions. However, our sponsor, officers, directors, initial stockholders or their affiliates could determine in the future to make such purchases in the open market or in private transactions, to the extent permitted by law, in order to influence the vote or magnitude of the number of stockholders seeking to tender their subunits to us. In connection with any vote for a proposed business combination, our initial stockholders, as well as all of our officers and directors, have agreed to vote their founder shares and shares of common stock included in subunits owned by them immediately before this offering as well as any shares of common stock included in subunits acquired in this offering or in the aftermarket in favor of such proposed business combination.

Our board of directors is and will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the consummation of a business combination, in which case all of the current directors will continue in office until at least the consummation of the business combination. Accordingly, you may not be able to exercise your voting rights under corporate law for up to 18 months from the closing of this offering. If there is an annual meeting, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for election and our sponsor, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our initial stockholders will continue to exert control at least until the consummation of a business combination.

Our initial stockholders and the holders of the representative shares paid a nominal price for the founder shares and representative shares and, accordingly, you will experience immediate and substantial dilution from the purchase of our shares of common stock.

The difference between the public offering price per share and the pro forma net tangible book value per share of common stock after this offering constitutes the dilution to the investors in this offering. Our initial stockholders and the holders of the representative shares acquired the founder shares and representative shares at a nominal price, significantly contributing to this dilution. Upon consummation of this offering, you and the other new investors will incur an immediate and substantial dilution of approximately 88.2% or $8.82 per share (the difference between the pro forma net tangible book value per share $1.18, and the initial offering price of $10.00 per unit). This is because investors in this offering will be contributing approximately 96.8% of the total amount paid to us for our outstanding securities after this offering but will only own approximately 75.9% of our outstanding securities (assuming the over-allotment option is not exercised) and this becomes exacerbated to the extent that public stockholders seek to convert their subunits into a pro rata share of the trust proceeds. Accordingly, the per-share purchase price you will be paying substantially exceeds our per share net tangible book value.

Our outstanding warrants may have an adverse effect on the market price of our subunits and make it more difficult to effect a business combination.

We will be issuing warrants to purchase an aggregate of 6,000,000 shares of common stock as part of the units and subunits offered by this prospectus and private warrants to purchase an aggregate of 195,000 shares of common stock. We may also issue other units to our sponsor, initial stockholders, officers, directors or their affiliates in payment of working capital loans made to us as described in this prospectus. To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of a substantial number of additional shares upon exercise of these warrants could make us a less attractive acquisition vehicle in the eyes of a target business. Such securities, when exercised, will increase the number of issued and outstanding shares of common stock and reduce the value of the shares issued to complete the business combination. Accordingly, our warrants may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent these warrants are exercised, you may experience dilution to your holdings.

We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

We have the ability to redeem outstanding warrants (excluding the private warrants and any warrants underlying additional units issued to our sponsor, officers or directors in payment of working capital loans made to us) at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of the common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within a 30 trading-day period commencing once the warrants become exercisable and ending on the third business day prior to proper notice of such redemption provided that on the date we give notice of redemption and during the entire period thereafter until the time we redeem the warrants, we have an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding warrants could force you (i) to exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) to sell your warrants at the then-current market price when you might otherwise wish to hold your warrants or (iii) to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants. None of the private warrants (or any warrants underlying additional units issued to our sponsor, officers or directors in payment of working capital loans made to us) will be redeemable by us so long as they are held by the initial purchasers or their permitted transferees.

Our management’s ability to require holders of our warrants to exercise such warrants on a cashless basis will cause holders to receive fewer shares of common stock upon their exercise of the warrants than they would have received had they been able to exercise their warrants for cash.

If we call our public warrants for redemption after the redemption criteria described elsewhere in this prospectus have been satisfied, our management will have the option to require any holder that wishes to exercise his warrant (including any private warrants) to do so on a “cashless basis.” If our management chooses to require holders to exercise their warrants on a cashless basis, the number of shares of common stock received by a holder upon exercise will be fewer than it would have been had such holder exercised his warrant for cash. This will have the effect of reducing the potential “upside” of the holder’s investment in our company.

If our security holders exercise their registration rights, it may have an adverse effect on the market price of our shares of common stock and the existence of these rights may make it more difficult to effect a business combination.

Our initial stockholders are entitled to make a demand that we register the resale of the founder shares at any time commencing three months prior to the date on which their shares may be released from escrow. Additionally, the holders of representative shares, the private units and any units our sponsor, initial stockholders, officers, directors, or their affiliates may be issued in payment of working capital loans made to us, are entitled to demand that we register the resale of the representative shares, private units and any other units we issue to them (and the underlying securities) commencing at any time after we consummate an initial business combination. The presence of these additional securities trading in the public market may have an adverse effect on the market price of our securities. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business, as the stockholders of the target business may be discouraged from entering into a business combination with us or will request a higher price for their securities because of the potential effect the exercise of such rights may have on the trading market for our securities.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

A company that, among other things, is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, owning, trading or holding certain types of securities would be deemed an investment company under the Investment Company Act, as amended, or the Investment Company Act. Since we will invest the proceeds held in the trust account, it is possible that we could be deemed an investment company. Notwithstanding the foregoing, we do not believe that our anticipated principal activities will subject us to the Investment Company Act. To this end, the proceeds held in trust may be invested by the trustee only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act.

If we are nevertheless deemed to be an investment company under the Investment Company Act, we may be subject to certain restrictions that may make it more difficult for us to complete a business combination, including:

•        restrictions on the nature of our investments; and

•        restrictions on the issuance of securities.

In addition, we may have imposed upon us certain burdensome requirements, including:

•        registration as an investment company;

•        adoption of a specific form of corporate structure; and

•        reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.

Compliance with these additional regulatory burdens would require additional expense for which we have not allotted.

Our search for an initial business combination, and any target business with which we ultimately consummate an initial business combination, may be materially adversely affected by the coronavirus (COVID-19) pandemic and other events, and the status of debt and equity markets.

The coronavirus disease (COVID-19) pandemic has adversely affected, and other events (such as terrorist attacks, natural disasters or a significant outbreak of other infectious diseases) could adversely affect, the economies and financial markets worldwide, and the business of any potential target business with which we consummate an initial business combination could be materially and adversely affected. Furthermore, we may be unable to complete an initial business combination if concerns relating to COVID-19 continue to restrict travel, limit the ability to have meetings with potential investors or the target company’s personnel, vendors and services providers are unavailable to negotiate and consummate a transaction in a timely manner. The extent to which COVID-19 impacts our search for an initial business combination will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others. If the disruptions posed by COVID-19 or other events (such as terrorist attacks, natural disasters or a significant outbreak of other infectious diseases) continue for an extensive period of time, our ability to consummate an initial business combination, or the operations of a target business with which we ultimately consummate an initial business combination, may be materially adversely affected.

In addition, our ability to consummate a transaction may be dependent on our ability to raise additional equity and debt financing which may be impacted by COVID-19 and other events (such as terrorist attacks, natural disasters or a significant outbreak of other infectious diseases), including as a result of increased market volatility, decreased market liquidity in third-party financing being unavailable on terms acceptable to us or at all.

Because there are numerous companies with business plans similar to ours seeking to effectuate business combinations, it may be more difficult for us to do so.

In 2020, based upon publicly available information, in excess of 240 blank check companies similarly structured to us completed initial public offerings, and many others have filed registration statements for initial public offerings that were completed in the beginning of 2021. Very few of these companies have consummated a business combination. Accordingly, there are many other blank check companies that are seeking to carry out a business plan similar to our business plan. While, like us, some of those companies may focus on specific industries, all of them, like us, may consummate a business combination in any industry they choose. We may, therefore, be subject to competition from these and other companies with a business plan similar to ours, which, as a result, may increase demand for privately-held companies to combine with companies structured similarly to ours. However, it is also possible that there are only a limited number of attractive target businesses available to such entities, or that many privately-held target businesses may not be inclined to enter into business combinations with publicly held blank check companies like us. We cannot assure you that we will be able to successfully compete for an attractive business combination. Additionally, because of this competition, we cannot assure you that we will be able to effectuate a business combination within the required time periods. If we are unable to find a suitable target business within such time periods, we will be forced to liquidate.

The determination for the offering price of our units is more arbitrary than the pricing of securities for an operating company in a particular industry.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the subunits and warrants were negotiated between us and EarlyBirdCapital. Factors considered in determining the prices and terms of the units, including the securities underlying the units, include:

•        the history and prospects of companies whose principal business is the acquisition of other companies;

•        prior offerings of those companies;

•        our prospects for acquiring an operating business at attractive values;

•        our capital structure;

•        an assessment of our management and their experience in identifying operating companies; and

•        general conditions of the securities markets at the time of the offering.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since we have no historical operations or financial results to compare them to.

If we do not conduct an adequate due diligence investigation of a target business, we may be required to subsequently take write-downs or write-offs or incur restructuring, impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our stock price, which could cause you to lose some or all of your investment.

We must conduct a due diligence investigation of the target businesses we intend to acquire. Intensive due diligence is time consuming and expensive due to the operations, accounting, finance and legal professionals who must be involved in the due diligence process. Even if we conduct extensive due diligence on a target business, this diligence may not reveal all material issues that may affect a particular target business, and factors outside the control of the target business and outside of our control may later arise. If our diligence fails to identify issues specific to a target business, industry or the environment in which the target business operates, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our common stock. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing.

The requirement that we complete an initial business combination within 18 months from the closing of this offering may give potential target businesses leverage over us in negotiating a business combination.

We have 18 months to complete an initial business combination from the closing of this offering. Any potential target business with which we enter into negotiations concerning a business combination will be aware of this requirement. Consequently, such target business may obtain leverage over us in negotiating a business combination, knowing that if we do not complete a business combination with that particular target business, we may be unable to complete a business combination with any other target business. This risk will increase as we get closer to the time limit referenced above.

We may not obtain a fairness opinion with respect to the target business that we seek to acquire and therefore you may be relying solely on the judgment of our board of directors in approving a proposed business combination.

We will only be required to obtain a fairness opinion with respect to the target business that we seek to acquire if it is an entity that is affiliated with any of our sponsor, initial stockholders, officers, directors or their affiliates. In all other instances, we will have no obligation to obtain an opinion. Accordingly, investors will be relying solely on the judgment of our board of directors in approving a proposed business combination.

Resources could be spent researching acquisitions that are not consummated, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.

It is anticipated that the investigation of each specific target business and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If a decision is made not to complete a specific business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate the business combination for any number of reasons including those beyond our control. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.

Compliance with the Sarbanes-Oxley Act of 2002 will require substantial financial and management resources and may increase the time and costs of completing an acquisition.

Section 404 of the Sarbanes-Oxley Act of 2002 requires that we evaluate and report on our system of internal controls and may require that we have such system of internal controls audited beginning with our Annual Report on Form 10-K for the year ending December 31, 2022. If we fail to maintain the adequacy of our internal controls, we could be subject to regulatory scrutiny, civil or criminal penalties and/or stockholder litigation. Any inability to provide reliable financial reports could harm our business. Section 404 of the Sarbanes-Oxley Act also requires that our independent registered public accounting firm report on management’s evaluation of our system of internal controls.

A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition. Furthermore, any failure to implement required new or improved controls, or difficulties encountered in the implementation of adequate controls over our financial processes and reporting in the future, could harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our stock.

If we effect a business combination with a company located in a foreign jurisdiction, we would be subject to a variety of additional risks that may negatively impact our operations.

If we are successful in consummating a business combination with a target business in a foreign country, we would be subject to any special considerations or risks associated with companies operating in the target business’ home jurisdiction, including any of the following:

•        rules and regulations or currency conversion or corporate withholding taxes on individuals;

•        tariffs and trade barriers;

•        regulations related to customs and import/export matters;

•        longer payment cycles;

•        tax issues, such as tax law changes and variations in tax laws as compared to the United States;

•        currency fluctuations and exchange controls;

•        challenges in collecting accounts receivable;

•        cultural and language differences;

•        employment regulations;

•        crime, strikes, riots, civil disturbances, terrorist attacks and wars; and

•        deterioration of political relations with the United States.

We cannot assure you that we would be able to adequately address these additional risks. If we were unable to do so, our operations might suffer.

If we effect a business combination with a company located outside of the United States, the laws applicable to such company will likely govern all of our material agreements and we may not be able to enforce our legal rights.

If we effect a business combination with a company located outside of the United States, the laws of the country in which such company operates will govern almost all of the material agreements relating to its operations. We cannot assure you that the target business will be able to enforce any of its material agreements or that remedies will be available in this new jurisdiction. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital. Additionally, if we acquire a company located outside of the United States, it is likely that substantially all of our assets would be located outside of the United States and some of our officers and directors might reside outside of the United States. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under federal securities laws.

Provisions in our amended and restated certificate of incorporation and bylaws and Delaware law may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our common stock and could entrench management.

Our amended and restated certificate of incorporation and bylaws contain provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. As a result, at a given annual meeting only a minority of the board of directors may be considered for election. Since our “staggered board” may prevent our stockholders from replacing a majority of our board of directors at any given annual meeting, it may entrench management and discourage unsolicited stockholder proposals that may be in the best interests of stockholders. Moreover, our board of directors has the ability to designate the terms of and issue new series of preferred stock.

We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

Because we must furnish our stockholders with target business financial statements prepared in accordance with U.S. generally accepted accounting principles or international financial reporting standards, we will not be able to complete a business combination with prospective target businesses unless their financial statements are prepared in accordance with U.S. generally accepted accounting principles or international financial reporting standards.

The federal proxy rules require that a proxy statement with respect to a vote on a business combination meeting certain financial significance tests include historical and/or pro forma financial statement disclosure in periodic reports. These financial statements may be required to be prepared in accordance with, or be reconciled to, accounting principles generally accepted in the United States, or GAAP, or international financial reporting standards, or IFRS, depending on the circumstances, and the historical financial statements may be required to be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB. We will include the same financial statement disclosure in connection with any tender offer documents we use, whether or not they are required under the tender offer rules. Additionally, to the extent we furnish our stockholders with financial statements prepared in accordance with IFRS, such financial statements will need to be audited in accordance with U.S. GAAP at the time of the consummation of the business combination. These financial statement requirements may limit the pool of potential target businesses we may acquire.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

There is currently no market for our securities. Stockholders therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to one or more potential business combinations and general market or economic conditions. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, investments and results of operations.

We are subject to laws and regulations enacted by national, regional and local governments. In particular, we will be required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business and results of operations.

There may be tax consequences to our business combinations that may adversely affect us.

While we expect to undertake any merger or acquisition so as to minimize taxes both to the acquired business and/or asset and us, such business combination might not meet the statutory requirements of a tax-free reorganization, or the parties might not obtain the intended tax-free treatment upon a transfer of shares or assets. A non-qualifying reorganization could result in the imposition of substantial taxes.

An investment in this offering may involve adverse U.S. federal income tax consequences because the redemption price per subunit is greater than an investor’s initial tax basis in a subunit.

Although we intend to take a contrary position, if our subunits are not viewed as participating in our corporate growth (i.e. our future earnings or increases in our net asset value) to any significant extent (other than by reason of any “conversion” feature) due to our limited potential for corporate growth prior to a business combination, there is a risk that an investor’s entitlement to receive payments upon a redemption of its subunits in excess of the investor’s initial tax basis in its subunits (see “Taxation — Material U.S. Federal Income Tax Considerations — Allocation of Purchase Price of a Unit and Characterization of a Unit and its Components”) will result in constructive income to the investor. This could affect the timing and character of income recognition and result in U.S. federal income tax liability to the investor without the investor’s receipt of cash from us. Prospective investors are urged to consult their own tax advisors with respect to these tax risks, as well as the specific tax consequences to them of purchasing, holding or disposing of our securities.

Our amended and restated certificate of incorporation will require, to the fullest extent permitted by law, that derivative actions brought in our name, actions against our directors, officers, other employees or stockholders for breach of fiduciary duty and certain other actions may be brought only in the Court of Chancery in the State of Delaware and, if brought outside of Delaware, the stockholder bringing the suit will, subject to certain exceptions, be deemed to have consented to service of process on such stockholder’s counsel, which may have the effect of discouraging lawsuits against our directors, officers, other employees or stockholders.

Our amended and restated certificate of incorporation will require, to the fullest extent permitted by law, that derivative actions brought in our name, actions against our directors, officers, other employees or stockholders for breach of fiduciary duty and certain other actions may be brought only in the Court of Chancery in the State of Delaware and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel except any action (A) as to which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery or (C) for which the Court of Chancery does not have subject matter jurisdiction. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and consented to the forum provisions in our amended and restated certificate of incorporation. This choice of forum provision may limit or make more costly a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims. Alternatively, if a court were to find the choice of forum provision contained in our amended and restated certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, operating results and financial condition. Our amended and restated certificate of incorporation will provide that the exclusive forum provision will be applicable to the fullest extent permitted by applicable law, subject to certain exceptions. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. In addition, our amended and restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder. We note, however, that there is uncertainty as to whether a court would enforce this provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

Cyber incidents or attacks directed at us could result in information theft, data corruption, operational disruption and/or financial loss.

We depend on digital technologies, including information systems, infrastructure and cloud applications and services, including those of third parties with which we may deal. Sophisticated and deliberate attacks on, or security breaches in, our systems or infrastructure, or the systems or infrastructure of third parties or the cloud, could lead to corruption or misappropriation of our assets, proprietary information and sensitive or confidential data. As an early stage company without significant investments in data security protection, we may not be sufficiently protected against such occurrences. We may not have sufficient resources to adequately protect against, or to investigate and remediate any vulnerability to, cyber incidents. It is possible that any of these occurrences, or a combination of them, could have adverse consequences on our business and lead to financial loss.

We may seek business combination opportunities in industries outside of the technology industry and related sectors (which may or may not be outside of our management’s areas of expertise).

We intend to focus our search for a target business or businesses in the technology industry and related sectors. Because we have not yet identified or approached any specific target business or industry, we cannot provide specific risks of any business combination. However, risks inherent in investments in the technology industry include, but are not limited to, the following:

•        Significant competition in the industry, which could cause a loss of market share, lower prices or an increase in advertising and promotional expenditures;

•        Ability to predict, identify and interpret changes in technology trends or preferences and develop and offer new competitive products rapidly enough to meet those changes;

•        Uncertain global economic conditions decreasing demand for products or causing customers and other business partners to suffer financial hardship;

•        Fluctuations in foreign currency exchange rates;

•        Failure to optimize the supply chain or disruption of the supply chain;

•        Cost fluctuations, including due to changes in the costs of labor, transportation, energy, pension and healthcare;

•        Product recalls or product liability claims should products prove defective;

•        Significant changes in customer relationships or in end user demand for products;

•        Ability to maintain and expand reputation and brand image;

•        Reliance on third parties, such as suppliers, distributors and contractors, for certain functions; and

•        Ability to obtain, maintain and enforce necessary intellectual property protections and to avoid infringing upon the intellectual property rights of others.

We may seek business combination opportunities in industries outside of the technology industry and related sectors (which may or may not be outside of our management’s areas of expertise).

Although we intend to focus on identifying business combination candidates in the technology industry and related sectors, we will consider a business combination outside of the technology industry and related sectors if a business combination candidate is presented to us and we determine that such candidate offers an attractive acquisition opportunity for our company or we are unable to identify a suitable candidate in the technology industry and related sectors after having expended a reasonable amount of time and effort in an attempt to do so. Although our management will endeavor to evaluate the risks inherent in any particular business combination candidate, we cannot assure you that we will adequately ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a business combination candidate. In the event we elect to pursue an initial business combination outside of the technology industry and related sectors, our management’s expertise may not be directly applicable to its evaluation or operation, and the information contained herein regarding the technology industry and related sectors would not be relevant to an understanding of the initial business combination we elect to consummate.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

•        our ability to complete our initial business combination in the technology industry;

•        our success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;

•        our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination, as a result of which they would then receive expense reimbursements and other benefits;

•        our potential ability to obtain additional financing to complete a business combination in the technology industry;

•        our pool of prospective target businesses;

•        the ability of our officers and directors to generate a number of potential investment opportunities in the technology industry;

•        potential changes in control of us if we acquire one or more target businesses for stock;

•        our public securities’ potential liquidity and trading;

•        the lack of a market for our securities;

•        our expectations regarding the time during which we will be an “emerging growth company” under the JOBS Act;

•        our use of proceeds not held in the trust account or available to us from interest income on the trust account balance; or

•        our financial performance following this offering or following our initial business combination.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS

We estimate that the net proceeds of this offering, in addition to the funds we will receive from the sale of the private units (all of which will be deposited into the trust account), will be as set forth in the following table:

	Without Over-Allotment Option		Over-Allotment Option Exercised
Gross proceeds
From offering	$120,000,000		$138,000,000
From private placement	3,900,000		4,260,000
Total gross proceeds	123,900,000		142,260,000
Offering expenses(1)
Underwriting discount payable at closing (2.0% of gross proceeds from units offered to public)	2,400,000	(2)	2,760,000	(2)
Legal fees and expenses	225,000		225,000
Nasdaq listing fees (including deferred portion)	75,000		75,000
Printing and engraving expenses	40,000		40,000
Accounting fees and expenses	35,000		35,000
FINRA filing fee	32,629		32,629
SEC registration fee	23,714		23,714
D&O Insurance	300,000		300,000
Miscellaneous expenses	18,657		18,657
Total expenses	3,150,000		3,510,000
Net proceeds
Held in trust	120,000,000		138,000,000
Not held in trust	750,000		750,000
Total net proceeds	$120,750,000		$138,750,000
	Amount	Percentage
Use of net proceeds not held in trust(3)(4)
Legal, accounting and other expenses attendant to the search for target businesses and to the due diligence, investigation, structuring and negotiation of a business combination	$240,000	32.0%
Legal, accounting, audit and other fees relating to SEC reporting obligations	180,000	24.0
Payment of administrative fee to an affiliate of our Chairman ($10,000 per month for up to 18 months)	180,000	24.0
Working capital to cover miscellaneous expenses	150,000	20.0
Total	$750,000	100.0%

____________

(1)      A portion of the offering expenses, including the SEC registration fee, the FINRA filing fee, the non-refundable portion of the Nasdaq listing fee and a portion of the legal and audit fees, will have been paid from the loan we received from our sponsor described below. These funds will be repaid out of the proceeds of this offering available to us.

(2)      No discounts or commissions will be paid with respect to the purchase of the private units.

(3)      The amount of proceeds not held in trust will remain constant at approximately $750,000 even if the over-allotment option is exercised. The amount in the table above does not include interest available to us from the trust account. The proceeds held in the trust account may be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. We estimate that the after-tax interest earned on the trust account will be approximately $100,000 per year, assuming an interest rate of 0.1% per year; however, we can provide no assurances regarding this amount.

(4)      These are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring our initial business combination based upon the level of complexity of that business combination. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would be deducted from our excess working capital.

Our sponsor and EarlyBirdCapital have committed that they and/or their designees will purchase the private units (for an aggregate purchase price of $3,900,000) from us on a private placement basis simultaneously with the consummation of this offering. They have also agreed that if the over-allotment option is exercised by the underwriters in full or in part, they will purchase from us an additional number of private units (up to a maximum of 36,000 private units at a price of $10.00 per private unit) necessary to maintain in the trust account $10.00 per unit sold to the public in this offering. These additional private units will be purchased in a private placement that will occur simultaneously with the purchase of units resulting from the exercise of the over-allotment option. The private units (and underlying securities) are identical to the units (and underlying securities) sold in this offering subject to certain limited exceptions as described elsewhere in this prospectus. All of the proceeds we receive from these purchases will be placed in the trust account described below.

$120,000,000, or 138,000,000 if the over-allotment option is exercised in full, of net proceeds of this offering and the sale of the private units will be placed in a U.S.-based trust account maintained by Continental Stock Transfer & Trust Company, New York, New York, as trustee. The funds held in trust will be invested only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations, so that we are not deemed to be an investment company under the Investment Company Act. Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our income or other tax obligations, the proceeds will not be released from the trust account until the earlier of the completion of a business combination or our redemption of 100% of the outstanding public subunits if we have not completed a business combination in the required time period. The proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we complete a business combination. Any amounts not paid as consideration to the sellers of the target business may be used to finance operations of the target business.

The payment to an affiliate of our Chief Executive Officer of a monthly fee of $10,000 is for general and administrative services including office space, utilities and secretarial support. This arrangement is being agreed to by such party for our benefit and is not intended to provide our Chairman with compensation in lieu of a salary. We believe, based on rents and fees for similar services in other comparable areas, that the fee charged by such party is at least as favorable as we could have obtained from an unaffiliated person. This arrangement will terminate upon completion of our initial business combination or the distribution of the trust account to our public stockholders.

Our officers and directors will also receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. There is no limit on the amount of out-of-pocket expenses reimbursable by us provided, however, that to the extent such expenses exceed the available proceeds not deposited in the trust account, such expenses would not be reimbursed by us unless we consummate an initial business combination. Our audit committee will review and approve all reimbursements made to our sponsor, officers, directors or their respective affiliates, with any interested director abstaining from such review and approval.

Regardless of whether the over-allotment option is exercised in full, the net proceeds from this offering available to us out of trust for our working capital requirements in searching for a business combination will be approximately $750,000. We intend to use the proceeds for miscellaneous expenses such as paying for director and officer liability insurance premiums and for due diligence, legal, accounting and other expenses of structuring and negotiating business combinations, as well as for reimbursement of any out-of-pocket expenses incurred by our sponsor, officers and directors in connection with activities on our behalf as described above. The allocation of the net proceeds available to us outside of the trust account represents our best estimate of the intended uses of these funds. In the event that our assumptions prove to be inaccurate, we may reallocate some of such proceeds within the above described categories.

We may use substantially all of the net proceeds of this offering, including the funds held in the trust account, to acquire a target business and to pay our expenses relating thereto, including a fee payable to EarlyBirdCapital upon consummation of our initial business combination for assisting us in connection with our initial business combination, as described under the section titled “Underwriting — Business Combination Marketing Agreement.”. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account which are not used to consummate a business combination will be disbursed to the combined company and will, along with any other net proceeds not expended, be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing and research and development of existing or new products.

To the extent we are unable to consummate a business combination, we will pay the costs of liquidation from our remaining assets outside of the trust account. If such funds are insufficient, our sponsor has agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than $15,000) and has agreed not to seek repayment of such expenses.

Our sponsor has agreed to loan us an aggregate of up to $300,000, which will be used to pay a portion of the expenses of this offering referenced in the line items above for SEC registration fee, FINRA filing fee, the non-refundable portion of the Nasdaq listing fee and a portion of the legal and audit fees and expenses. The note governing the loan is non-interest bearing and is payable on the earlier to occur of March 31, 2021, the consummation of this offering, or the abandonment of this offering. The loan will be payable without interest. The loan will be repaid out of the proceeds of this offering available to us for payment of offering expenses. As of the date of this prospectus, no loans had been made to us by our sponsor.

We believe that, upon consummation of this offering, we will have sufficient available funds to operate for the next 18 months from the closing of this offering, assuming that a business combination is not consummated during that time. However, if necessary, in order to meet our working capital needs following the consummation of this offering if the funds not held in the trust account are insufficient, our sponsor, initial stockholders, officers, directors and their affiliates may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the holder’s discretion, up to $1,500,000 of the notes may be converted into units at a price of $10.00 per unit. The units would consist of one share of our common stock and one warrant, which common stock and warrants would be identical to the common stock and warrants included in the private units. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts, but no other proceeds from our trust account would be used for such repayment.

A public stockholder will be entitled to receive funds from the trust account (including interest earned on his, her or its portion of the trust account to the extent not previously released to us) only in the event of (i) our redemption of 100% of the outstanding public subunits if we have not completed a business combination in the required time period, (ii) if that public stockholder converts such subunits, or sells such subunits to us in a tender offer, in connection with a business combination which we consummate or (iii) we seek to amend any provisions of our amended and restated certificate of incorporation that would affect our public stockholders’ ability to convert or sell their subunits to us in connection with a business combination as described herein or affect the substance or timing of our obligation to redeem 100% of our public subunits if we do not complete a business combination within 18 months from the closing of this offering. This redemption right shall apply in the event of the approval of any such amendment to our amended and restated certificate of incorporation, whether proposed by our sponsor, initial stockholders, executive officers, directors or any other person. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

DIVIDEND POLICY

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of an initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith. The payment of any dividends subsequent to a business combination will be within the discretion of our board of directors at such time. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board of directors does not anticipate declaring any dividends in the foreseeable future. In addition, our board of directors is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future.

DILUTION

The difference between the public offering price per share, assuming no value is attributed to the warrants included in the units and subunits we are offering by this prospectus, and the pro forma net tangible book value per share after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of shares of common stock which may be converted into cash or sold in a tender offer), by the number of outstanding shares of common stock.

At December 31, 2020, after giving effect to the sale of 2,875,000 founder shares that occurred on January 4, 2021 for an aggregate purchase price of $25,000, our net tangible book deficit would have been $716, or approximately a net tangible book deficit of $0.00 per share of common stock. After giving effect to the issuance of the founder shares, the issuance of the 350,000 representative shares, the stock dividend of 0.2 shares of common stock for every share of common stock outstanding, the sale of 12,000,000 shares of common stock included in the subunits we are offering by this prospectus, the sale of the private units and the deduction of underwriting commissions and estimated expenses of this offering, our pro forma net tangible book value at December 31, 2020 would have been $5,000,002 or $1.18 per share, representing an immediate increase in net tangible book value (as decreased by the value of the approximately 11,577,432 shares of common stock included in subunits that may be converted to cash and assuming no exercise of the underwriters’ over-allotment option) of $1.18 per share to our initial stockholders and an immediate dilution of $8.82 per share or 88.2% to our public stockholders not exercising their conversion rights. The decrease attributable to public shares subject to conversion is included in the calculation below at $10.00 per subunit, as all public stockholders have the right to convert.

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units:

	Without Over-allotment	With Over-allotment
Public offering price	$10.00	$10.00
Net tangible book deficit before this offering	$(0.00)	$(0.00)
Increase attributable to public stockholders and sale of the private units	$1.18	$1.06
Pro forma net tangible book value after this offering	$1.18	$1.06
Dilution to public stockholders	$8.82	$8.94
Percentage of dilution to public stockholders	88.2%	89.4%

For purposes of presentation, we have reduced our pro forma net tangible book value after this offering (assuming no exercise of the underwriters’ over-allotment option) by $115,774,317 because holders of up to approximately 96.5% of our public shares may redeem their shares for a pro rata share of the aggregate amount then on deposit in the trust account at a per share redemption price equal to the amount in the trust account as set forth in our tender offer or proxy materials (initially anticipated to be the aggregate amount held in trust two days prior to the commencement of our tender offer or stockholders meeting, including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income taxes), divided by the number of shares of common stock sold in this offering.

The following table sets forth information with respect to our existing stockholders and the public stockholders:

	Purchased		Total Consideration		Average Price Per Share
	Number	Percentage	Amount	Percentage
Initial stockholders(1)	3,000,000	18.98%	$25,000	0.02%	$0.008
Representative shares(2)	420,000	2.66%	35	0.00%	0.000
Private stockholders	390,000	2.47%	3,900,000	3.15%	10.000
Public stockholders	12,000,000	75.90%	120,000,000	96.83%	$10.000
	15,810,000	100.00%	$123,925,035	100.00%

____________

(1)      Assumes the over-allotment option has not been exercised and an aggregate of 450,000 founder shares have been forfeited as a result thereof.

(2)      Assumes the issuance of an additional 420,000 shares underlying the representative shares.

The pro forma net tangible book value after the offering is calculated as follows:

	Without Over-allotment	With Over-allotment
Numerator:
Net tangible book deficit before this offering	$(716)	$(716)
Net proceeds from this offering and sale of the private units	120,750,000	138,750,000
Plus: Proceeds from the issuance of representative shares	35	35
Plus: Offering costs paid in advance, excluded from tangible book value before this offering	25,000	25,000
Less: Proceeds held in trust subject to redemption	(115,774,317)	(133,774,317)
	$5,000,002	$5,000,002
Denominator:
Common stock outstanding prior to this offering	3,450,000	3,450,000
Common stock forfeited if over-allotment is not exercised	(450,000)	—
Common stock underlying the representative shares	420,000	420,000
Common stock included in the units offered	12,000,000	13,800,000
Common stock included in the private units	390,000	426,000
Less: common stock subject to redemption	(11,577,432)	(13,377,432)
	4,232,568	4,718,568

CAPITALIZATION

The following table sets forth our capitalization at December 31, 2020, prior to the issuance of the founder shares, and at January 4, 2021, after the issuance of the founder shares, and also as adjusted to give effect to the issuance of the representative shares, the sale of our units and the private units and the application of the estimated net proceeds derived from the sale of such securities:

	December 31, 2020 Actual	January 4, 2021 After Issuance of the Founder Shares	As Adjusted
Notes payable to related party(1)	$—	$—	$—
Common stock, subject to redemption, 0 and 11,577,432 shares which are subject to possible redemption, actual and as adjusted, respectively(2)	—	—	115,774,317
Stockholders’ (deficit) equity:
Preferred stock, $.0001 par value, 1,000,000 shares authorized; none issued or outstanding	—	—	—
Common stock, $0.0001 par value, 100,000,000 shares authorized, 0, 3,450,000 and 4,232,568 shares issued and outstanding, actual as of December 31, 2020, as of after issuance of the founder shares, and as adjusted, respectively(3)	—	345	423
Additional paid-in capital	—	24,655	5,000,294
Accumulated deficit	(716)	(716)	(716)
Total stockholders’ equity/(deficit)	$(716)	$24,284	$5,000,002
Total capitalization	$(716)	$24,284	$120,774,319

____________

(1)      There was $0 outstanding at December 31, 2020 and January 4, 2021 under the $300,000 promissory note issued to our sponsor. The note is non-interest bearing and is payable on the earlier to occur of March 31, 2021, the consummation of this offering or the abandonment of this offering.

(2)      Upon the consummation of our initial business combination, we will provide our stockholders (but not our sponsor, initial stockholders, officers or directors) with the opportunity to convert or sell their public subunits for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the initial business combination, including interest not previously released to us (less taxes payable), subject to the limitations described herein whereby our net tangible assets will be maintained at a minimum of $5,000,001 either immediately prior to or upon consummation.

(3)      The “January 4, 2021” information includes the 2,875,000 founder shares that we had issued for $25,000 on January 4, 2021. The “as adjusted” information gives effect to the issuance of the founder shares, the issuance of the 350,000 representative shares, the stock dividend of 0.2 shares of common stock for every share of common stock outstanding and the sale of the units we are offering and the sale of the private units (assuming the over-allotment option has not been exercised and an aggregate of 450,000 founder shares have been forfeited as a result thereof).

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

We were formed on September 15, 2020 for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more target businesses. Our efforts to identify a prospective target business will not be limited to a particular industry or geographic region, though we intend to focus our search on a business operating in the technology industry. We intend to utilize cash derived from the proceeds of this offering, our securities, debt or a combination of cash, securities and debt, in effecting a business combination. The issuance of additional shares of common stock or preferred stock:

•        may significantly reduce the equity interest of our stockholders;

•        may subordinate the rights of holders of shares of common stock if we issue shares of preferred stock with rights senior to those afforded to our shares of common stock;

•        will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely will also result in the resignation or removal of our present officers and directors; and

•        may adversely affect prevailing market prices for our securities.

Similarly, if we issue debt securities, it could result in:

•        default and foreclosure on our assets if our operating revenues after a business combination are insufficient to pay our debt obligations;

•        acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that required the maintenance of certain financial ratios or reserves and we breach any such covenant without a waiver or renegotiation of that covenant;

•        our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

•        our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding.

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities.

We are an emerging growth company as defined in the JOBS Act. As an emerging growth company, we have elected to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As such, our financial statements may not be comparable to companies that comply with public company effective dates.

Liquidity and Capital Resources

As indicated in the accompanying financial statements, at December 31, 2020, we had cash balance of $0 and a working capital deficit of $716. Further, we have incurred and expect to continue to incur significant costs in pursuit of our financing and acquisition plans. Management’s plans to address this uncertainty through this offering are discussed above. We cannot assure you that our plans to raise capital or to consummate an initial business combination will be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern.

Our liquidity needs have been satisfied to date through the payment of certain of our deferred offering costs with the $25,000 purchase price of the founder shares and loans from our sponsor in an aggregate amount of up to $300,000 that are more fully described below. We estimate that the net proceeds from (i) the sale of the units in this offering, after deducting offering expenses of approximately $750,000 and underwriting discounts and commissions of $2,400,000 (or $2,760,000 if the over-allotment option is exercised in full) and (ii) the sale of the private units for a purchase price of $3,900,000 (or $4,260,000 if the over-allotment option is exercised in full) will be $120,750,000 (or $138,750,000 if the over-allotment option is exercised in full). Of this amount, $120,000,000 (or $138,000,000 if the over-allotment option is exercised in full) will be held in the trust account. The remaining $750,000 will not be held in trust.

We may use substantially all of the net proceeds of this offering, including the funds held in the trust account, to acquire a target business and to pay our expenses relating thereto, including a fee payable to EarlyBirdCapital, upon consummation of our initial business combination for assisting us in connection with our initial business combination, as described under the section titled “Underwriting — Business Combination Marketing Agreement.”. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the remaining proceeds held in the trust account as well as any other net proceeds not expended will be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products. Such funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.

We believe that, upon consummation of this offering, the approximate $750,000 of net proceeds not held in the trust account, together with the interest earned on the trust account that is available to us, will be sufficient to allow us to operate for at least the next 18 months, assuming that a business combination is not consummated during that time. Over this time period, we will be using these funds for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the business combination. We anticipate that we will incur approximately:

•        $240,000 of expenses for the search for target businesses and for the legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiating of a business combination;

•        $180,000 of expenses in legal, audit, accounting and other fees relating to our SEC reporting obligations;

•        $180,000 for the payment of the administrative fee to an affiliate of our Chief Executive Officer (of $10,000 per month for up to 18 months); and

•        $150,000 for general working capital that will be used for miscellaneous expenses.

If our estimates of the above costs are less than the actual costs, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing either to consummate our initial business combination or because we become obligated to redeem a significant number of our public subunits upon consummation of our initial business combination, in which case we may issue additional securities or incur debt in connection with such business combination. We do not have a maximum debt leverage ratio or a policy with respect to how much debt we may incur. The amount of debt we will be willing to incur will depend on the facts and circumstances of the proposed business combination and market conditions at the time of the potential business combination. At this time, we are not party to any arrangement or understanding with any third party with respect to raising additional funds through the sale of our securities or the incurrence of debt. Subject to compliance with applicable securities laws, we would only consummate such financing simultaneously with the consummation of our initial business combination. Following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Related Party Transactions

On January 4, 2021, we executed a promissory note with the sponsor in which the sponsor has agreed to loan us an aggregate of up to $300,000 to pay certain pre-offering expenses. The loan is non-interest bearing, unsecured and due on the earlier of March 31, 2021, the consummation of this offering or the abandonment of this offering.

On February 1, 2021, the sponsor funded to us $100,000 pursuant to the promissory note. On February 10, 2021, the sponsor funded to us an additional $25,000 pursuant to the promissory note, for an aggregate amount of $125,000. We intend to repay the loan from the proceeds of this offering not being placed in trust upon consummation of this offering.

We are obligated, commencing on the date of this prospectus, to pay SPAC Partners LLC, an affiliate of our Chief Executive Officer, a monthly fee of $10,000 for general and administrative services.

On January 13, 2021, we issued to EarlyBirdCapital and its designees an aggregate of 350,000 representative shares of common stock at $0.0001 per share. On March 10, 2021, we effected a stock dividend of 0.2 shares of common stock for every share of common stock outstanding, resulting in an additional 70,000 representative shares issued to EarlyBirdCapital for no consideration and an aggregate of 420,000 representative shares outstanding. The holders of the representative shares have agreed (A) to vote the representative shares in favor of any proposed business combination, (B) not to convert representative shares in connection with a stockholder vote to approve a proposed initial business combination or sell the representative shares to us in a tender offer in connection with a proposed initial business combination and (C) that the representative shares will not participate in any liquidating distributions from our trust account upon winding up if a business combination is not consummated.

EarlyBirdCapital is acting as representative of the underwriters in this offering and will be paid underwriting commissions equal to 2% of the gross proceeds of this offering. We will engage EarlyBirdCapital as an advisor in connection with our business combination to assist us in holding meetings with our stockholders to discuss the potential business combination and the target business’ attributes, introduce us to potential investors that are interested in purchasing our securities in connection with our initial business combination, assist us in obtaining stockholder approval for the business combination and assist us with our press releases and public filings in connection with the business combination. We will pay EarlyBirdCapital a cash fee for such services upon the consummation of our initial business combination in an amount equal to 3.5% of the gross proceeds of this offering (exclusive of any applicable finders’ fees which might become payable); provided that up to 30% of the fee may be allocated at our sole discretion to other FINRA members that assist us in identifying or consummating an initial business combination.

We may also pay consulting, success or finder fees to our sponsor, officers, directors, initial stockholders or their affiliates in connection with the consummation of our initial business combination. We may pay such fees in the event such parties bring specific target company, industry or market expertise, as well as insights or relationships that we believe are necessary in order to locate, assess, negotiate and consummate an initial business combination. The amount of any fee we pay to such parties will be based upon the prevailing market for similar services for such transactions at such time, and will be subject to the review of our audit committee pursuant to the audit committee’s policies and procedures relating to transactions that may present conflicts of interest.

Our sponsor and EarlyBirdCapital have committed that they and/or their designees will purchase from us an aggregate of 390,000 private units at $10.00 per unit, for a total purchase price of $3,900,000 in a private placement that will occur simultaneously with the consummation of this offering. Each private unit consists of one private subunit (consisting of one private share and one-quarter of a private warrant) and one-quarter of a private warrant. They have also agreed that if the over-allotment option is exercised by the underwriters in full or in part, they and/or their designees will purchase from us additional private units (up to a maximum of 36,000 private units at a price of $10.00 per private unit) in an amount that is necessary to maintain in the trust account $10.00 per unit sold to the public in this offering. These additional private units will be purchased in a private placement that will occur simultaneously with the purchase of units resulting from the exercise of the over-allotment option.

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, in order to meet our working capital needs following the consummation of this offering if the funds not held in the trust account are insufficient, our sponsor, initial stockholders, officers, directors and their affiliates may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the holder’s discretion, up to $1,500,000 of the notes may be converted into units at a price of $10.00 per unit. The units would consist of one share of our common stock and one warrant, which common stock and warrants would be identical to the common stock and warrants included in the private units. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts, but no other proceeds from our trust account would be used for such repayment.

Controls and Procedures

We are not currently required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2022. As of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our systems, of internal controls. We expect to assess the internal controls of our target business or businesses prior to the completion of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Target businesses we may consider for a business combination may have internal controls that need improvement in areas such as:

•        staffing for financial, accounting and external reporting areas, including segregation of duties;

•        reconciliation of accounts;

•        proper recording of expenses and liabilities in the period to which they relate;

•        evidence of internal review and approval of accounting transactions;

•        documentation of processes, assumptions and conclusions underlying significant estimates; and

•        documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

Once our management’s report on internal controls is complete, we will retain our independent auditors to audit and render an opinion on such report when required by Section 404. The independent auditors may identify additional issues concerning a target business’s internal controls while performing their audit of internal control over financial reporting.

Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering, including amounts in the trust account, will be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of the date of this prospectus, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have conducted no operations to date.

PROPOSED BUSINESS

Introduction

We are a blank check company formed under the laws of the State of Delaware on September 15, 2020. We were formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities, which we refer to as a “target business.” To date, our efforts have been limited to organizational activities as well as activities related to this offering. None of our officers, directors, promoters and other affiliates has engaged in any substantive discussions on our behalf with representatives of other companies regarding the possibility of a potential business combination with us. Our initial business combination and value creation strategy will be to identify, acquire and, after our initial business combination, assist in the growth of a technology business in the United States. Our focus will be on the artificial intelligence, cloud services and automotive technology sectors. However, we are not limited to the technology industry, or the named sectors, and we may pursue a business combination opportunity in any business or industry we choose and we may pursue a company with operations or opportunities outside of the United States.

Our Chairman, Dr. Eric R. Ball, and special advisor, Mr. Brent Callinicos, both have long track records of senior management leadership in high growth technology companies. Within the technology industry, our initial focus will be on the artificial intelligence, cloud services and automotive technology sectors. Our management team possesses a strong understanding of the SPAC structure and market. Our Chief Executive Officer, Stephen N. Cannon, has served as a member of management for five SPACs that have completed initial public offerings, four of which have consummated a business combination.

Dr. Eric R Ball, our Chairman, is the founder and General Partner of Impact Venture Capital, or Impact VC. Impact VC is a Silicon Valley based venture firm investing in early-stage applied artificial intelligence startup companies since 2016. Previously Mr. Ball held several senior level management positions in high growth technology companies. He was the Chief Financial Officer for C3.AI from 2015 to 2016. Prior to that Dr. Ball spent over a decade with Oracle Corp, including acting as Senior Vice President & Treasurer, and previously was a senior financial professional for Flextronics International, Cisco Systems, Avery Dennison, and AT&T. Dr. Ball has served as advisor and board member of several technology companies, including currently serving as chairman of the audit committee for the board of Glu Mobile Inc.

Mr. Brent Callinicos is our special advisor. Mr. Callinicos is currently an angel investor, active in investing in early-stage technology companies. Mr. Callinicos was formerly the Chief Operating Officer and Chief Financial Officer of Virgin Hyperloop One. Prior to that, Mr. Callinicos was the Chief Financial Officer of Uber Technologies Inc. Prior to that, Mr. Callinicos was the Vice President, Treasurer and Chief Accountant of Google Inc., now known as Alphabet Inc. Prior to that, Mr. Callinicos held several senior management roles at Microsoft, including as Treasurer, Vice President of Worldwide Licensing and Pricing, and CFO of the Platforms and Services Division. Mr. Callinicos has served as an advisor to several technology companies and currently sits on several boards.

Stephen N. Cannon, our Chief Executive Officer, has served as a member of management for five SPACs that have completed initial public offerings, four of which have consummated a business combination. The fifth SPAC, Ackrell SPAC Partners I Co., completed its IPO in December 2020 and is searching for target businesses with which to consummate a potential business combination with a focus on the branded fast-moving consumer goods industry.

Daniel L Sheehan, our Chief Operating Officer, and Long Long, our Chief Financial Officer, are also currently serving as members of the board and management, respectively, for Ackrell SPAC Partners I Co.

Bryant B. Edwards, a director of ours, served as Chief Operating Officer and director for Twelve Seas Investment Co., a SPAC which successful closed its business combination in December 2019.

While we may pursue a business combination target in any business, industry or geographical location, we intend to focus our search for businesses in the technology industry, and our focus will be on the artificial intelligence, cloud services and automotive technology sectors.

Our management team consists of seasoned professionals who have experience spanning the technology industry, including the sectors within the technology industry that we intend to focus on initially, mergers and acquisitions, corporate finance, corporate governance and compliance, legal and regulatory matters and investment management. See “Management” for additional information about our directors and executive officers. We believe that our officers’ and directors’ industry expertise, transaction experience and relationships may provide us with a substantial number of attractive potential business combination targets.

The past performance of our management team or of their affiliates is not a guarantee either (i) that we will be able to identify a suitable candidate for our initial business combination or (ii) of success with respect to any business combination we may consummate. You should not rely on the historical record of our management team’s or their affiliates’ performance as indicative of our future performance.

Business Strategy

We believe that there are a range of target businesses that could benefit from our industry knowledge, relationships, capital and public vehicle. Our strategy is to identify and complete our initial business combination with a target operating in the technology industry. Our focus will be on the artificial intelligence, cloud services and automotive technology sectors. While we intend to initially focus on potential opportunities in the United States, the technology industry is global and we may pursue opportunities internationally.

Following the completion of this offering, our management team plans to identify and contact potential target businesses and start to evaluate and pursue a possible business combination. In addition, we will communicate the parameters of our search to our network of relationships and transaction sources to help us identify potential target businesses. We intend to leverage our team’s collective experience in the technology industry and capital markets to successfully complete a business combination, and then continue to support our target business with our industry relationships, insights and regulatory knowledge, financial expertise and capital resources.

Competitive Strengths

We believe we are well positioned to find and attract an exciting technology business, and to help them as a newly public company grow and thrive, offering a partnership that extends far beyond our capital. Our management team’s deep operational experience, product experience, extensive networks, and track records as investors, advisors, and board members make us an attractive partner.

We are dedicated to finding bold founders, operators, and inventors who are committed to building a leading business and would benefit from access to the public markets as well as working with our team. We have a proven track record of success in the technology industry as senior executives, investors and board members and are confident that we can partner with other founders, shareholder and management to help support building a category-defining business. We believe we possess the following tools to drive value creation at a company:

Experience recognizing key technology trends:    Our team has demonstrated a long history of managing and growing businesses at the epicenter of major technology trends. More recently, certain team members have been active in identifying and investing, at earlier stages, in companies focus on the next big trend, such as artificial intelligence, cloud services and automotive technology. For the technology industry especially, history has shown that small early stage companies, of even just five years ago, are often among the most exciting group of companies seeking a public listing in the near future. We believe our recent activity in identifying investment opportunities in early stage companies in key technology trends, is an advantage when combined with our track record of managing and growing successful public technology companies, and unique in our ability to identify and successful secure an initial business combination.

Experience identifying strong management teams:    With key members of our team having had significant senior executive roles at key technology companies, we believe we have an ability to identify the characteristics of successful business leaders, and effective in engaging with these management teams. In addition, key members of our team have more recently been investing in many founder led businesses.

History of operating experience:    The members of our team are seasoned operators having held executive level roles in various companies. We have experience in developing and executing strategy, building and retaining teams, and executing business combinations among other activities.

Deep network and connections to company founders:    Our team has numerous existing connections to company founders and business leaders across sectors within the technology industry. We have invested in many companies, served on many boards and have worked with many influential founders and senior management teams within the technology industry, and specifically the sectors we intend to initially focus on. We believe our network and our connections will assist in the successful selection of our initial business combination and subsequent guidance of the company.

Significant Prior SPAC Experience:    Our management team possesses a strong understanding of the SPAC structure and market. Our CEO, Stephen N. Cannon, has served as a member of management for five SPACs that have completed initial public offerings, four of which have consummated business combinations. In the case of his most recent SPAC merger, Twelve Seas Investment Co, the common shares are currently trading approximately five percent above its SPAC IPO price. However, the stock price performance of Mr. Cannon’s prior SPACs has not always been positive for investors. For example, the common shares of the three other SPACs that previously consummated business combinations are currently trading below $10.00 per share. Further, Mr. Cannon’s other SPAC never consummated its IPO due to market conditions.

Following the completion of this offering, we will communicate with our founding team’s network, which includes private equity firms, venture capitalists, entrepreneurs and business leaders, to articulate the parameters for our search for a partner company and a potential business combination and to begin the process of pursuing and reviewing potential opportunities.

Investment Criteria

We intend to leverage the extensive network and experience of our management team in identifying a suitable target within the technology industry and structuring a business combination that is attractive to both the target and our public stockholders. We have identified the following general criteria and guidelines that we believe are important in evaluating prospective target businesses. While we intend to use these criteria and guidelines in evaluating prospective businesses, we may deviate from these criteria and guidelines should we see fit to do so:

Clear and Sustainable Competitive Advantages:    We intend to target businesses that differentiate themselves from their peers in ways that are difficult to replicate and have clear competitive advantages. Members of our team have accomplished track records of founding, operating, and investing in the technology industry and intend to focus on prospective businesses that engage with technology to serve customers in novel and transformational manner. We believe our team’s expertise and understanding of innovative businesses will be paramount in identifying and assessing initial business combination candidates.

High Growth Potential:    We intend to seek businesses that are well positioned to grow in their respective markets and which have clear plans on how to leverage additional capital to accelerate growth. We expect to target businesses that have had, or expect to have, strong cash flow generation. We believe that our team’s collective experiences engaging with innovative businesses positions us well to identify, nurture, and expand high potential businesses.

Experienced Management Teams:    We intend to seek to target businesses that have strong, experienced and dynamic management teams, many of whom will be founders of the businesses, but whom we believe may benefit from our financial, managerial and investment expertise as well as our extensive industry networks and insights. We believe that identifying such management teams is particularly important given our target industry.

Attractive Valuations:    We intend to only evaluate a business that, based on our due diligence and industry experience, represents an attractive valuation relative to publicly listed companies with similar characteristics or in similar industry segments. We intend to seek businesses in which we believe we can add operational value through mentorship of management, knowledge of operating challenges, experience with industry dynamics, expertise in navigating public markets, and strategic relationships with investors, among others.

Will Benefit from Being a Public Company:    We intend to pursue a business that will benefit from being a public company, including potentially having broader access to capital and a public currency for acquisitions.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial and other information which is made available to us. This due diligence review will be conducted either by our management or by unaffiliated third parties we may engage, although we have no current intention to engage any such third parties.

Effecting a Business Combination

General

We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering and the private placement of private units, our capital stock, debt or a combination of these in effecting a business combination which has not yet been identified. Accordingly, investors in this offering are investing without first having an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various federal and state securities laws. In the alternative, we may seek to consummate a business combination with a company that may be financially unstable or in its early stages of development or growth. While we may seek to effect simultaneous business combinations with more than one target business, we will probably have the ability, as a result of our limited resources, to effect only a single business combination.

We Have Not Identified a Target Business

To date, we have not selected any target business on which to concentrate our search for a business combination. None of our sponsor, officers, directors, promoters and other affiliates has engaged in any substantive discussions on our behalf with representatives of other companies regarding the possibility of a potential merger, capital stock exchange, asset acquisition or other similar business combination with us. Additionally, we have not engaged or retained any agent or other representative to identify or locate such companies. Finally, we have not contacted any of the prospective target businesses that Ackrell SPAC Partners I Co. or Twelve Seas Investment Company had considered and rejected. We do not currently intend to contact any of such targets; however, we may do so if we become aware that the valuations, operations, profits or prospects of such target business, or the benefits of any potential transaction with such target business, would be attractive. As a result, we cannot assure you that we will be able to locate a target business or that we will be able to engage in a business combination with a target business on favorable terms or at all.

Subject to our management team’s pre-existing fiduciary obligations and the fair market value requirement described below, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. We have not established any specific attributes or criteria (financial or otherwise) for prospective target businesses other than as described above. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete a business combination. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Sources of Target Businesses

While we have not yet selected a target business with which to consummate our initial business combination, we believe based on our management’s business knowledge and past experience that there are numerous potential candidates. We expect that our principal means of identifying potential target businesses will be through the extensive contacts and relationships of our sponsor, initial stockholders, officers and directors and their affiliates. While our officers and directors are not required to commit any specific amount of time in identifying or performing due diligence on potential target businesses, our officers and directors believe that the relationships they have developed over their careers and their access to our sponsor’s contacts and resources will generate a number of potential business combination opportunities that will warrant further investigation. We also anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls or mailings. These sources may also introduce us to target businesses they think we may be interested in on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting.

Our officers and directors must present to us all target business opportunities that have a fair market value of at least 80% of the assets held in the trust account (excluding taxes payable on the income accrued in the trust account) at the time of the agreement to enter into the initial business combination, subject to any pre-existing fiduciary or contractual obligations. While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. In addition, we may pay consulting, success or finder fees to our sponsor, officers, directors, initial stockholders or their affiliates in connection with the consummation of our initial business combination. Our audit committee will review and approve all reimbursements and payments made to our sponsor, officers, directors or their respective affiliates, with any interested director abstaining from such review and approval.

We have no present intention to enter into a business combination with a target business that is affiliated with any of our officers, directors or sponsor. However, we are not restricted from entering into any such transactions and may do so if (i) such transaction is approved by a majority of our disinterested independent directors and (ii) we obtain an opinion from an independent investment banking firm, or another independent entity that commonly renders valuation opinions, that the business combination is fair to our unaffiliated stockholders from a financial point of view.

Unlike other blank check company offerings, we have structured our offering to be an offering of units that consist of one subunit (consisting of one share of common stock and one-quarter of a warrant) and one-quarter of a warrant. We have structured our offering in this fashion for two primary reasons:

•        To Maximize Cash Available for Use Following Business Combination.    We are effectively providing an incentive to our stockholders to not redeem their subunits in connection with either our stockholder vote or our pre-business combination tender offer as they would forfeit one-quarter of a warrant underlying the subunit in the event they elect to redeem. The goal of the foregoing is to seek to maximize the amount of cash in trust that will be available for our use following our business combination.

•        To Minimize Dilution.    This structure will reduce the total number of warrants outstanding, as compared to a structure in which one unit consists of one share and one full warrant, in the event a portion of our stockholders elect to redeem their subunits in connection with either our stockholder vote or our pre-business combination tender offer as any stockholder that redeems its subunits will forfeit one-quarter of a warrant underlying the subunit.

We believe this structure will be viewed more favorably by potential business combination candidates than the traditional structure as it provides an additional incentive for stockholders to not redeem and in the event a portion of them do redeem, it reduces overall dilution, as compared to a structure in which one unit consists of one share and one full warrant, due to a reduction in the number of warrants outstanding.

Selection of a Target Business and Structuring of a Business Combination

Subject to our management team’s pre-existing fiduciary obligations and the limitations that a target business have a fair market value of at least 80% of the balance in the trust account (excluding the taxes payable on the interest earned on the trust account) at the time of the execution of a definitive agreement for our initial business combination, as described below in more detail, and that we must acquire a controlling interest in the target business, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business.

The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination.

Fair Market Value of Target Business

Nasdaq listing rules require that the target business or businesses that we acquire must collectively have a fair market value equal to at least 80% of the balance of the funds in the trust account (excluding the taxes payable on the interest earned on the trust account) at the time of the execution of a definitive agreement for our initial business combination. Notwithstanding the foregoing, if we are not then listed on Nasdaq for whatever reason, we would no longer be required to meet the foregoing 80% fair market value test.

We currently anticipate structuring a business combination to acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure our initial business combination where we merge directly with the target business or where we acquire less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or stockholders or for other reasons, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our stockholders prior to the business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. In this case, we could acquire a 100% controlling interest in the target; however, as a result of the issuance of a substantial number of new shares, our stockholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% of trust account balance test.

The fair market value of the target will be determined by our board of directors based upon one or more standards generally accepted by the financial community (such as actual and potential sales, earnings, cash flow and/or book value). The proxy solicitation materials or tender offer documents used by us in connection with any proposed transaction will provide public stockholders with our analysis of the fair market value of the target business, as well as the basis for our determinations. If our board is not able to independently determine that the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm, or another independent entity that commonly renders valuation opinions, with respect to the satisfaction of such criteria. Additionally, pursuant to Nasdaq rules, any initial business combination must be approved by a majority of our independent directors.

We will not be required to obtain an opinion from an investment banking firm as to the fair market value if our board of directors independently determines that the target business complies with the 80% threshold.

Lack of Business Diversification

Although this process may entail the simultaneous acquisitions of several operating businesses and we may seek to effect a business combination with more than one target business, we expect to complete our business combination with a single business. Therefore, at least initially, the prospects for our success may be entirely dependent upon the future performance of a single business operation. Unlike other entities which may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversification may:

•        subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination, and

•        result in our dependency upon the performance of a single operating business or the development or market acceptance of a single or limited number of products, processes or services.

If we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business.

Limited Ability to Evaluate the Target Business’ Management

Although we intend to scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business’ management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business following a business combination cannot presently be stated with any certainty. While it is possible that some of our key personnel will remain associated in senior management or advisory positions with us following a business combination, it is unlikely that they will devote their full time efforts to our affairs subsequent to a business combination. Moreover, they would only be able to remain with the company after the consummation of a business combination if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for them to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. While the personal and financial interests of our key personnel may influence their motivation in identifying and selecting a target business, their ability to remain with the company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. Additionally, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that any such additional managers we do recruit will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Stockholders May Not Have the Ability to Approve an Initial Business Combination

In connection with any proposed business combination, we will either (1) seek stockholder approval of our initial business combination at a meeting called for such purpose at which stockholders may seek to convert their subunits, regardless of whether they vote for or against the proposed business combination or do not vote at all, into their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), or (2) provide our stockholders with the opportunity to sell their subunits to us by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), in each case subject to the limitations described herein. If we determine to engage in a tender offer, such tender offer will be structured so that each stockholder may tender all of his, her or its subunits rather than some pro rata portion of his, her or its subunits. The decision as to whether we will seek stockholder approval of a proposed business combination or will allow stockholders to sell their subunits to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek stockholder approval. If we decide to allow our stockholders to sell their subunits to us in a tender offer, we will file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination as is required under the SEC’s proxy rules. We will consummate our initial business combination only if we have net tangible assets of at least $5,000,001 either immediately prior to or upon such consummation and, if we seek stockholder approval, a majority of the outstanding shares of common stock voted are voted in favor of the business combination.

We chose our net tangible asset threshold of $5,000,001 to ensure that we would avoid being subject to Rule 419 promulgated under the Securities Act of 1933, as amended. However, if we seek to consummate an initial business combination with a target business that imposes any type of working capital closing condition or requires us to have a minimum amount of funds available from the trust account upon consummation of such initial business combination, we may need to have more than $5,000,001 in net tangible assets either immediately prior to or upon consummation and this may force us to seek third party financing which may not be available on terms acceptable to us or at all. As a result, we may not be able to consummate such initial business combination and we may not be able to locate another suitable target within the applicable time period, if at all. Public stockholders may therefore have to wait 18 months in order to be able to receive a pro rata share of the trust account.

Our sponsor, initial stockholders, officers and directors have agreed (1) to vote any shares of common stock owned by them in favor of any proposed business combination, (2) not to convert any founder shares or subunits in connection with a stockholder vote to approve a proposed initial business combination and (3) not sell any founder shares of subunits in any tender in connection with a proposed initial business combination.

None of our officers, directors, sponsor, initial stockholders or their affiliates has indicated any intention to purchase units, subunits or warrants in this offering or from persons in the open market or in private transactions. However, if we hold a meeting to approve a proposed business combination and a significant number of stockholders vote, or indicate an intention to vote, against such proposed business combination, our officers, directors, sponsor, initial stockholders or their affiliates could make such purchases in the open market or in private transactions in order to influence the vote. Notwithstanding the foregoing, our officers, directors, sponsor, initial stockholders and their affiliates will not make purchases of units, subunits or warrants if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act, which are rules designed to stop potential manipulation of a company’s stock.

Conversion Rights

At any meeting called to approve an initial business combination, public stockholders may seek to convert their subunits, regardless of whether they vote for or against the proposed business combination or do not vote at all, into their pro rata share of the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the initial business combination, less any taxes then due but not yet paid. Alternatively, we may provide our public stockholders with the opportunity to sell their subunits to us through a tender offer (and thereby avoid the need for a stockholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account, less any taxes then due but not yet paid.

Our sponsor, initial stockholders and our officers and directors will not have conversion rights with respect to any founder shares or subunits owned by them, directly or indirectly, whether acquired prior to this offering or purchased by them in this offering or in the aftermarket. Additionally, the holders of the representative shares will not have conversion rights with respect to the representative shares.

Furthermore, public stockholders who redeem or tender their subunits for their pro rata share of the trust account will continue to have the right to exercise any warrants held by them which are not included in a subunit, but will automatically forfeit the warrants included in the redeemed subunits. This is different than other similarly structured blank check companies where a redeeming or tendering stockholder is able to keep any warrants he may still hold, whether included in a unit or held separately. Common stock alone will not be entitled to receive the redemption amount. Accordingly, investors may have a disincentive to exercise the redemption rights because they will automatically forfeit, without the receipt of any additional consideration, the portion of the warrant included in the subunit.

We may require public holders of subunits, whether they are a record holder or hold their subunits in “street name,” to either (i) tender their certificates to our transfer agent or (ii) deliver their subunits to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option, in each case prior to a date set forth in the proxy materials sent in connection with the proposal to approve the business combination.

There is a nominal cost associated with the above-referenced delivery process and the act of certificating the subunits or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker $45.00 and it would be up to the broker whether or not to pass this cost on to the holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise conversion rights. The need to deliver subunits is a requirement of exercising conversion rights regardless of the timing of when such delivery must be effectuated. However, in the event we require stockholders seeking to exercise conversion rights prior to the consummation of the proposed business combination and the proposed business combination is not consummated this may result in an increased cost to stockholders.

Any proxy solicitation materials we furnish to stockholders in connection with a vote for any proposed business combination will indicate whether we are requiring stockholders to satisfy such certification and delivery requirements. Accordingly, a stockholder would have from the time the stockholder received our proxy statement up until the vote on the proposal to approve the business combination to deliver his shares if he wishes to seek to exercise his conversion rights. This time period varies depending on the specific facts of each transaction. However, as the delivery process can be accomplished by the stockholder, whether or not he is a record holder or his shares are held in “street name,” in a matter of hours by simply contacting the transfer agent or his broker and requesting delivery of his shares through the DWAC System, we believe this time period is sufficient for an average investor. However, we cannot assure you of this fact. Please see the risk factor titled “In connection with any stockholder meeting called to approve a proposed initial business combination, we may require stockholders who wish to convert their subunits in connection with a proposed business combination to comply with specific requirements for conversion that may make it more difficult for them to exercise their conversion rights prior to the deadline for exercising their rights” for further information on the risks of failing to comply with these requirements.

Any request to convert such subunits once made, may be withdrawn at any time up to the vote on the proposed business combination or the expiration of the tender offer. Furthermore, if a holder of a public subunit delivered his certificate in connection with an election of their conversion and subsequently decides prior to the applicable date not to elect to exercise such rights, he may simply request that the transfer agent return the certificate (physically or electronically).

If the initial business combination is not approved or completed for any reason, then our public stockholders who elected to exercise their conversion rights would not be entitled to convert their subunits for the applicable pro rata share of the trust account as of two business days prior to the consummation of the initial business combination. In such case, we will promptly return any subunits delivered by public holders.

Liquidation if No Business Combination

Our amended and restated certificate of incorporation provides that we will have only 18 months to complete an initial business combination from the closing of this offering. If we have not completed an initial business combination by such date, we will (i) cease all operations except for the purpose of winding up and (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public subunits, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any interest not previously released to us but net of taxes payable, divided by the number of then outstanding public subunits, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law. Public stockholders will also forfeit the one-quarter of a warrant included in the subunits being redeemed. As promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, we will dissolve and liquidate, subject to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

Our sponsor, initial stockholders, officers and directors have agreed that they will not propose any amendment to our amended and restated certificate of incorporation that would affect our public stockholders’ ability to convert or sell their subunits to us in connection with a business combination as described herein or affect the substance or timing of our obligation to redeem 100% of our public subunits if we do not complete a business combination within 18 months from the closing of this offering unless we provide our public stockholders with the opportunity to convert their subunits upon such approval at a per-subunit price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest not previously released to us but net of franchise and income taxes payable, divided by the number of then outstanding public subunits. This redemption right shall apply in the event of the approval of any such amendment, whether proposed by our sponsor, initial stockholders, executive officers, directors or any other person.

Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of our trust account distributed to our public stockholders upon the redemption of 100% of our outstanding public subunits in the event we do not complete our initial business combination within the required time period may be considered a liquidation distribution under Delaware law. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. It is our intention to redeem our public subunit as soon as reasonably possible following our 18th month, and, therefore, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of such date.

Furthermore, if the pro rata portion of our trust account distributed to our public stockholders upon the redemption of 100% of our public subunits in the event we do not complete our initial business combination within the required time period is not considered a liquidation distribution under Delaware law and such redemption distribution is deemed to be unlawful, then pursuant to Section 174 of the Delaware General Corporation Law, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidation distribution.

Because we will not be complying with Section 280 of the Delaware General Corporation Law, Section 281(b) of the Delaware General Corporation Law requires us to adopt a plan, based on facts known to us at such time that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the subsequent ten years. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as lawyers, investment bankers, etc.) or prospective target businesses.

We are required to seek to have all third parties (including any vendors or other entities we engage after this offering) and any prospective target businesses enter into agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account. As a result, the claims that could be made against us will be limited, thereby lessening the likelihood that any claim would result in any liability extending to the trust. We therefore believe that any necessary provision for creditors will be reduced and should not have a significant impact on our ability to distribute the funds in the trust account to our public stockholders. Nevertheless, Marcum LLP, our independent registered public accounting firm, and the underwriters of the offering, will not execute agreements with us waiving such claims to the monies held in the trust account. Furthermore, there is no guarantee that other vendors, service providers and prospective target businesses will execute such agreements. Nor is there any guarantee that, even if they execute such agreements with us, they will not seek recourse against the trust account. Our sponsor has agreed that it will be liable to ensure that the proceeds in the trust account are not reduced below $10.00 per subunit by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us, but we cannot assure you that it will be able to satisfy its indemnification obligations if it is required to do so. We have not asked our sponsor to reserve for such indemnification obligations, nor have we independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and believe that our sponsor’s only assets are securities of our company. Therefore, we believe it is unlikely that our sponsor will be able to satisfy its indemnification obligations if it is required to do so. Additionally, the agreement our sponsor entered into specifically provides for two exceptions to the indemnity it has given: it will have no liability (1) as to any claimed amounts owed to a target business or vendor or other entity who has executed an agreement with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, or (2) as to any claims for indemnification by the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. As a result, if we liquidate, the per-subunit distribution from the trust account could be less than $10.00 due to claims or potential claims of creditors.

We anticipate notifying the trustee of the trust account to begin liquidating such assets promptly after the 18th month and anticipate it will take no more than 10 business days to effectuate such distribution. The holders of the founder shares and private subunits have waived their rights to participate in any liquidation distribution from the trust account with respect to such shares and subunits. There will be no distribution from the trust account with respect to our warrants, which will expire worthless. We will pay the costs of any subsequent liquidation from our remaining assets outside of the trust account. If such funds are insufficient, our sponsor has contractually agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and has contractually agreed not to seek repayment for such expenses.

If we are unable to complete an initial business combination and expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-subunit redemption price would be $10.00. The proceeds deposited in the trust account could, however, become subject to claims of our creditors that are in preference to the claims of public stockholders.

Our public stockholders shall be entitled to receive funds from the trust account only in the event of our failure to complete a business combination within the required time period, if the stockholders seek to have us convert or purchase their respective subunits upon a business combination which is actually completed by us or upon certain amendments to our amended and restated certificate of incorporation prior to consummating an initial business combination. In no other circumstances shall a stockholder have any right or interest of any kind to or in the trust account.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders at least $10.00 per subunit.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after 18 months from the closing of this offering, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Amended and Restated Certificate of Incorporation

Our amended and restated certificate of incorporation contains certain requirements and restrictions relating to this offering that will apply to us until the consummation of our initial business combination. These provisions cannot be amended without the approval of a majority of our stockholders. If we seek to amend any provisions of our amended and restated certificate of incorporation that would affect our public stockholders’ ability to convert or sell their subunits to us in connection with a business combination as described herein or affect the substance or timing of our obligation to redeem 100% of our public subunits if we do not complete a business combination within 18 months from the closing of this offering, we will provide dissenting public stockholders with the opportunity to convert their public subunits in connection with any such vote. This conversion right shall apply in the event of the approval of any such amendment, whether proposed by our sponsor, any executive officer, director or director nominee, or any other person. Our sponsor, officers and directors have agreed to waive any conversion rights with respect to any founder shares, private subunits, private shares and any public subunits they may hold in connection with any vote to amend our amended and restated certificate of incorporation. Specifically, our amended and restated certificate of incorporation provides, among other things, that:

•        we shall either (1) seek stockholder approval of our initial business combination at a meeting called for such purpose at which stockholders may seek to convert their subunits, regardless of whether they vote for or against the proposed business combination or do not vote at all, into their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), or (2) provide our stockholders with the opportunity to sell their subunits to us by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), in each case subject to the limitations described herein;

•        we will consummate our initial business combination only if we have net tangible assets of at least $5,000,001 either immediately prior to or upon such consummation and, if we seek stockholder approval, a majority of the outstanding shares of common stock voted are voted in favor of the business combination;

•        if our initial business combination is not consummated within 18 months from the closing of this offering, then we will redeem all of the outstanding public subunits and thereafter liquidate and dissolve our company;

•        upon the consummation of this offering, $120.0 million, or $138.0 million if the over-allotment option is exercised in full, shall be placed into the trust account;

•        we may not consummate any other business combination, merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar transaction prior to our initial business combination; and

•        prior to our initial business combination, we may not issue additional stock that participates in any manner in the proceeds of the trust account, or that votes as a class with the common stock sold in this offering on an initial business combination.

Competition

In identifying, evaluating and selecting a target business, we may encounter intense competition from other entities having a business objective similar to ours. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there may be numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses may be limited by our available financial resources.

The following also may not be viewed favorably by certain target businesses:

•        our obligation to seek stockholder approval of a business combination or engage in a tender offer may delay the completion of a transaction;

•        our obligation to convert or repurchase subunits held by our public stockholders may reduce the resources available to us for a business combination; and

•        our outstanding warrants, and the potential future dilution they represent.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that our status as a public entity and potential access to the United States public equity markets may give us a competitive advantage over privately-held entities having a similar business objective as ours in acquiring a target business with significant growth potential on favorable terms.

If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target business. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

Facilities

We currently maintain our principal executive offices at 2093 Philadelphia Pike #1968, Claymont, DE 19703. The cost for this space is included in the $10,000 per-month fee SPAC Partners LLC, an affiliate of our Chief Executive Officer, will charge us for general and administrative services commencing on the date of this prospectus pursuant to a letter agreement between us and our sponsor. We believe that the fee charged by such party is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space, combined with the other office space otherwise available to our executive officers, adequate for our current operations.

Employees

We have three executive officers. These individuals are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on whether a target business has been selected for the business combination and the stage of the business combination process the company is in. Accordingly, once a suitable target business to acquire has been located, management may spend more time investigating such target business and negotiating and processing the business combination (and consequently spend more time on our affairs) than had been spent prior to locating a suitable target business. We presently expect our executive officers to devote such amount of time as they reasonably believe is necessary to our business. We do not intend to have any full time employees prior to the consummation of a business combination.

Periodic Reporting and Audited Financial Statements

We have registered our units, subunits, common stock and warrants under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual report will contain financial statements audited and reported on by our independent registered public accountants.

We will provide stockholders with audited financial statements of the prospective target business as part of any proxy solicitation materials or tender offer documents sent to stockholders to assist them in assessing the target business. These financial statements will need to be prepared in accordance with or reconciled to United States generally accepted accounting principles or international financial reporting standards. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have the necessary financial statements. To the extent that this requirement cannot be met, we may not be able to acquire the proposed target business.

We may be required to have our internal control procedures audited for the fiscal year ending December 31, 2022 as required by the Sarbanes-Oxley Act. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacity as such, and we and the members of our management team have not been subject to any such proceeding in the 12 months preceding the date of this prospectus.

Comparison to Offerings of Blank Check Companies Subject to Rule 419

The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering because we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact.

	Terms of the Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds

$120,000,000 of the proceeds from this offering and sale of the private units will be deposited into a U.S.-based trust account maintained by Continental Stock Transfer & Trust Company, acting as trustee

$105,840,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds

The $120,000,000 of proceeds from this offering and sale of the private units held in trust will only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations.

Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Limitation on fair value or net assets of target business

Our initial business combination must occur with one or more target businesses that together have a fair market value of at least 80% of the assets held in the trust account (excluding the taxes payable on the interest earned on the trust account) at the time of the agreement to enter into the initial business combination. Notwithstanding the foregoing, if we are not then listed on Nasdaq for whatever reason, we would no longer be required to meet the foregoing 80% fair market value test.

We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.

	Terms of the Offering	Terms Under a Rule 419 Offering
Trading of securities issued

The units may commence trading on or promptly after the date of this prospectus. The subunits and warrants comprising the units, but not the shares of common stock and warrants included in the subunits, will begin to trade separately on the 90th day after the date of this prospectus unless EarlyBirdCapital informs us of its decision to allow earlier separate trading, provided that in no event may the subunits and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the initial filing of such Current report on Form 8-K. Once the subunits and warrants commence separate trading, holders will have the option to continue to hold units or separate their units into the component pieces.

No trading of the units or the underlying shares of common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

If the over-allotment option is exercised after the initial filing of such Current Report on Form 8-K, we will file an amendment to the Form 8-K to provide updated financial information to reflect the exercise and consummation of the over-allotment option. We will also include in this Form 8-K, an amendment thereto, or in a subsequent Form 8-K, information indicating if EarlyBirdCapital has allowed separate trading of the subunits and warrants prior to the 90th day after the date of this prospectus. The share of common stock and one-quarter warrant included within the subunit will not trade separately until we complete our initial business combination.

Exercise of the warrants	The warrants cannot be exercised until 30 days after the completion of a business combination and, accordingly, will be exercised only after the trust account has been terminated and distributed

The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

	Terms of the Offering	Terms Under a Rule 419 Offering
Election to remain an investor

We will either (1) give our stockholders the opportunity to vote on the business combination or (2) provide our public stockholders with the opportunity to sell their subunits to us in a tender offer for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, less taxes. If we hold a meeting to approve a proposed business combination, we will send each stockholder a proxy statement containing information required by the SEC. Alternatively, if we do not hold a meeting and instead conduct a tender offer, we will conduct such tender offer in accordance with the tender offer rules of the SEC and file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination as we would have included in a proxy statement.

A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a stockholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.

Business combination deadline

Pursuant to our amended and restated certificate of incorporation, if we are unable to complete our initial business combination within 18 months from the closing of this offering, we will (i) cease all operations except for the purpose of winding up and (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public subunits, at a per-subunit price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any interest not released to us but net of franchise and income taxes payable, divided by the number of then outstanding public subunits, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law. Public stockholders will also forfeit the one-quarter warrant included in the subunits being redeemed. As promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, we will dissolve and liquidate, subject to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

If an acquisition has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.

	Terms of the Offering	Terms Under a Rule 419 Offering
Interest earned on the funds in the trust account

There can be released to us, from time to time, any interest earned on the funds in the trust account that we may need to pay our tax obligations.

The remaining interest earned on the funds in the trust account will not be released until the earlier of the completion of a business combination and our liquidation upon failure to effect a business combination within the allotted time.

All interest earned on the funds in the trust account will be held in trust for the benefit of public stockholders until the earlier of the completion of a business combination and our liquidation upon failure to effect a business combination within the allotted time.

Release of funds

Except for any interest earned on the funds in the trust account that we may need to pay our tax obligations, the proceeds held in the trust account will not be released to us until the earlier of the completion of a business combination and our liquidation upon failure to effect a business combination within the allotted time.

The proceeds held in the escrow account would not be released to the company until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

MANAGEMENT

Directors and Executive Officers

Our directors and executive officers upon the effective date of the registration statement of which this prospectus forms part will be as follows:

Name	Age	Position
Dr. Eric R. Ball	57	Chairman of the Board
Stephen N. Cannon	53	Chief Executive Officer & President
Daniel Sheehan	66	Chief Operating Officer
Long Long	36	Chief Financial Officer
Bryant B. Edwards	66	Director
Dr. Luc Julia	55	Director
Rajan P. Pai	47	Director

Dr. Eric R. Ball is our Chairman as of the date of this prospectus. Since 2016, Dr. Ball has been the General Partner of Impact Venture Capital, a Silicon Valley based venture firm investing in early-stage applied-AI start-up companies. From 2015 until 2016, Dr. Ball served as the Chief Financial Officer for C3 AI, an enterprise AI software provider. From 2005 to 2015, Dr. Ball served as Senior Vice President and Treasurer for Oracle. Prior to 2005, Dr. Ball served in a variety of finance roles at Flextronics International, Cisco Systems, Avery Dennison, and AT&T. Dr. Ball has served as the Chairman of the Board of CapConnect+, a start-up company that is focused on linking corporate bond issuers to their institutional buyers, since 2020. Dr. Ball has also served as an advisor to Kyriba, a private treasury management software provider, since 2017. Dr. Ball has also served as a Board member and Audit Chairman of Glu Mobile Inc, a developer and publisher of mobile games, since 2013. Dr. Ball received his Ph.D. in management at the Drucker-Ito School of Claremont Graduate University. Dr. Ball received his MBA in finance and MA in economics at the University of Rochester. Dr. Ball graduated with honors from the University of Michigan with a Bachelor of Arts degree in Economics. Dr. Ball is also the co-author of the book “Unlocking the Ivory Tower”. We believe that Dr. Ball is well-qualified to serve as a director of the company given his extensive finance, mergers & acquisition, investing and public company experience in the technology industry.

Stephen N. Cannon has been our Chief Executive Officer & President since September 2020, and our Director from September 2020 to March 2021. Since August 2020, Mr. Cannon has been the Chief Operating Officer and President of Global SPAC Partners Co, a proposed blank check company which filed a registration statement with the SEC on October 13, 2020 for a $200 million IPO and intends to focus on potential business combinations in geographic regions from the Middle East North Africa through SouthEast Asia. Since August 2019, Mr. Cannon has been the Chief Operating Officer and President of Ackrell SPAC Partners I Co., a blank check company which completed a $140 million IPO on December 21, 2020, and intends to focus on fast-moving consumer goods business globally, with an emphasis on beverage and wellness sectors. Since 2014, Mr. Cannon has been President of Everest Partners Limited, a privately-owned investment firm focused on Asian private investments. From 2017 to 2019, Mr. Cannon was the Chief Financial Officer of Twelve Seas Investment Company, a blank check company with $207 million held in trust that consummated its initial business combination with BPGIC Ltd, a petroleum and gas company located in the United Arab Emirates, in December, 2019. From 2017 to 2019, Mr. Cannon was the President, Chief Financial Officer and a director of CM Seven Star, a Nasdaq-listed SPAC, sponsored by a leading Chinese private investment firm, which consummated its business combination with Kaixin Auto Holdings in April 2019. From 2014 to 2016, Mr. Cannon was Chief Executive Officer and a director of DT Asia Acquisition Corp, a Nasdaq-listed SPAC, which consummated its business combination with China Direct Lending Corp. in July 2016. From 2010 to 2014, Mr. Cannon was a Partner and Head of China for RedBridge Group Ltd., a boutique merchant banking firm focused on Chinese and Arabian Gulf cross-border investments. From 2009 to 2014, Mr. Cannon was a registered representative of, and senior advisor to, Ackrell Capital. From 2007 to 2010, Mr. Cannon served in various capacities with Hambrecht Asia Acquisition Corp., a Nasdaq-listed SPAC, as a co-founder, initial Chief Financial Officer and a director, and then Vice President of Acquisitions. Hambrecht Asia Acquisition Corp. merged with SGOCO Ltd, a Chinese company, in April 2010. From 2005 to 2008, Mr. Cannon served as a Managing Director of Asian investment banking for WR Hambrecht+Co. Prior to WR Hambrecht + Co., Mr. Cannon worked at ABN AMRO, Donaldson, Lufkin & Jenrette, Smith Barney Shearson and Salomon Brothers. Mr. Cannon currently serves on the board of the Cambodian Hotel Association. Mr. Cannon graduated from the University of Notre Dame with a Bachelor of Arts degree in Economics and a Bachelor of Science degree, majoring in Mechanical Engineering.

Daniel L. Sheehan is our Chief Operating Officer as of the date of this prospectus. Since December 2020, Mr Sheehan has been a Director of Ackrell SPAC Partners I Co. Since 1995, Mr. Sheehan has been an attorney licensed in the State of California. Since 2004, Mr. Sheehan has been the founder and managing partner of Silicon Valley Wealth Law, a law firm specializing in estate planning, tax planning, business planning, and special needs planning. Mr. Sheehan has designed and drafted over 1,000 estate plans for clients throughout Silicon Valley. Mr. Sheehan has expertise in handling federal and state income tax matters and disputes, in the formation and operation of business entities, and has provided strategic planning and technology enhancement guidance to new business ventures and established companies. Mr. Sheehan has senior management experience with companies in a range of industries, including computer-aided manufacturing, real estate development, health care, mining, and law. Mr. Sheehan has frequently consulted with venture capitalists to review and advise them about investment opportunities. From 2011 to 2013, Mr. Sheehan was Chief Executive Officer of North Star Resources, a provider of technology for the extraction and refining of precious and strategic metals. From 1996 to 2004, Mr. Sheehan was a partner in the law firm of Davidson, Sheehan & Jewel. In 2010, Mr. Sheehan filed for personal bankruptcy under Chapter 13, which was completed in May 2014 with no debts being discharged. Mr. Sheehan graduated from St. Mary’s College of California with a Bachelor of Arts degree in Business Management with honors. Mr. Sheehan received his Juris Doctor from the University of San Francisco School of Law.

Long Long has been our Chief Financial Officer since September 2020. Since August 2020, Mr. Long has been the Chief Financial Officer of Global SPAC Partners Co. Since August 2019, Mr. Long has been the Chief Financial Officer of Ackrell SPAC Partners I Co. From 2017 to 2019, Mr. Long was Vice President of Twelve Seas Sponsors I LLC, sponsor of Twelve Seas Investment Company. From 2006 to 2016, Mr. Long worked for IBM in a variety of Corporate Finance, Audit, and Managerial roles, both within the US and internationally. From 2015 to 2016, Mr. Long served as Finance Controller for IBM China’s Consulting Business Unit and Sales Channels. From 2013 to 2014, Mr. Long served as the Strategy and Planning Manager for IBM China and, from January 2012 to December 2012, as a Senior Finance Analyst for IBM China. From 2010 to 2011, Mr. Long served as Internal Auditor for IBM’s Asia Pacific region and, from 2006 to 2009, as a financial analyst for IBM’s worldwide operations. Mr. Long graduated from Washington University in St. Louis with a Bachelor of Science and Business Administration degree, majoring in Finance and a Bachelor of Science degree, majoring in Electrical Engineering.

Bryant B. Edwards is one of our independent directors as of the date of this prospectus. Since August 2020, Mr. Edwards has been the Chief Executive Officer and Director of Global SPAC Partners Co. From 2018 to 2019, Mr. Edwards was the Chief Operating Officer and Director of Twelve Seas, which consummated its initial business combination with BPGIC, Ltd. Mr. Edwards retired from Latham & Watkins, a global law firm, in 2016, after a 35-year legal career. From 1981 to 2016, Mr. Edwards served as both a practicing corporate and securities attorney, as well as in various management roles building the Latham & Watkins’ practices in Europe (from 2000 to 2008), the Middle East (from 2008 to 2012) and then East Asia (from 2012 to 2016). From 2004 to 2008, Mr. Edwards served as Chair of the European High Yield Association (EHYA) and helped establish the Gulf Bond & Sukuk Association, the trade association representing the Arabian Gulf fixed income market (GBSA) and, from 2008 to 2012, served on its Steering Committee and as Chair of its Regulatory Committee. Additionally, from 2012 to 2016, Mr. Edwards served as Vice-Chair of the Credit Markets Committee of the Asia Securities & Financial Markets Committee (ASIFMA). Mr. Edwards has served as a Board of Brooge Energy Limited (f.k.a. BPGIC Ltd), a petroleum and gas company located in the UAE, since 2020. Mr. Edwards graduated from Brigham Young University with a Bachelor of Arts degree and received his Juris Doctor from the University of Chicago Law School. We believe that Mr. Edwards is well-qualified to serve as a director of the company given his in-depth knowledge of corporate, securities and regulatory law.

Dr. Luc Julia is one of our independent directors as of the date of this prospectus. Since December 2012, Dr. Julia has been the CTO and Senior Vice President of Innovation for Samsung Electronics. From 2011 to 2012, Dr. Julia served as a Director of Siri at Apple and was a co-author of Siri’s core patents. From 2010 to 2011, Dr. Julia served as the Chief Technologist at Hewlett-Packard. From 2000 to 2010, Dr. Julia served as the Co-founder and Vice President of R&D of BravoBrava!, a tech incubator focusing on new interfaces for education, multimodal and multimedia products. From 2004 to 2010, Dr. Julia served as the CTO of ORB Networks, a start-up he co-founded that provided digital media streaming solutions for digital home and remote access applications. From 2001 to 2008, Dr. Julia served as the CTO of SpeaK ESL, a company he co-founded which leveraged speech recognition and web technologies to help non-native speakers to practice and improve their English. From 2000 to 2007, Dr. Julia served as the Vice President of R&D of Soliloquy Learning, a company he co-founded which pioneered the Reading Assistant that combines advanced speech recognition technology with science-based interventions to help children strengthen their reading fluency, vocabulary, and comprehension. From 1994 to 2000, Dr. Julia served in several research roles at SRI International, an independent, non-profit research institute, during which time Dr. Julia co-founded Nuance Communications, now a multi-national software corporation focused on speech recognition and artificial intelligence. Dr. Julia received his Ph.D. in Computer Science at the Ecole Nationale Supérieure des Télécommunications de Paris. Dr. Julia graduated from the University Pierre et Marie Curie in Paris with a Bachelor of Science degree and a Master of Science degree in Mathematics and Computer Science. Dr. Julia is the recipient of Légion d’Honneur, the highest order of France, and is a member of France’s National Academy of Technologies. Dr. Julia is also the author of the bestselling book “There is no such thing as Artificial Intelligence” and holds dozens of patents. We believe that Dr. Julia is well-qualified to serve as a director of the company given his vast experience and significant accomplishments in the technology industry.

Rajan P. Pai is one of our independent directors as of the date of this prospectus. Since 2015, Mr. Pai has been the Vice President of System Applications at Credo, leading the development of high-performance transceiver solutions for service providers, datacenters and enterprise segments. From 1997 to 2015, Mr. Pai served in various engineering, sales and marketing roles at Marvell Semiconductor, Inc., including as the General Manager managing the storage business unit that offered system-on-chip (SOC) solutions for disk drive & solid-state drive applications; Mr. Pai worked closely with finance, operational and M&A teams during this time to successfully grow the division into a billion-dollar business. Prior to 1997, Mr. Pai served as an engineer at Texas Instruments, designing and developing PRML detectors for read channels. Mr. Pai graduated from the University of California, Irvine with a Bachelor of Science, majoring in Electrical & Computer Engineering with a specialization in Systems & Signal Processing. We believe that Mr. Pai is well-qualified to serve as a director of the company given his extensive engineering background and significant financial experience in a public company.

Special Advisor and Technical Advisor

Brent Callinicos has been our special advisor since January 2021. Mr. Callinicos is currently an angel investor, active in investing in early-stage technology companies. From 2017 to 2018, Mr. Callinicos served as the Chief Operating Officer and Chief Financial Officer of Virgin Hyperloop One. From 2013 to 2015, Mr. Callinicos served as the Chief Financial Officer of Uber Technologies Inc. From 2007 to 2013, Mr. Callinicos worked at Google Inc., including as Vice President, Treasurer and Chief Accountant. From 1992 to 2007, Mr. Callinicos worked at Microsoft Corporation, including as Treasurer, Vice President of Worldwide Licensing and Pricing, and CFO of the Platforms and Services Division. Mr. Callinicos is on the board of directors of several companies including PVH Corp, a fashion & apparel company and Rubicon Technologies, a private company. Mr. Callinicos has a Bachelor of Business Administration and an MBA from UNC Chapel Hill and is a Certified Public Accountant.

Maheedhar Gunturu has been our technical advisor since January 2021. Mr. Gunturu is a Silicon Valley executive with extensive experience in Big Data, Artificial Intelligence, Internet-of-Things, Cyber Security, 5G and various software ecosystems. Mr. Gunturu has also played an active role in open-source projects including Hadoop, Hbase, Spark, Kafka, Cassandra, OpenCV and PyTorch. Since 2018, Mr. Gunturu has been the Global Head and Senior Director of Partnership Engineering of ScyllaDB, an open-source distributed NoSQL column-oriented data store. From 2016 to 2018, Mr. Gunturu served as the Director of Cloud Engineering of SmartThings, a developer of automation software for smart homes and consumer Internet-of-Things. From 2016 to 2017, Mr. Gunturu worked as a Cloud Architect of VoltDB, an in-memory transactional database. From 2014 to 2016, Mr. Gunturu worked as a Cloud Architect for MapR Technologies, a business software distribution company that provides access to different Big Data workloads. From 2012 to 2014, Mr. Gunturu worked as an Architect for Zscaler, a cloud-based information security company. From 2008 to 2012, Mr. Gunturu worked as a Senior Software Engineer for Qualcomm as part of the Location technology/GNSS and GPS teams. Mr. Gunturu also serves as the Chief Executive Officer of Ittican, a non-profit organization focused on improving the quality of life for children. Mr. Gunturu has a Masters in Electrical and Computer Engineering from the University of Texas at San Antonio.

We currently expect our advisors to (i) assist us in sourcing and negotiating with potential business combination targets, (ii) provide business insights when we assess potential business combination targets and (iii) upon our request, provide business insights as we work to create additional value in the businesses that we acquire. However, we have no formal agreement with our special advisors and they will not be under any fiduciary obligations to us. They will not perform board or committee functions, nor will they have any voting or decision-making capacity on our behalf. Additionally, our special advisors has no other employment or compensation arrangements with us. Moreover, our special advisors will also not be required to devote any specific amount of time to our efforts. Accordingly, if our advisors becomes aware of a business combination opportunity which is suitable for any of the entities to which he has fiduciary or contractual obligations, they will honor such fiduciary or contractual obligations to present such business combination opportunity to such entity, and only present it to us if such entity rejects the opportunity. We may modify or expand our roster of advisors as we source potential business combination targets or create value in businesses that we may acquire.

Prior Experience with Blank Check Companies

Stephen N. Cannon has been an executive officer of Ackrell SPAC Partners I Co. since 2019, most recently serving as the Chief Operating Officer and President. Mr. Cannon was, from 2017 to 2019, the Chief Financial Officer of Twelve Seas Investment Company, a blank check company with $207 million held in trust that consummated its initial business combination with BPGIC Ltd, a petroleum and gas company located in the United Arab Emirates, in December, 2019. From 2017 to 2019, Mr. Cannon was the President, Chief Financial Officer and a director of CM Seven Star, a Nasdaq-listed SPAC, sponsored by a leading Chinese private investment firm, which consummated its business combination with Kaixin Auto Holdings in April 2019. From 2014 to 2016, Mr. Cannon was Chief Executive Officer and a director of DT Asia Acquisition Corp, a Nasdaq-listed SPAC, which consummated its business combination with China Direct Lending Corp. in July 2016. From 2007 to 2010, Mr. Cannon served in various capacities with Hambrecht Asia Acquisition Corp., a Nasdaq-listed SPAC, as a co-founder, initial Chief Financial Officer and a director, and then Vice President of Acquisitions. Hambrecht Asia Acquisition Corp. merged with SGOCO Ltd, a Chinese company, in April 2010.

Long Long has been the Chief Financial Officer of Ackrell SPAC Partners I Co. since 2019. Mr. Long was, from 2017 to 2019, the Vice President of Twelve Seas Sponsors I LLC, sponsor of Twelve Seas Investment Company.

Bryant B. Edwards was, from 2018 to 2019, the Chief Operating Officer and Director of Twelve Seas Investment Company.

Executive Compensation

No executive officer has received any cash compensation for services rendered to us. Commencing on the date of this prospectus through the acquisition of a target business, we will pay an affiliate of our Chief Executive Officer an aggregate fee of $10,000 per month for providing us with office space and certain office and secretarial services. However, this arrangement is solely for our benefit and is not intended to provide our Chief Executive Officer compensation in lieu of a salary.

Our officers and directors will also receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. There is no limit on the amount of out-of-pocket expenses reimbursable by us provided, however, that to the extent such expenses exceed the available proceeds not deposited in the trust account, such expenses would not be reimbursed by us unless we consummate an initial business combination. Our audit committee will review and approve all reimbursements made to our sponsor, officers, directors or their respective affiliates, with any interested director abstaining from such review and approval.

After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials furnished to our stockholders. However, the amount of such compensation may not be known at the time of the stockholder meeting held to consider our initial business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation. In this event, such compensation will be publicly disclosed at the time of its determination in a Current Report on Form 8-K or a periodic report, as required by the SEC.

Director Independence

Currently Messrs. Ball, Edwards, Julia and Pai would each be considered an “independent director” under the Nasdaq listing rules, which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Any affiliated transactions will be on terms no less favorable to us than could be obtained from independent parties. Our board of directors will review and approve all affiliated transactions with any interested director abstaining from such review and approval.

Audit Committee

We have established an audit committee of the board of directors, which consists of Messrs. Ball, Edwards and Pai, each of whom is an independent director under Nasdaq’s listing standards. Mr. Ball serves as chairman of the audit committee. The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

•        reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our Form 10-K;

•        discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

•        discussing with management major risk assessment and risk management policies;

•        monitoring the independence of the independent auditor;

•        verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•        reviewing and approving all related-party transactions;

•        inquiring and discussing with management our compliance with applicable laws and regulations;

•        pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

•        appointing or replacing the independent auditor;

•        determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

•        establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies; and

•        approving reimbursement of expenses incurred by our management team in identifying potential target businesses.

Financial Experts on Audit Committee

The audit committee will at all times be composed exclusively of “independent directors” who are “financially literate” as defined under Nasdaq’s listing standards. Nasdaq’s standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, we must certify to Nasdaq that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The board of directors has determined that Mr. Ball and Mr. Edwards each qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

Nominating Committee

We have established a nominating committee of the board of directors, which consists of Messrs. Ball, Edwards and Pai. Messrs. Ball, Edwards and Pai are each an independent director under Nasdaq’s listing standards. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating committee considers persons identified by its members, management, stockholders, investment bankers and others.

Guidelines for Selecting Director Nominees

The guidelines for selecting nominees, which are specified in the Nominating Committee Charter, generally provide that persons to be nominated:

•        should have demonstrated notable or significant achievements in business, education or public service;

•        should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

•        should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the stockholders.

The Nominating Committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The nominating committee does not distinguish among nominees recommended by stockholders and other persons.

Compensation Committee

We have established a compensation committee of the board of directors, which consists of Messrs. Ball and Pai, each of whom is an independent director under Nasdaq’s listing standards. The compensation committee’s duties, which are specified in our Compensation Committee Charter, include, but are not limited to:

•        reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

•        reviewing and approving the compensation of all of our other executive officers;

•        reviewing our executive compensation policies and plans;

•        implementing and administering our incentive compensation equity-based remuneration plans;

•        assisting management in complying with our proxy statement and annual report disclosure requirements;

•        approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;

•        if required, producing a report on executive compensation to be included in our annual proxy statement; and

•        reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

Code of Ethics

We have adopted a code of ethics that applies to all of our executive officers, directors and employees. The code of ethics codifies the business and ethical principles that govern all aspects of our business.

Conflicts of Interest

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•        the corporation could financially undertake the opportunity;

•        the opportunity is within the corporation’s line of business; and

•        it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Our amended and restated certificate of incorporation provides that:

•        we renounce any interest or expectancy in, or being offered an opportunity to participate in, any business opportunities that are presented to us or our officers, directors or stockholders or affiliates thereof, including but not limited to, our sponsor and its affiliates, except as may be prescribed by any written agreement with us; and

•        our officers and directors will not be liable to our company or our stockholders for monetary damages for breach of any fiduciary duty by reason of any of our activities or any of our sponsor or its affiliates to the fullest extent permitted by Delaware law.

Our officers and directors are, and may in the future become, affiliated with other companies. In order to minimize potential conflicts of interest which may arise from such other corporate affiliations, each of our officers and directors has contractually agreed, pursuant to a written agreement with us, until the earliest of our execution of a definitive agreement for a business combination, our liquidation or such time as he ceases to be an officer or director, to present to our company for our consideration, prior to presentation to any other entity, any suitable business opportunity which may reasonably be required to be presented to us, subject to any pre-existing fiduciary or contractual obligations he might have. The following table summarizes the relevant pre-existing fiduciary or contractual obligations of our officers and directors besides our sponsor:

Name of Individual (1)	Role in and Name of Affiliated Entity
Dr. Eric R. Ball	General Partner of Impact Venture Capital(2)
Director and Audit Chair of Glu Mobile Inc
Stephen N. Cannon	Chief Operating Officer and President of Ackrell SPAC Partners I Co.
President of Everest Partners Limited
Daniel L. Sheehan	Managing Partner of Silicon Valley Wealth Law
Long Long	Chief Financial Officer and President of Ackrell SPAC Partners I Co.
Luc Julia	CTO and Senior Vice President of Innovation for Samsung Electronics

____________

(1)      Each of the entities listed in this table may have competitive interests with our company with respect to the performance by each individual listed in this table of his or her obligations. Each individual listed, has a prior fiduciary duty with respect to each of the listed entities, including possibly the presentation by each such individual of business opportunities.

(2)      Dr. Ball is a co-founder and General Partner of Impact Venture Capital, a venture capital investment fund, and is a member of the boards of directors of various private companies. We do not anticipate that such companies will be of an appropriate size for our initial business combination, nor do we believe that his role as a director of these companies will conflict with his ability to represent us in our search for an initial business combination target.

In addition, our amended and restated certificate of incorporation provides that our company renounce its interest in a potential business combination offered to any director or officer, unless such opportunity is expressly offered to our director or officer solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue.

Following the completion of this offering and until we consummate our initial business combination, we intend to engage in the business of identifying and combining with one or more businesses. Our officers and directors may during that time become affiliated with entities that are engaged in a similar business, including another blank check company that may have acquisition objectives that are similar to ours. In particular, Messrs. Cannon, Long and Edwards currently serve as Chief Operating Officer and President, Chief Financial Officer, and Chief Executive Officer and Director, respectively, of Global SPAC Partners Co, a proposed blank check company which filed a registration statement with the SEC on October 13, 2020 for a $200 million IPO, and intends to focus on potential business combinations in geographic regions from the Middle East North Africa through SouthEast Asia.

Investors should also be aware of the following additional potential conflicts of interest:

•        None of our officers and directors is required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities.

•        Unless we consummate our initial business combination, our officers, directors and sponsor will not receive reimbursement or repayment for any out-of-pocket expenses incurred by them, or loans made to us, to the extent that such expenses exceed the amount of available proceeds not deposited in the trust account or interest earned on the trust account funds that are available to us.

•        The founder shares beneficially owned by our initial stockholders will be released from escrow only if a business combination is successfully completed, and the private units purchased by it, and any warrants which our officers or directors may purchase in the aftermarket will expire worthless if a business combination is not consummated. Additionally, our officers and directors and affiliates will not receive liquidation distributions from the trust account with respect to any of the founder shares or private subunits or shares. Furthermore, our sponsor has agreed that the private units will not be sold or transferred by it until after we have completed a business combination. For the foregoing reasons, our board may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination with.

To further minimize conflicts of interest, we have agreed not to consummate an initial business combination with an entity that is affiliated with any of our officers, directors, sponsor or initial stockholders unless we have obtained an opinion from an independent investment banking firm, or another independent entity that commonly renders valuation opinions, and the approval of a majority of our disinterested independent directors that the business combination is fair to our unaffiliated stockholders from a financial point of view.

Our officers and directors will also receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. There is no limit on the amount of out-of-pocket expenses reimbursable by us provided, however, that to the extent such expenses exceed the available proceeds not deposited in the trust account, such expenses would not be reimbursed by us unless we consummate an initial business combination. Our audit committee will review and approve all reimbursements made to our sponsor, officers, directors or their respective affiliates, with any interested director abstaining from such review and approval.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our shares of common stock as of the date of this prospectus and as adjusted to reflect the sale of our shares of common stock included in the units offered by this prospectus and in the private units (assuming none of the individuals listed purchase units in this offering), by:

•        each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•        each of our officers and directors; and

•        all of our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The following table does not reflect record of beneficial ownership of the warrants included in the units offered by this prospectus or the private warrants as these warrants are not exercisable within 60 days of the date of this prospectus.

	Prior to Offering			After Offering(2)
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Approximate Percentage of Outstanding Shares of Common Stock	Amount and Nature of Beneficial Ownership		Approximate Percentage of Outstanding Shares of Common Stock
Eric R. Ball(3)	—		—	—		—
Stephen N. Cannon(4)	3,375,000		87.2%	3,255,000		20.6%
Daniel L. Sheehan(3)	—		—	—		—
Long Long(3)	—		—	—		—
Bryant B. Edwards(3)	25,000		*	25,000		*
Luc Julia(3)	25,000		*	25,000		*
Rajan P. Pai(3)	25,000		*	25,000		*
Archimedes Tech SPAC Sponsors LLC(4)	3,375,000		87.2%	3,255,000		20.6%
EarlyBirdCapital, Inc.	420,000		10.9%	480,000		3.0%
All directors and executive officers as a group (seven individuals)	3,450,000	(4)	89.1%	3,330,000	(4)	21.1%

____________

*        Less than 1%.

(1)      Unless otherwise indicated, the business address of each of the individuals is 2093 Philadelphia Pike #1968, Claymont, DE 19703. The business address of EarlyBirdCapital, Inc. is 366 Madison Avenue, New York, New York 10017.

(2)      Assumes no exercise of the over-allotment option and, therefore, the forfeiture of an aggregate of 450,000 shares of common stock.

(3)      Does not include any securities held by Archimedes Tech SPAC Sponsors LLC, of which each person is a direct or indirect member. Each such person disclaims beneficial ownership of the reported shares other than to the extent of his ultimate pecuniary interest therein.

(4)      Includes securities held by Archimedes Tech SPAC Sponsors LLC, our sponsor, of which Stephen N. Cannon is sole managing member. Mr. Cannon disclaims beneficial ownership of the reported shares other than to the extent of his ultimate pecuniary interest therein.

Immediately after this offering, our initial stockholders will beneficially own approximately 21.1% of the then issued and outstanding shares of common stock (assuming they do not purchase any units in this offering and assuming the over-allotment option is not exercised). None of our sponsor, officers, directors and initial stockholders has indicated to us that it or they intend to purchase our securities in the offering. Because of the ownership block held by our sponsor, officers, directors and initial stockholders, such individuals may be able to effectively exercise influence over all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of our initial business combination.

If the underwriters do not exercise all or a portion of the over-allotment option, an aggregate of 450,000 founder shares will be forfeited. Only a number of shares necessary to maintain the 20% ownership interest in our shares of common stock after giving effect to the offering and the exercise, if any, of the underwriters’ over-allotment option (not including the private units and representative shares and assuming they do not purchase any units in this offering) will be necessary.

All of the founder shares outstanding prior to the date of this prospectus will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until (1) with respect to 50% of the founder shares, the earlier of one year after the date of the consummation of our initial business combination and the date on which the closing price of our shares of common stock equals or exceeds $12.50 per share (as adjusted for share splits, share capitalizations, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after our initial business combination and (2) with respect to the remaining 50% of the founder shares, one year after the date of our consummation of the initial business combination, or earlier, in either case, if, subsequent to the initial business combination, we consummates a liquidation, merger, stock exchange or other similar transaction which results in all of the shareholders having the right to exchange their shares of common stock for cash, securities or other property. Up to 450,000 of the founder shares may also be released from escrow earlier than this date for cancellation if the over-allotment option is not exercised in full as described above.

During the escrow period, the holders of these shares will not be able to sell or transfer their securities except for transfers, assignments or sales (i) among our initial stockholders or to our initial stockholders’ members, officers, directors, consultants or their affiliates, (ii) to a holder’s stockholders or members upon its liquidation, (iii) by bona fide gift to a member of the holder’s immediate family or to a trust, the beneficiary of which is the holder or a member of the holder’s immediate family, for estate planning purposes, (iv) by virtue of the laws of descent and distribution upon death, (v) pursuant to a qualified domestic relations order, (vi) to us for no value for cancellation in connection with the consummation of our initial business combination, or (vii) in connection with the consummation of a business combination at prices no greater than the price at which the shares were originally purchased, in each case (except for clause (vi) or with our prior consent) where the transferee agrees to the terms of the escrow agreement and to be bound by these transfer restrictions, but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, there will be no liquidation distribution with respect to the founder shares.

Our sponsor and EarlyBirdCapital have committed that they and/or their designees will purchase from us an aggregate of 390,000 private units at $10.00 per unit, for a total purchase price of $3,900,000 in a private placement that will occur simultaneously with the consummation of this offering. Each private unit will consist of one private subunit (consisting of one private share and one-quarter of a private warrant) and one-quarter of a private warrant. They have also agreed that if the over-allotment option is exercised by the underwriters in full or in part, they and/or their designees will purchase from us additional private units (up to a maximum of 36,000 private units at a price of $10.00 per private unit) in an amount that is necessary to maintain in the trust account $10.00 per unit sold to the public in this offering. These additional private units will be purchased in a private placement that will occur simultaneously with the purchase of units resulting from the exercise of the over-allotment option. The private units (and underlying private subunits, private shares and private warrants) are identical to the units (and underlying securities) sold in this offering except that the private warrants included in the private units: (i) will not be redeemable by us and (ii) may be exercised for cash or on a cashless basis, as described in this prospectus, in each case so long as they are held by the initial purchasers or any of their permitted transferees. If the private warrants are held by holders other than the initial purchasers or any of their permitted transferees, the private warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering. Furthermore, our initial stockholders have agreed (A) to vote the private shares contained in the subunits in favor of any proposed business combination, (B) not to convert any private subunits in connection with a stockholder vote to approve a proposed initial business combination or sell any private subunits to us in a tender offer in connection with a proposed initial business combination and (C) that the private subunits shall not participate in any liquidating distribution from our trust account upon winding up if a business combination is not consummated. In the event of a liquidation prior to our initial business combination, the private units will likely be worthless.

In order to meet our working capital needs following the consummation of this offering if the funds not held in the trust account are insufficient, our sponsor, initial stockholders, officers, directors and their affiliates may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the holder’s discretion, up to $1,500,000 of the notes may be converted into units at a price of $10.00 per unit. The units would consist of one share of our common stock and one warrant, which common stock and warrants would be identical to the common stock and warrants included in the private units. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts, but no other proceeds from our trust account would be used for such repayment.

Our executive officers and our sponsor (and its managing member) are our “promoters,” as that term is defined under the federal securities laws.

CERTAIN TRANSACTIONS

On January 4, 2021, we issued 2,875,000 shares of common stock to Archimedes Tech SPAC Sponsors LLC for $25,000, at a purchase price of approximately $0.009 per share, in connection with our formation, that include up to 375,000 shares subject to forfeiture to the extent that the underwriters’ over-allotment is not exercised in full or in part. On January 13, 2021, Archimedes Tech SPAC Sponsors LLC sold 25,000 founder shares to each of Mr. Edwards, Mr. Julia and Mr. Pai, for an aggregate of 75,000 founder shares, at the same price of approximately $0.009 per share.

On January 13, 2021, we issued to EarlyBirdCapital and its designees an aggregate of 350,000 representative shares at $0.0001 per share.

On March 10, 2021, we effected a stock dividend of 0.2 shares of common stock for every share of common stock outstanding, resulting in an aggregate of 3,450,000 founder shares outstanding (including up to 450,000 shares subject to forfeiture to the extent that the underwriters’ over-allotment is not exercised in full or in part) and an aggregate of 420,000 representative shares outstanding.

If the underwriters do not exercise all or a portion of their over-allotment option, our initial stockholders will forfeit up to an aggregate of 450,000 shares of common stock in proportion to the portion of the over-allotment option that was not exercised so that the initial stockholders will own 20% (not including the private placement shares and the representative shares and assuming the initial stockholders do not purchase any units in this offering) of our issued and outstanding shares after this offering.

Our sponsor and EarlyBirdCapital have committed that they and/or their designees will purchase from us an aggregate of 390,000 private units at $10.00 per unit, for a total purchase price of $3,900,000 in a private placement that will occur simultaneously with the consummation of this offering. Each private unit will consist of one private subunit (consisting of one private share and one-quarter of a private warrant) and one-quarter of a private warrant. They have also agreed that if the over-allotment option is exercised by the underwriters in full or in part, they and/or their designees will purchase from us additional private units (up to a maximum of 36,000 private units at a price of $10.00 per private unit) in an amount that is necessary to maintain in the trust account $10.00 per unit sold to the public in this offering. These additional private units will be purchased in a private placement that will occur simultaneously with the purchase of units resulting from the exercise of the over-allotment option. The purchase price for the sponsor’s private units will be delivered to an escrow account at least 24 hours prior to the closing of this offering and will be deposited into the trust account simultaneously with the consummation of the offering. The private units (and underlying private subunits, private shares and private warrants) are identical to the units (and underlying subunits, shares and warrants) sold in this offering except that the private warrants included in the private units: (i) will not be redeemable by us and (ii) may be exercised for cash or on a cashless basis, as described in this prospectus, in each case so long as they are held by the initial purchasers or any of their permitted transferees. If the private warrants are held by holders other than the initial purchasers or any of their permitted transferees, the private warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering. Furthermore, our initial stockholders have agreed (A) to vote the private shares contained in the subunits in favor of any proposed business combination, (B) not to convert any private subunits in connection with a stockholder vote to approve a proposed initial business combination or sell any private subunits to us in a tender offer in connection with a proposed initial business combination and (C) that the private subunits shall not participate in any liquidating distribution from our trust account upon winding up if a business combination is not consummated. In the event of a liquidation prior to our initial business combination, the private units will likely be worthless.

In order to meet our working capital needs following the consummation of this offering if the funds not held in the trust account are insufficient, our sponsor, initial stockholders, officers, directors and their affiliates may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the holder’s discretion, up to $1,500,000 of the notes may be converted into units at a price of $10.00 per unit. The units would consist of one share of our common stock and one warrant, which common stock and warrants would be identical to the common stock and warrants included in the private units. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no other proceeds from our trust account would be used for such repayment.

The holders of our founder shares issued and outstanding on the date of this prospectus, as well as the holders of the private units (and underlying securities) and any units (and underlying securities) our sponsor, initial stockholders, officers, directors or their affiliates may be issued in payment of working capital loans made to us, will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of a majority of these securities are entitled to make up to two demands that we register such securities. The holders of the majority of the founder shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. The holders of a majority of the private units and units issued in payment of working capital loans made to us (or underlying securities) can elect to exercise these registration rights at any time after we consummate a business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of a business combination. We will bear the expenses incurred in connection with the filing of any such registration statements. Notwithstanding the foregoing, in compliance with FINRA Rule 5110(f)(2)(G), the EarlyBirdCapital registration rights are limited to demand and “piggy back” rights for periods of five and seven years, respectively, from the effective date of this prospectus and EarlyBirdCapital may only exercise its demand rights on one occasion.

On January 4, 2021, we executed a promissory note with the sponsor in which the sponsor has agreed to loan us an aggregate of up to $300,000 to pay certain pre-offering expenses. The loan is non-interest bearing, unsecured and due on the earlier of March 31, 2021, the consummation of this offering or the abandonment of this offering. On February 1, 2021, the sponsor funded to us $100,000 pursuant to the promissory note. On February 10, 2021, the sponsor funded to us an additional $25,000 pursuant to the promissory note, for an aggregate amount of $125,000. We intend to repay the loan from the proceeds of this offering not being placed in trust upon consummation of this offering.

SPAC Partners LLC, an affiliate of our Chief Executive Officer, Stephen N. Cannon, has agreed that, commencing on the effective date of this prospectus through the earlier of our consummation of our initial business combination or our liquidation, it will make available to us certain general and administrative services, including office space, utilities and administrative support, as we may require from time to time. We have agreed to pay such entity $10,000 per month for these services. We believe, based on rents and fees for similar services in other comparable areas, that the fee charged by such entity is at least as favorable as we could have obtained from an unaffiliated person.

We may also pay consulting, success or finder fees to our sponsor, officers, directors, initial stockholders or their affiliates in connection with the consummation of our initial business combination. We may pay such fees in the event such parties bring specific target company, industry or market expertise, as well as insights or relationships that we believe are necessary in order to locate, assess, negotiate and consummate an initial business combination. The amount of any fee we pay to such parties will be based upon the prevailing market for similar services for such transactions at such time, and will be subject to the review of our audit committee pursuant to the audit committee’s policies and procedures relating to transactions that may present conflicts of interest.

We will also pay EarlyBirdCapital the 2.0% underwriting discount and 3.5% business combination marketing fee as described in the section titled “Underwriting.”

Our officers and directors will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. There is no limit on the amount of out-of-pocket expenses reimbursable by us provided, however, that to the extent such expenses exceed the available proceeds not deposited in the trust account, such expenses would not be reimbursed by us unless we consummate an initial business combination. Our audit committee will review and approve all reimbursements and payments made to our sponsor, officers, directors or their respective affiliates, with any interested director abstaining from such review and approval.

After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials furnished to our stockholders. It is unlikely the amount of such compensation will be known at the time of a stockholder meeting held to consider an initial business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation. In this event, such compensation will be publicly disclosed at the time of its determination in a Current Report on Form 8-K, as required by the SEC.

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions will require prior approval by a majority of our uninterested “independent” directors or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our disinterested “independent” directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

Related Party Policy

Our Code of Ethics requires us to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except under guidelines approved by the board of directors (or the audit committee). Related-party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) we or any of our subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of our shares of common stock, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

Our audit committee, pursuant to its written charter, will be responsible for reviewing and approving related-party transactions to the extent we enter into such transactions. The audit committee will consider all relevant factors when determining whether to approve a related party transaction, including whether the related party transaction is on terms no less favorable to us than terms generally available from an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. No director may participate in the approval of any transaction in which he is a related party, but that director is required to provide the audit committee with all material information concerning the transaction. We also require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

To further minimize conflicts of interest, we have agreed not to consummate an initial business combination with an entity that is affiliated with any of our sponsor, officers or directors unless we have obtained an opinion from an independent investment banking firm, or another independent entity that commonly renders valuation opinions, and the approval of a majority of our disinterested independent directors that the business combination is fair to our unaffiliated stockholders from a financial point of view.

DESCRIPTION OF SECURITIES

General

As of the date of this prospectus, we will be authorized to issue 100,000,000 shares of common stock, par value $0.0001, and 1,000,000 shares of preferred stock, par value $0.0001. Prior to this offering, 3,870,000 shares of common stock were outstanding. No shares of preferred stock are currently outstanding. The following description summarizes the material terms of our securities. Because it is only a summary, it may not contain all the information that is important to you. For a complete description you should refer to our amended and restated certificate of incorporation, bylaws and the form of warrant agreement, which are filed as exhibits to the registration statement of which this prospectus is a part, and to the applicable provisions of Delaware law.

Units and Subunits

Unlike other blank check company offerings, we have structured our offering to be an offering of units that consist of one subunit (consisting of one share of common stock and one-quarter of a warrant) and one-quarter of a warrant. We have structured our offering in this fashion for two primary reasons:

•        To Maximize Cash Available for Use Following Business Combination.    We are effectively providing an incentive to our stockholders to not redeem their subunits in connection with either our stockholder vote or our pre-business combination tender offer as they would forfeit one-quarter of a warrant underlying the subunit in the event they elect to redeem. The goal of the foregoing is to seek to maximize the amount of cash in trust that will be available for our use following our business combination.

•        To Minimize Dilution.     This structure will reduce the total number of warrants outstanding, as compared to a structure in which one unit consists of one share and one full warrant, in the event a portion of our stockholders elect to redeem their subunits in connection with either our stockholder vote or our pre-business combination tender offer as any stockholder that redeems its subunits will forfeit one-quarter of a warrant underlying the subunit.

We believe this structure will be viewed more favorably by potential business combination candidates than the traditional structure as it provides an additional incentive for stockholders to not redeem and in the event a portion of them do redeem, it reduces overall dilution, as compared to a structure in which one unit consists of one share and one full warrant, due to a reduction in the number of warrants outstanding.

Each unit consists of one subunit and one-quarter of a warrant. Each subunit consists of one share of our common stock and one-quarter of a warrant. Each whole warrant entitles the holder to purchase one share of common stock. Pursuant to the warrant agreement, a warrantholder may exercise its warrants only for a whole number of shares of common stock. This means that only a whole warrant may be exercised at any given time by a warrantholder. No fractional warrants will be issued upon separation of the units or subunits and only whole warrants will trade. Accordingly, unless you purchase a multiple of four units or four subunits, the number of tradeable warrants issuable to you upon separation of the units or subunits will be rounded down to the nearest whole number of warrants.

The subunits and warrants comprising the units, but not the shares of common stock and warrants included in the subunits, will begin to trade separately on the 90th day after the date of this prospectus unless EarlyBirdCapital informs us of its decision to allow earlier separate trading, provided that in no event may the subunits and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. Once the subunits and warrants commence separate trading, holders will have the option to continue to hold units or separate their units into the component pieces.

We will file a Current Report on Form 8-K which includes an audited balance sheet promptly upon the consummation of this offering. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised on the date of this prospectus. If the over-allotment option is exercised after the date of this prospectus, we will file an amendment to the Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option. We will also include in this Form 8-K, an amendment thereto, or in a subsequent Form 8-K information indicating if EarlyBirdCapital has allowed separate trading of the subunits and warrants prior to the 90th day after the date of this prospectus.

The subunits will continue to trade as a subunit consisting of one share of common stock and one-quarter of a warrant until we consummate an initial business combination, at which time they (to the extent not redeemed) will automatically separate and the subunits will no longer be outstanding. At such time, every four one-quarter warrants will automatically be combined to form a whole warrant and fractional warrants will no longer exist. Since no fractional warrants will then exist and only whole warrants will trade, investors will need to have a number of subunits divisible by four at that time or they will any fractions of a warrant they hold. Accordingly, in order to avoid such a situation, investors that do not intend to transfer the component pieces of the units prior to the consummation of a business combination should continue to hold their securities as a combined unit in multiples of four so as to ensure that no portion of the warrant is lost.

Common Stock

Our stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. In connection with any vote held to approve our initial business combination, our sponsor, as well as all of our officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering and any shares purchased in this offering or following this offering in the open market, including any shares included in subunits acquired in this offering or in the aftermarket, in favor of the proposed business combination.

We will consummate our initial business combination only if we have net tangible assets of at least $5,000,001 either immediately prior to or upon such consummation and, solely if a vote is held to approve a business combination, a majority of the outstanding shares of common stock voted are voted in favor of the business combination.

Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares eligible to vote for the election of directors can elect all of the directors.

Pursuant to our amended and restated certificate of incorporation, if we do not consummate an initial business combination within 18 months from the closing of this offering, our corporate existence will cease except for the purposes of winding up our affairs and liquidating. If we are forced to liquidate prior to an initial business combination, our public stockholders are entitled to share ratably in the trust account, based on the amount then held in the trust account. Our sponsor, officers and directors have agreed to waive their rights to participate in any liquidation distribution from the trust account occurring upon our failure to consummate an initial business combination with respect to the founder’s common stock and private subunits. Our sponsor, officers and directors will therefore not participate in any liquidation distribution from the trust account with respect to such shares or subunits. They will, however, participate in any liquidation distribution from the trust account with respect to any subunits acquired in, or following, this offering.

Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the shares of common stock, except that public stockholders have the right to sell their subunits to us in a tender offer or have their subunits converted to cash equal to their pro rata share of the trust account in connection with the consummation of our initial business combination. Public stockholders who redeem their subunits into their share of the trust account still have the right to exercise any warrants they still hold outside of such subunit but will forfeit, without the receipt of any additional consideration, the portion of the warrant included in the subunit. Accordingly, an investor may have a disincentive to exercise redemption rights due to the loss of such portion of the warrants.

Preferred Stock

There are no shares of preferred stock outstanding. Our amended and restated certificate of incorporation as of the date of this prospectus authorize the issuance of 1,000,000 shares of preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock. However, the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

No warrants are currently outstanding. Each whole warrant entitles the registered holder to purchase one share of common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the completion of an initial business combination. However, no warrants will be exercisable for cash unless we have an effective and current registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such shares of common stock. Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of the public warrants is not effective within 90 days following the consummation of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis. In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value”(defined below) by (y) the fair market value. The “fair market value” for this purpose will mean the average reported last sale price of the shares of common stock for the 5 trading days ending on the trading day prior to the date of exercise. The warrants will expire on the fifth anniversary of our completion of an initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

The private warrants, as well as any warrants underlying additional units we issue to our sponsor, officers, directors or their affiliates in payment of working capital loans made to us, will be identical to the warrants underlying the units being offered by this prospectus except that such warrants will be exercisable for cash or on a cashless basis, at the holder’s option, and will not be redeemable by us, in each case so long as they are still held by our sponsor or its permitted transferees.

We may call the warrants for redemption (excluding the private warrants and any warrants underlying additional units issued to our sponsor, initial stockholders, officers, directors or their affiliates in payment of working capital loans made to us), in whole and not in part, at a price of $0.01 per warrant,

•        at any time after the warrants become exercisable,

•        upon not less than 30 days’ prior written notice of redemption to each warrant holder,

•        if, and only if, the reported last sale price of the shares of common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations), for any 20 trading days within a 30 trading day period commencing after the warrants become exercisable and ending on the third business day prior to the notice of redemption to warrant holders; and

•        if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants.

The right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants.

If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose shall mean the average reported last sale price of the shares of common stock for the 5 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of at least 50% of the then outstanding public warrants, including warrants included in the public subunits, in order to make any change that adversely affects the interests of the registered holders.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, except as described below, the warrants will not be adjusted for issuances of shares of common stock at a price below their respective exercise prices.

In addition, if (x) we issue additional shares of common stock or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.20 per share (with such issue price or effective issue price to be determined in good faith by our board of directors, and in the case of any such issuance to our sponsor, initial stockholders or their affiliates, without taking into account any founder shares held by them prior to such issuance), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions), and (z) the Market Value is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of (i) the Market Value or (ii) the price at which we issue the additional shares of common stock or equity-linked securities, and the $18.00 redemption trigger price will be adjusted to 180% of this amount.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of shares of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Warrant holders may elect to be subject to a restriction on the exercise of their warrants such that an electing warrant holder would not be able to exercise their warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 9.8% of the shares of common stock outstanding.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. See “Risk Factors — Our warrant agreement will designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with our company.” This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Dividends

We have not paid any cash dividends on our shares of common stock to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 1 State Street, New York, New York 10004.

Listing of our Securities

Our units, subunits and warrants have been approved for listing on Nasdaq under the symbols “ATSPU,” “ATSPT” and “ATSPW,” respectively. We anticipate that our units will be listed on Nasdaq on or promptly after the effective date of the registration statement. Following the date the subunits and warrants are eligible to trade separately, we anticipate that the subunits and warrants will be listed separately and as a unit on Nasdaq. The common stock will not trade separately unless and until we consummate an initial business combination. Upon consummation of our initial business combination, we anticipate the common stock will be traded on Nasdaq under the symbol “ATSP.”

Certain Anti-Takeover Provisions of Delaware Law and our Amended and Restated Certificate of Incorporation and By-Laws

Staggered board of directors

Our amended and restated certificate of incorporation provides that our board of directors will be classified into three classes of directors of approximately equal size. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual meetings.

Special meeting of stockholders

Our bylaws provide that special meetings of our stockholders may be called only by a majority vote of our board of directors, by our president or by our chairman or by our secretary at the request in writing of stockholders owning a majority of our issued and outstanding capital stock entitled to vote.

Advance notice requirements for stockholder proposals and director nominations

Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be delivered to our principal executive offices not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the scheduled date of the annual meeting of stockholders. In the event that less than 70 days’ notice or prior public disclosure of the date of the annual meeting of stockholders is given, a stockholder’s notice shall be timely if delivered to our principal executive offices not later than the 10th day following the day on which public announcement of the date of our annual meeting of stockholders is first made or sent by us. Our bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Authorized but unissued shares

Our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Exclusive Forum Selection

Our amended and restated certificate of incorporation will require, to the fullest extent permitted by law, that derivative actions brought in our name, actions against directors, officers and employees for breach of fiduciary duty and certain other actions may be brought only in the Court of Chancery in the State of Delaware, except any action (A) as to which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery or (C) for which the Court of Chancery does not have subject matter jurisdiction. If an action is brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel. Although we believe this provision benefits us by providing increased consistency in the application of law in the types of lawsuits to which it applies, a court may determine that this provision is unenforceable, and to the extent it is enforceable, the provision may have the effect of discouraging lawsuits against our directors and officers.

Our amended and restated certificate of incorporation will provide that the exclusive forum provision will be applicable to the fullest extent permitted by applicable law, subject to certain exceptions. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. In addition, our amended and restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder. We note, however, that there is uncertainty as to whether a court would enforce this provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

Limitation on Liability and Indemnification of Directors and Officers

Our amended and restated certificate of incorporation provides that our directors and officers will be indemnified by us to the fullest extent authorized by Delaware law as it now exists or may in the future be amended. In addition, our amended and restated certificate of incorporation provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.

Our bylaws also will permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit indemnification. We will purchase a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify the directors and officers.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

SHARES ELIGIBLE FOR FUTURE SALE

Immediately after this offering, we will have 15,810,000 shares of common stock outstanding, or 18,096,000 shares if the over-allotment option is exercised in full. Of these shares, the 12,000,000 shares sold in this offering as part of the public subunits, or 13,800,000 shares as part of the public subunits if the over-allotment option is exercised in full, will be freely tradable as part of the public subunits without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. All of those shares have been placed in escrow and will not be transferable until they are released except in limited circumstances described elsewhere in this prospectus.

Rule 144

A person who has beneficially owned restricted shares of common stock or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Persons who have beneficially owned restricted shares of common stock for at least six months but who are our affiliates at the time of, or any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•        1% of the number of shares of common stock then outstanding, which will equal 158,100 shares immediately after this offering (or 180,960 if the over-allotment option is exercised in full); and

•        the average weekly trading volume of the shares of common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Historically, the SEC staff had taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies, like us. The SEC has codified and expanded this position in the amendments discussed above by prohibiting the use of Rule 144 for resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company. The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

•        the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•        the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•        the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•        at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, it is likely that pursuant to Rule 144, our sponsor will be able to sell its founder shares freely without registration one year after we have completed our initial business combination assuming it is not an affiliate of ours at that time.

Registration Rights

The holders of the founder shares and representative shares issued and outstanding on the date of this prospectus, as well as the holders of the private units and any units our sponsor, officers, directors or their affiliates may be issued in payment of working capital loans made to us (and all underlying securities), will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of a majority of these securities are entitled to make up to two demands that we register such securities. The holders of the majority of the founder shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. The holders of a majority of the representative shares, private units and units issued to our sponsor, officers, directors or their affiliates in payment of working capital loans made to us (or underlying securities) can elect to exercise these registration rights at any time after we consummate a business combination. Notwithstanding anything to the contrary, EarlyBirdCapital may only make a demand on one occasion and only during the five-year period beginning on the effective date of the registration statement of which this prospectus forms a part. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of a business combination; provided, however, that EarlyBirdCapital may participate in a “piggy-back” registration only during the seven-year period beginning on the effective date of the registration statement of which this prospectus forms a part. We will bear the expenses incurred in connection with the filing of any such registration statements.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following are the material U.S. federal income tax considerations with respect to your ownership and disposition of our units or components thereof, which we refer to collectively as our securities, assuming you purchase the securities in this offering and will hold them as capital assets within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”).

Because the components of a unit are separable at the option of the holder within a short period of time after the date of this prospectus, the holder of a unit generally will be treated, for U.S. federal income tax purposes, as the owner of the underlying subunit and one-quarter of a warrant components of the unit. As a result, the discussion below of the U.S. federal income tax consequences with respect to actual holders of subunits and warrants should also apply to holders of units (as the deemed owners of the subunits and warrants underlying the units). This concept should not apply in the case of a subunit.

This discussion does not address all of the U.S. federal income and estate tax considerations that may be relevant to you in light of your particular circumstances, and it does not describe all of the tax consequences that may be relevant to persons subject to special rules, such as:

•        certain financial institutions;

•        insurance companies;

•        dealers and traders in securities or foreign currencies;

•        persons holding our securities as part of a hedge, straddle, conversion transaction or other integrated transaction;

•        former citizens or residents of the United States;

•        U.S. persons whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

•        partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

•        persons liable for the alternative minimum tax;

•        persons that actually or constructively own 5 percent or more of our voting stock; and

•        tax-exempt organizations.

This discussion does not address any aspect of U.S. federal non-income tax laws, such as gift or estate tax laws, state, local or non-U.S. tax laws or, except as discussed herein, any tax reporting obligations applicable to a holder of our securities. Additionally, this discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our securities through such entities. If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our securities, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. In addition, this discussion assumes that a holder will own a number of units or subunits that are divisible by two and, thus, will not forfeit a fractional warrant in connection with the separation of a unit or subunit, as the case may be.

We have not sought, and will not seek, a ruling from the U.S. Internal Revenue Service (“IRS”) as to any U.S. federal income tax consequence described herein. The IRS may disagree with the description herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

WE URGE PROSPECTIVE INVESTORS TO CONSULT THEIR TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS WITH RESPECT TO ACQUIRING, HOLDING AND DISPOSING OF OUR SECURITIES.

Allocation of Purchase Price of a Unit and Characterization of a Unit and its Components

While not free from doubt, each unit should be treated for U.S. federal income tax purposes as an investment unit consisting of one subunit and one-quarter of a warrant. For U.S. federal income tax purposes, each holder of a unit must allocate the purchase price of a unit between the subunit and the one-quarter of a warrant that comprise the unit based on the relative fair market value of each at the time of issuance. The price allocated to the subunit or to the one-quarter of a warrant will be the holder’s tax basis in such subunit or one-quarter of a warrant, as the case may be. While uncertain, the IRS, by analogy to the rules relating to the allocation of the purchase price to components of a unit consisting of debt and equity, may take the position that any allocation of the purchase price that we may make will be binding on a holder of a unit, unless the holder explicitly discloses in a statement attached to the holder’s timely filed U.S. federal income tax return for the taxable year that includes the acquisition date of the unit that the holder’s allocation of the purchase price between the subunit and the one-quarter of a warrant that comprise the unit is different than our allocation. Any such allocation is not, however, binding on the IRS.

A subunit is comprised of one share of common stock and one-quarter of a warrant, which cannot be separately traded (until the subunit automatically separates and disappears). A subunit has all of the economic rights of each of its components, including the right to vote and receive distributions with respect to the underlying common stock, and in the case of a sale, to the value of both the common stock and one-quarter of a warrant components. However, because the components are “stapled” together and will not separate in a short period, a subunit should be treated as a single instrument for U.S. federal income tax purposes. As a result, for U.S. federal income tax purposes, distributions on the common stock component of a subunit are considered received with respect to the subunit.

Although we intend to take a contrary position, if our subunits are not viewed as participating in our corporate growth (i.e., our future earnings or increases in our net asset value) to any significant extent (other than by reason of any “conversion” feature) due to our limited potential for corporate growth prior to a business combination, there is a risk that a holder’s entitlement to receive payments upon the redemption of a subunit in excess of the holder’s initial tax basis in its subunit will result in constructive income to the holder. This could affect the timing and character of income recognition and result in U.S. federal income tax liability to the holder without the holder’s receipt of cash from us.

Each holder is advised to consult its own tax advisor with respect to the risks associated with an investment in a unit (including alternative characterizations of a unit or the components thereof) and regarding the risks associated with an allocation of the purchase price between the subunit and the one-quarter of a warrant that comprise a unit that is inconsistent with any allocation of the purchase price that we may make. The balance of this discussion assumes that our characterization of the units (and the components thereof) and any allocation of the purchase price as described above are respected for U.S. federal income tax purposes.

Personal Holding Company Status

We could be subject to United States federal income tax at rates in excess of those generally applicable to corporations on a portion of our income if we are determined to be a personal holding company, or PHC, for United States federal income tax purposes. A U.S. corporation will generally be classified as a PHC for United States federal income tax purposes in a given taxable year if (i) at any time during the last half of such taxable year, five or fewer individuals (without regard to their citizenship or residency and including as individuals for this purpose certain entities such as certain tax-exempt organizations, pension funds, and charitable trusts) own or are deemed to own (pursuant to certain constructive ownership rules) more than 50% of the stock of the corporation by value and (ii) at least 60% of the corporation’s adjusted ordinary gross income, as determined for United States federal income tax purposes, for such taxable year consists of PHC income (which includes, among other things, dividends, interest, certain royalties, annuities and, under certain circumstances, rents).

Depending on the date and size of our initial business combination, it is possible that at least 60% of our adjusted ordinary gross income may consist of PHC income as discussed above. In addition, depending on the concentration of our stock in the hands of individuals, including the members of our sponsor and certain tax-exempt organizations, pension funds, and charitable trusts, it is possible that more than 50% of our stock will be owned or deemed owned (pursuant to the constructive ownership rules) by such persons during the last half of a taxable year. Thus, no assurance can be given that we will not become a PHC following this offering or in the future. If we are or were to become a PHC in a given taxable year, we would be subject to an additional PHC tax, currently 20%, on our undistributed taxable income, subject to certain adjustments.

U.S. Holders

This section is addressed to U.S. holders of our securities. For purposes of this discussion, you are a “U.S. holder” if you are a beneficial owner of a security that is:

•        an individual citizen or resident of the United States for U.S. federal income tax purposes;

•        a corporation, or other entity taxable as a corporation, created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia; or

•        an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Dividends and Distributions

As discussed under “Dividend Policy” above, we do not anticipate that any dividends will be paid in the foreseeable future. If we do make distributions on our subunits or common stock, such distributions generally will be treated as dividends for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits. Distributions in excess of our current or accumulated earnings and profits generally will first reduce your basis in the subunits or common stock (but not below zero) and then will be treated as gain realized on the sale or other disposition of the subunits or common stock (as described in the first paragraph under “— Taxation on the Disposition of Securities” below).

The conversion feature of the subunits described under “Proposed Business — Effecting a Business Combination — Conversion Rights” may be viewed as a position with respect to substantially similar or related property which diminishes your risk of loss and thereby affects your ability to satisfy the holding period requirements for the dividends received deduction or the preferential tax rate on qualified dividend income with respect to the time period prior to the approval of an initial business combination.

Possible Constructive Distributions with Respect to Warrants

The terms of each warrant provide for an adjustment to the number of shares for which the warrant may be exercised or to the exercise price of the warrant in certain events, as discussed in the section of this prospectus captioned “Description of Securities — Warrants.” An adjustment that has the effect of preventing dilution generally is not taxable. However, the U.S. holders of the warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the warrant holders’ proportionate interest in our assets or earnings and profits (e.g., through a decrease in the exercise price of the warrants) as a result of a distribution of cash to the holders of our subunits or common stock, which is taxable to the U.S. holders of such subunits or common stock as described under “— Dividends and Distributions,” above. Such constructive distribution would be subject to tax as described under that section in the same manner as if the U.S. holders of the warrants received a cash distribution from us equal to the fair market value of such increased interest.

Taxation on the Disposition of Securities

Upon a sale or other taxable disposition of our securities (which, in general, would include a distribution in connection with our liquidation or a conversion of our subunits, as described in “— Taxation on the Redemption of Subunits” below), a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in such securities. See “— Exercise or Lapse of a Warrant,” below for a discussion regarding a U.S. holder’s basis in the common stock acquired pursuant to the exercise of a warrant.

The regular U.S. federal income tax rate on capital gains recognized by U.S. holders generally is the same as the regular U.S. federal income tax rate on ordinary income, except that long-term capital gains recognized by non-corporate U.S. holders generally are subject to U.S. federal income tax at reduced rates. Capital gain or loss will constitute long-term capital gain or loss if the U.S. holder’s holding period for the securities exceeds one year. The deductibility of capital losses is subject to various limitations.

Taxation on the Redemption of Subunits

In the event that a U.S. holder (i) elects to convert its subunits and receive cash pursuant to the exercise of its conversion right in connection with a stockholder vote regarding a proposed business combination, (ii) elects to tender its subunits to us in connection with a tender offer, or (iii) elects to sell its subunits to us if we purchase subunits in open market transactions or in negotiated arrangements (collectively referred to as a “redemption”), the amount received on any such redemption of subunits generally will be treated for U.S. federal income tax purposes as a payment in consideration for the sale of our subunits, rather than as a distribution. Such amounts, however, will be treated as a distribution and taxed as described in “— Dividends and Distributions,” above, if (i) the redemption is “essentially equivalent to a dividend” (meaning that the U.S. holder’s percentage ownership in us (including subunits or shares the U.S. holder is deemed to own under certain constructive ownership rules) after the redemption is not meaningfully reduced from what its percentage ownership in us (including constructive ownership) was prior to the redemption) and (ii) the redemption is not “substantially disproportionate” as to that U.S. holder (“substantially disproportionate” meaning, among other requirements, that the percentage of our outstanding voting shares owned (including constructive ownership) by such holder immediately following the redemption is less than 80% of that percentage owned (including constructive ownership) by such holder immediately before the redemption). If the U.S. holder had a relatively minimal interest in our subunits or shares and its percentage ownership in us (including constructive ownership and taking into account the effect of redemptions by other holders) is reduced as a result of the redemption, such holder generally should be regarded as having a meaningful reduction in interest. For example, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. holder should consult with its own tax advisors as to the tax consequences to it of any redemption of its subunits.

Exercise or Lapse of a Warrant

A U.S. holder will not recognize gain or loss upon the acquisition of common stock on the exercise of a warrant for cash. Common stock acquired pursuant to the exercise of a warrant for cash will have a tax basis equal to the U.S. holder’s tax basis in the warrant, increased by the amount paid to exercise the warrant. The holding period of such common stock should begin on the day after the date of exercise of the warrant. If a warrant is allowed to lapse unexercised, a U.S. holder generally will recognize a capital loss equal to such holder’s adjusted tax basis in the warrant.

The tax consequences of a cashless exercise of a warrant are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a gain realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. holder’s basis in the common stock received would equal the holder’s basis in the warrants exercised therefor. If the cashless exercise were treated as not being a gain realization event, it is unclear when a U.S. holder’s holding period in the common stock would be treated as commencing. If the cashless exercise were treated as a recapitalization, the holding period of the common stock would include the holding period of the warrants exercised therefor.

It is also possible that a cashless exercise could be treated in whole or in part as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. holder could be deemed to have surrendered a number of warrants having an aggregate fair market value equal to the exercise price for the total number of warrants to be exercised. The U.S. holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the common stock received in respect of the warrants deemed surrendered and the U.S. holder’s tax basis in such warrants. Such gain or loss would be long-term or short-term, depending on the U.S. holder’s holding period in the warrants deemed surrendered. In this case, a U.S. holder’s tax basis in the common stock received would equal the sum of the U.S. holder’s initial investment in the exercised warrants (i.e., the portion of the U.S. holder’s purchase price for the units that is allocated to the warrants, as described above under “— Allocation of Purchase Price of a Unit and Characterization of a Unit and its Components”) and the exercise price of such warrants. It is unclear whether a U.S. holder’s holding period for the common stock would commence on the date following the date of exercise or on the date of exercise of the warrant; in either case, the holding period would not include the period during which the U.S. holder held the warrant. There may also be alternative characterizations of any such taxable exchange that would result in similar tax consequences, except that a U.S. holder’s gain or loss would be short-term.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, including when a U.S. holder’s holding period would commence with respect to the common stock received, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

Unearned Income Medicare Tax

A 3.8% Medicare contribution tax will generally apply to all or some portion of the net investment income of a U.S. holder that is an individual with adjusted gross income that exceeds a threshold amount ($250,000 if married filing jointly or if considered a “surviving spouse” for federal income tax purposes, $125,000 if married filing separately, and $200,000 in other cases). This 3.8% tax will also apply to all or some portion of the undistributed net investment income of certain U.S. holders that are estates and trusts. For these purposes, dividends and gains from the taxable dispositions of the common stock and warrants will generally be taken into account in computing such a U.S. holder’s net investment income.

Information Reporting and Backup Withholding

Information returns may be filed with the IRS with respect to dividends or other distributions we may pay to you and proceeds from the sale of your shares of common stock or warrants. You will be subject to backup withholding on these payments if you fail to provide your taxpayer identification number to the paying agent and comply with certain certification procedures or otherwise establish an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld with respect to your shares of common stock or warrants under the backup withholding rules will be refunded to you or credited against your United States federal income tax liability, if any, by the IRS provided that certain required information is furnished to the IRS in a timely manner.

Non-U.S. Holders

This section is addressed to non-U.S. holders of the securities. For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of a security (other than an entity treated as a partnership for U.S. federal income tax purposes) that is not a U.S. holder.

Dividends and Distributions

As discussed under “Dividend Policy” above, we do not anticipate that any dividends will be paid in the foreseeable future. If, however, we were to pay taxable dividends to you with respect to your subunits or shares of common stock (including any deemed distributions treated as a dividend on the warrants, as described in “— Constructive Dividends on Warrants” below), those dividends would generally be subject to United States withholding tax at a rate of 30% of the gross amount, unless you are eligible for a reduced rate of withholding tax under an applicable income tax treaty and you provide proper certification of your eligibility for such reduced rate (usually on an IRS Form W-8BEN or Form W-8BEN-E). A distribution generally will constitute a dividend for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits as determined under the Code. Any distribution not constituting a dividend generally will be treated first as reducing your basis in your shares of common stock and, to the extent it exceeds your basis, as gain from the disposition of your shares of common stock treated as described under “Sale or Other Disposition of Our Securities” below. The full amount of any distributions to you may, however, be subject to United States withholding tax unless the applicable withholding agent elects to withhold a lesser amount based on a reasonable estimate of the amount of the distribution that would be treated as a dividend. In addition, if we determine that we are likely to be classified as a “United States real property holding corporation”(see “Sale or Other Disposition of Our Securities” below), we will withhold at least 15% of any distribution that exceeds our current and accumulated earnings and profits as provided by the Code.

Dividends we pay to you that are effectively connected with your conduct of a trade or business within the United States (and, if certain income tax treaties apply, are attributable to a United States permanent establishment maintained by you) generally will not be subject to United States withholding tax if you comply with applicable certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, such dividends generally will be subject to United States federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to United States persons. If you are a corporation, effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

Exercise of Warrants

You generally will not be subject to U.S. federal income tax on the exercise of the warrants into shares of common stock. However, if a cashless exercise of warrants results in a taxable exchange, as described in “— U.S. Holders — Exercise or Lapse of a Warrant,” the rules described below under “Sale or Other Disposition of Our Securities” would apply.

Sale or Other Disposition of Our Securities

You generally will not be subject to United States federal income tax on any gain realized upon the sale, exchange or other disposition of our securities (which would include a dissolution and liquidation in the event we do not consummate an initial business combination within the required timeframe) or warrants (including an expiration or redemption of our warrants), unless:

•        the gain is effectively connected with your conduct of a trade or business within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment you maintain);

•        you are an individual, you hold your shares of common stock or warrants as capital assets, you are present in the United States for 183 days or more in the taxable year of disposition and you meet other conditions, and you are not eligible for relief under an applicable income tax treaty; or

•        we are or have been a “United States real property holding corporation” for United States federal income tax purposes and, in the case where the shares of our common stock are regularly traded on an established securities market, you hold or have held, directly or indirectly, at any time within the shorter of the five-year period preceding disposition or your holding period for your shares of common stock or warrants, more than 5% of our common stock. Special rules may apply to the determination of the 5% threshold in the case of a holder of a warrant. You are urged to consult your own tax advisors regarding the effect of holding the warrants on the calculation of such 5% threshold. We will be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of (1) the fair market value of our United States real property interests, (2) the fair market value of our non-United States real property interests and (3) the fair market value of any other of our assets which are used or held for use in our trade or business. Although we currently are not a United States real property holding corporation, we cannot determine whether we will be a United States real property holding corporation in the future until we consummate an initial business combination.

Gain that is effectively connected with your conduct of a trade or business within the United States generally will be subject to United States federal income tax, net of certain deductions, at the same rates applicable to United States persons. If you are a corporation, the branch profits tax also may apply to such effectively connected gain. If the gain from the sale or disposition of our securities is effectively connected with your conduct of a trade or business in the United States but under an applicable income tax treaty is not attributable to a permanent establishment you maintain in the United States, your gain may be exempt from United States tax under the treaty. If you are described in the second bullet point above, you generally will be subject to United States federal income tax at a rate of 30% on the gain realized, although the gain may be offset by some United States source capital losses realized during the same taxable year. If you are described in the third bullet point above, gain recognized by you on the sale, exchange or other disposition of shares of our securities will be subject to U.S. federal income tax on a net income basis at normal graduated U.S. federal income tax rates. In addition, a buyer of your securities may be required to withhold United States income tax at a rate of 15% of the amount realized upon such disposition.

If you convert your subunits into a right to receive cash as described in “Proposed Business — Effecting a Business Combination — Conversion Rights,” the conversion generally will be treated as a sale of common stock rather than as a dividend or distribution. The conversion will, however, be treated as a dividend or distribution and taxed as described in “Dividends and Distributions” if your percentage ownership in us (including shares that you are deemed to own under certain attribution rules, such as the shares into which the warrants are exercisable) after the conversion is not meaningfully reduced from what your percentage ownership was prior to the conversion. See the discussion in “— U.S. Holders — Taxation on Redemption of Subunits.” You should consult your own tax advisor as to whether conversion of your subunits will be treated as a sale or as a dividend under the Code.

Constructive Dividends on Warrants

As discussed under “Dividend Policy” above, we do not anticipate that any dividends will be paid in the foreseeable future. If at any time during the period you hold warrants, however, we were to pay a taxable dividend on our subunits or common stock and, in accordance with the anti-dilution provisions of the warrants, the conversion rate of the warrants were increased, that increase would be deemed to be the payment of a taxable dividend to you to the extent of our earnings and profits, notwithstanding the fact that you will not receive a cash payment. If the conversion rate is adjusted in certain other circumstances (or in certain circumstances, there is a failure to make adjustments), such adjustments may also result in the deemed payment of a taxable dividend to you. Any resulting withholding tax attributable to deemed dividends would be collected from other amounts payable or distributable to you. You should consult your tax advisor regarding the proper treatment of any adjustments to the warrants.

Information Reporting and Backup Withholding

We must report annually to the IRS the amount of dividends or other distributions we may pay to you and the amount of tax we withhold on any such distributions regardless of whether withholding is required. The IRS may make copies of the information returns reporting those dividends and amounts withheld available to the tax authorities in the country in which you reside pursuant to the provisions of an applicable income tax treaty or exchange of information treaty.

The United States imposes backup withholding on dividends and certain other types of payments to United States persons. You will not be subject to backup withholding on dividends you receive if you provide proper certification (usually on an IRS Form W-8BEN or Form W-8BEN-E) of your status as a non-United States person or you are a corporation or one of several types of entities and organizations that qualify for exemption (an “exempt recipient”).

Information reporting and backup withholding generally are not required with respect to the amount of any proceeds from the sale of your securities outside the United States through a foreign office of a foreign broker that does not have certain specified connections to the United States. However, if you sell your securities through a United States broker or the United States office of a foreign broker, the broker will be required to report to the IRS the amount of proceeds paid to you unless you provide appropriate certification (usually on an IRS Form W-8BEN or Form W-8BEN-E) to the broker of your status as a non-United States person or you are an exempt recipient. Information reporting also would apply if you sell your securities through a foreign broker deriving more than a specified percentage of its income from United States sources or having certain other connections to the United States.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be refunded to you or credited against your United States federal income tax liability, if any, by the IRS provided that certain required information is furnished to the IRS in a timely manner.

Unearned Income Medicare Tax

If you are a foreign estate or trust, you may be subject to the Medicare contribution tax described under “U.S. holders — Unearned Income Medicare Tax” above. Non-U.S. holders should consult their tax advisors regarding the possible implications of the Medicare contribution tax on their investments in the units.

FATCA

Sections 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance promulgated thereunder (commonly referred as the “Foreign Account Tax Compliance Act” or “FATCA”) generally impose withholding at a rate of 30% in certain circumstances on dividends in respect of our securities which are held by or through certain foreign financial institutions (including investment funds), unless any such institution (1) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (2) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which our securities are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of our securities held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30%, unless such entity either (1) certifies to us or the applicable withholding agent that such entity does not have any “substantial United States owners” or (2) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Department of Treasury. All prospective investors should consult their tax advisors regarding the possible implications of FATCA on their investment in our securities.

UNDERWRITING

We are offering the units described in this prospectus through the underwriters named below. EarlyBirdCapital is acting as representative of the underwriters. We have entered into an underwriting agreement with the representative. Subject to the terms and conditions of the underwriting agreement, the underwriters have agreed to purchase, and we have agreed to sell to the underwriters, the number of units listed next to each of its name in the following table:

Underwriter	Number of Units
EarlyBirdCapital, Inc.	10,800,000
I-Bankers Securities, Inc.	1,200,000
Total	12,000,000

The underwriting agreement provides that the underwriters must buy all of the units if they buy any of them. However, the underwriters are not required to purchase the units covered by the option to purchase additional units as described below.

Our units are offered subject to a number of conditions, including:

•        receipt and acceptance of our units by the underwriters; and

•        the underwriters’ right to reject orders in whole or in part.

In connection with this offering, the underwriters or securities dealers may distribute prospectuses electronically.

Option to Purchase Additional Units

We have granted the underwriters an over-allotment option to buy up to an aggregate of 1,800,000 additional units. The underwriters have 45 days from the date of this prospectus to exercise this option. If the underwriters exercise this option, they will purchase additional units approximately in proportion to the amounts specified in the table above.

Underwriting Discount

Units sold by the underwriters to the public will initially be offered at the initial offering price set forth on the cover of this prospectus. Any units sold by the underwriters to securities dealers may be sold at a discount of up to $0.09 per unit from the initial public offering price and the dealers may reallow a concession not in excess of $0.01 per unit to other dealers. Sales of units made outside of the United States may be made by affiliates of the underwriters. After completion of this offering, if the underwriters still hold any units sold by us to them in this offering, the representative may change the offering price and the other selling terms. Upon execution of the underwriting agreement, the underwriters will be obligated to purchase the units at the prices and upon the terms stated therein.

The following table shows the per unit and total underwriting discount we will pay to the underwriters assuming both no exercise and full exercise of the underwriters’ over-allotment option to purchase up to 1,800,000 additional units.

	No Exercise	Full Exercise
Per Unit	$0.20	$0.20
Total	$2,400,000	$2,760,000

We have agreed to reimburse the underwriters for the FINRA-related fees and expenses of the underwriters’ legal counsel, not to exceed $15,000, the expenses of transaction “bibles” and lucite cube “mementos,” not to exceed $3,000, and the expenses of investigations and background checks, not to exceed $3,500 per individual (or $24,500 in the aggregate), for aggregate reimbursable expenses of $42,500. We estimate that the total expenses of the offering payable by us, not including the underwriting discount, will be approximately $750,000.

Business Combination Marketing Agreement

We have engaged EarlyBirdCapital as an advisor in connection with our business combination to assist us in holding meetings with our stockholders to discuss the potential business combination and the target business’ attributes, introduce us to potential investors that are interested in purchasing our securities in connection with our initial business combination, assist us in obtaining stockholder approval for the business combination and assist us with our press releases and public filings in connection with the business combination. We will pay EarlyBirdCapital a cash fee for such services upon the consummation of our initial business combination in an amount equal to 3.5% of the gross proceeds of this offering; provided that up to 30% of the fee may be allocated at our sole discretion to other FINRA members (including, with EarlyBirdCapital’s prior consent which shall not be unreasonably withheld, companies affiliated with us or our officers or directors) that assist us in identifying or consummating an initial business combination. Additionally, we will pay EarlyBirdCapital a cash fee equal to 1.0% of the total consideration payable in the proposed business combination if EarlyBirdCapital introduces us to the target business with which we complete a business combination; provided that the foregoing fee will not be paid prior to the date that is 60 days from the effective date of the registration statement of which this prospectus forms a part, unless FINRA determines that such payment would not be deemed underwriters’ compensation in connection with this offering pursuant to FINRA Rule 5110.

Representative Shares

On January 13, 2021, we issued to EarlyBirdCapital and its designees 350,000 representative shares at $0.0001 per share. On March 10, 2021, we effected a stock dividend of 0.2 shares of common stock for every share of common stock outstanding, resulting in an aggregate of 420,000 representative shares outstanding. The holders of the representative shares have agreed not to transfer, assign or sell any such shares without our prior consent until the completion of our initial business combination. In addition, the holders of the representative shares have agreed (i) to waive their conversion rights (or right to participate in any tender offer) with respect to such shares in connection with the completion of our initial business combination and (ii) to waive their rights to liquidating distributions from the trust account with respect to such shares if we fail to complete our initial business combination within 18 months from the closing of this offering.

The representative shares have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 days immediately following the date of the effectiveness of the registration statement of which this prospectus forms a part pursuant to Rule 5110(e)(1) of the FINRA Manual. Pursuant to FINRA Rule 5110(e)(1), these securities will not be sold during the offering, or sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the effective date of the registration statement of which this prospectus forms a part or commencement of sales of the public offering, except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners, provided that all securities so transferred remain subject to the lockup restriction above for the remainder of the time period.

We have granted the holders of these shares the registration rights as described under the section “Shares Eligible for Future Sale — Registration Rights.” In compliance with FINRA Rule 5110(f)(2)(G), the EarlyBirdCapital registration rights are limited to demand and “piggy back” rights for periods of five and seven years, respectively, from the effective date of this prospectus and EarlyBirdCapital may only exercise its demand rights on one occasion.

Private Units

EarlyBirdCapital has committed that it and/or its designees will purchase from us 60,000 private units for a total purchase price of $600,000. This purchase will take place on a private placement basis simultaneously with the consummation of this offering. EarlyBirdCapital has also agreed that if the over-allotment option is exercised by the underwriters in full or in part, they will purchase from us an additional number of private units (up to a maximum of 9,000 private units) necessary to maintain in the trust account $10.00 per unit sold to the public in this offering. The private units (and underlying securities) are identical to the units (and underlying securities) sold in this offering except as described elsewhere in this prospectus. The private units and underlying subunits and warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to FINRA Rule 5110(e)(1). Additionally, the private units purchased by EarlyBirdCapital may not be sold, transferred, assigned, pledged or hypothecated or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a 180-day period following the effective date of this prospectus except to any selected dealer participating in the offering and the bona fide officers or partners of the underwriter and any such participating selected dealer. EarlyBirdCapital has agreed that the private units it purchases will not be sold or transferred by it (except to certain permitted transferees) until after we have completed an initial business combination. In addition, for as long as the warrants underlying the private units are held by EarlyBirdCapital and/or its designees or affiliates, they may not be exercised after five years from the effective date of the registration statement of which this prospectus forms a part. We have granted the holders of private units, including EarlyBirdCapital, the registration rights as described under the section

“Shares Eligible for Future Sale — Registration Rights.” In compliance with FINRA Rule 5110(f)(2)(G), the EarlyBirdCapital registration rights are limited to demand and “piggy back” rights for periods of five and seven years, respectively, from the effective date of this prospectus and EarlyBirdCapital may only exercise its demand rights on one occasion.

Right of First Refusal

We have granted EarlyBirdCapital a right of first refusal for a period commencing from the consummation of this offering until the consummation of our initial business combination (or the liquidation of the trust account in the event that we fail to consummate our initial business combination within the prescribed time period) to act as book running manager, placement agent and/or arranger for all financings where we seek to raise equity, equity-linked, debt or mezzanine financings relating to or in connection with a business combination.

In addition, under certain circumstances EarlyBirdCapital will be granted, for a period of one year from the closing of this offering, the right to act as lead underwriter for the next U.S. registered public offering of securities, undertaken by any of our officers, for the purpose of raising capital and placing 90% or more of the proceeds in a trust or escrow account to be used to acquire one or more operating businesses in the technology industry that have not been identified at the time of the public offering.

Indemnification

We have agreed to indemnify the underwriter against certain liabilities, including certain liabilities under the Securities Act. In addition, we have agreed to indemnify I-Bankers Securities, Inc., which is acting as a “qualified independent underwriter” for this offering, against certain liabilities incurred in connection with acting as qualified independent underwriter, including liabilities under the Securities Act. See “Conflicts of Interest”, below. If we are unable to provide this indemnification, we have agreed to contribute to payments the underwriter may be required to make in respect of those liabilities.

NASDAQ Listing

Our units, subunits and warrants have been approved for listing on Nasdaq under the symbols “ATSPU,” “ATSPT” and “ATSPW,” respectively. We anticipate that our units will be listed on Nasdaq on or promptly after the effective date of the registration statement. Following the date the subunits and warrants are eligible to trade separately, we anticipate that the subunits and warrants will be listed separately and as a unit on Nasdaq. The common stock will not trade separately unless and until we consummate an initial business combination. Upon consummation of our initial business combination, we anticipate the common stock will be traded on Nasdaq under the symbol “ATSP.”

Price Stabilization, Short Positions

In connection with this offering, the underwriters may engage in activities that stabilize, maintain or otherwise affect the price of units during and after this offering, including:

•        stabilizing transactions;

•        short sales;

•        purchases to cover positions created by short sales;

•        imposition of penalty bids; and

•        syndicate covering transactions.

Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of our units while this offering is in progress. Stabilization transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. These transactions may also include making short sales of our units, which involve the sale by the underwriters of a greater number of units than they are required to purchase in this offering and purchasing units on the open market to cover short positions created by short sales. Short sales may be “covered short sales,” which are short positions in an amount not greater than the underwriters’ option to purchase additional units referred to above, or may be “naked short sales,” which are short positions in excess of that amount.

The underwriters may close out any covered short position by either exercising their option, in whole or in part, or by purchasing units in the open market. In making this determination, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase units through the over-allotment option.

Naked short sales are short sales made in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market that could adversely affect investors who purchased in this offering.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the representative of the underwriters a portion of the underwriting discount received by it because the representative has repurchased units sold by or for the account of that underwriter in stabilizing or short covering transactions.

These stabilizing transactions, short sales, purchases to cover positions created by short sales, the imposition of penalty bids and syndicate covering transactions may have the effect of raising or maintaining the market price of our units or preventing or retarding a decline in the market price of our units. As a result of these activities, the price of our units may be higher than the price that otherwise might exist in the open market. The underwriters may carry out these transactions on the Nasdaq, in the over-the-counter market or otherwise. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of the units. Neither we, nor the underwriters, make any representation that the underwriter will engage in these stabilization transactions or that any transaction, once commenced, will not be discontinued without notice.

Determination of Offering Price

Prior to this offering, there was no public market for our units. The initial public offering price will be determined by negotiation between us and the representative of the underwriters. The principal factors to be considered in determining the initial public offering price include:

•        the information set forth in this prospectus and otherwise available to the representative;

•        our history and prospects and the history and prospects for the industry in which we compete;

•        our past and present financial performance;

•        our prospects for future earnings and the present state of our development;

•        the general condition of the securities market at the time of this offering;

•        the recent market prices of, and demand for, publicly traded units of generally comparable companies; and

•        other factors deemed relevant by the underwriters and us.

Neither we nor the underwriters can assure investors that an active trading market will develop for our units, subunits, warrants or common stock or that the units will trade in the public market at or above the initial public offering price.

Affiliations

EarlyBirdCapital and its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. EarlyBirdCapital and its affiliates may from time to time in the future engage with us and perform services for us or in the ordinary course of their business for which they will receive customary fees and expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates may also make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of us. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of these securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in these securities and instruments.

Additional Future Arrangements

Except as described above, we are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so. However, the underwriters may introduce us to potential target businesses or assist us in raising additional capital in the future. If any of the underwriters provide services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with any underwriter and no fees for such services will be paid to any underwriter prior to the date that is 90 days from the date of this prospectus, unless FINRA determines that such payment would not be deemed underwriter’s compensation in connection with this offering.

Electronic Distribution

A prospectus in electronic format may be made available on the Internet sites or through other online services maintained by the underwriters participating in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter, prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of units for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter and should not be relied upon by investors.

Conflicts of Interest

EarlyBirdCapital has a “conflict of interest” within the meaning of FINRA Rule 5121(f)(5)(B) in this offering because one of its affiliates beneficially owns more than 10% of our shares. Accordingly, this offering is being made in compliance with the applicable requirements of FINRA Rule 5121. FINRA Rule 5121 requires that a “qualified independent underwriter,” as defined in FINRA Rule 5121, participate in the preparation of this prospectus and the registration statement of which it forms a part and exercise the usual standards of “due diligence” with respect thereto. I-Bankers has agreed to act as a “qualified independent underwriter” for this offering. I-Bankers will receive no other compensation in this offering other than customary underwriting commissions. We have agreed to indemnify I-Bankers against certain liabilities incurred in connection with acting as qualified independent underwriter, including liabilities under the Securities Act. In addition, no underwriter with a conflict of interest will confirm sales to any account over which it exercises discretionary authority without the specific prior written approval of the account holder.

Selling Restrictions

Canada

Resale Restrictions

We intend to distribute our securities in the Province of Ontario, Canada (the “Canadian Offering Jurisdiction”) by way of a private placement and exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in such Canadian Offering Jurisdiction. Any resale of our securities in Canada must be made under applicable securities laws that will vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Canadian resale restrictions in some circumstances may apply to resales of interests made outside of Canada. Canadian purchasers are advised to seek legal advice prior to any resale of our securities. We may never be a “reporting issuer”, as such term is defined under applicable Canadian securities legislation, in any province or territory of Canada in which our securities will be offered and there currently is no public market for any of the securities in Canada, and one may never develop. Canadian investors are advised that we have no intention to file a prospectus or similar document with any securities regulatory authority in Canada qualifying the resale of the securities to the public in any province or territory in Canada.

Representations of Purchasers

A Canadian purchaser will be required to represent to us and the dealer from whom the purchase confirmation is received that:

•        the purchaser is entitled under applicable provincial securities laws to purchase our securities without the benefit of a prospectus qualified under those securities laws;

•        where required by law, that the purchaser is purchasing as principal and not as agent;

•        the purchaser has reviewed the text above under Resale Restrictions; and

•        the purchaser acknowledges and consents to the provision of specified information concerning its purchase of our securities to the regulatory authority that by law is entitled to collect the information.

Rights of Action — Ontario Purchasers Only

Under Ontario securities legislation, certain purchasers who purchase a security offered by this prospectus during the period of distribution will have a statutory right of action for damages, or while still the owner of our securities, for rescission against us in the event that this prospectus contains a misrepresentation without regard to whether the purchaser relied on the misrepresentation. The right of action for damages is exercisable not later than the earlier of 180 days from the date the purchaser first had knowledge of the facts giving rise to the cause of action and three years from the date on which payment is made for our securities. The right of action for rescission is exercisable not later than 180 days from the date on which payment is made for our securities. If a purchaser elects to exercise the right of action for rescission, the purchaser will have no right of action for damages against us. In no case will the amount recoverable in any action exceed the price at which our securities were offered to the purchaser and if the purchaser is shown to have purchased the securities with knowledge of the misrepresentation, we will have no liability. In the case of an action for damages, we will not be liable for all or any portion of the damages that are proven to not represent the depreciation in value of our securities as a result of the misrepresentation relied upon. These rights are in addition to, and without derogation from, any other rights or remedies available at law to an Ontario purchaser. The foregoing is a summary of the rights available to an Ontario purchaser. Ontario purchasers should refer to the complete text of the relevant statutory provisions.

Enforcement of Legal Rights

All of our directors and officers as well as the experts named herein are located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All of our assets and the assets of those persons are located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Collection of Personal Information

If a Canadian purchaser is resident in or otherwise subject to the securities laws of the Province of Ontario, the Purchaser authorizes the indirect collection of personal information pertaining to the Canadian purchaser by the Ontario Securities Commission (the “OSC”) and each Canadian purchaser will be required to acknowledge and agree that the Canadian purchaser has been notified by us (i) of the delivery to the OSC of personal information pertaining to the Canadian purchaser, including, without limitation, the full name, residential address and telephone number of the Canadian purchaser, the number and type of securities purchased and the total purchase price paid in respect of the securities, (ii) that this information is being collected indirectly by the OSC under the authority granted to it in securities legislation, (iii) that this information is being collected for the purposes of the administration and enforcement of the securities legislation of Ontario, and (iv) that the title, business address and business telephone number of the public official in Ontario who can answer questions about the OSC’s indirect collection of the information is the Administrative Assistant to the Director of Corporate Finance, the Ontario Securities Commission, Suite 1903, Box 5520, Queen Street West, Toronto, Ontario, M5H 3S8, Telephone: (416) 593-8086, Facsimile: (416) 593-8252.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The shares to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a “relevant member state”), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the “relevant implementation date”), an offer of units described in this prospectus may not be made to the public in that relevant member state prior to the publication of a prospectus in relation to the units that has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive, except that, with effect from and including the relevant implementation date, an offer of our units may be made to the public in that relevant member state at any time:

•        to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•        to fewer than 100, or, if the relevant member state has implemented the relevant provisions of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by the issuer for any such offer; or natural or legal persons (other than qualified investors as defined below) subject to obtaining the prior consent of the underwriter for any such offer; or

•        in any other circumstances that do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

Each purchaser of units described in this prospectus located within a relevant member state will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(1)(e) of the Prospectus Directive.

For the purpose of this provision, the expression an “offer to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the units to be offered so as to enable an investor to decide to purchase or subscribe for the units, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the PD 2010 Amending Directive to the extent implemented by the relevant member state) and includes any relevant implementing measure in each relevant member state, and the expression 2010 PD Amending Directive means Directive 2010/73/EU.

We have not authorized and do not authorize the making of any offer of securities through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the units as contemplated in this prospectus. Accordingly, no purchaser of the units, other than the underwriters, is authorized to make any further offer of the units on behalf of us or the underwriters.

Notice to Prospective Investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to Prospective Investors in the United Kingdom

This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as a “relevant person”). The units are only available to, and any invitation, offer or agreement to purchase or otherwise acquire such units will be engaged in only with, relevant persons. This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Notice to Prospective Investors in France

Neither this prospectus nor any other offering material relating to the units described in this prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or by the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The units have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the units has been or will be:

•        released, issued, distributed or caused to be released, issued or distributed to the public in France; or

•        used in connection with any offer for subscription or sale of the units to the public in France.

Such offers, sales and distributions will be made in France only:

•        to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, Article L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

•        to investment services providers authorized to engage in portfolio management on behalf of third parties; or

•        in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The units may be resold directly or indirectly, only in compliance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Notice to Prospective Investors in Hong Kong

The units may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the units may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to units which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

The units have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the units may not be circulated or distributed, nor may the units be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the units are subscribed or purchased under Section 275 of the SFA by a relevant person that is:

•        a corporation (which is not an accredited investor (as defined in Section 14A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, or

•        a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

•        to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

•        where no consideration is or will be given for the transfer; or

•        where the transfer is by operation of law.

LEGAL MATTERS

Loeb & Loeb LLP, New York, New York is acting as our counsel in connection with the registration of our securities under the Securities Act, and as such, will pass upon the validity of the securities offered in this offering. Loeb & Loeb LLP represents EarlyBirdCapital, Inc. in matters unrelated to this offering. Graubard Miller, New York, New York, is acting as counsel to the underwriters.

EXPERTS

The financial statements of Archimedes Tech SPAC Partners Co. for the period from September 15, 2020 (inception) through December 31, 2020 included in this Prospectus have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report, thereon (which contains an explanatory paragraph relating to substantial doubt about the ability of Archimedes Tech SPAC Partners Co. to continue as a going concern as described in Note 1 to the financial statements), appearing elsewhere in this prospectus, and are included in reliance on such report given upon such firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C. 20549.

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

ARCHIMEDES TECH SPAC PARTNERS CO.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholder and Board of Directors of

Archimedes Tech SPAC Partners Co.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Archimedes Tech SPAC Partners Co. (the “Company”) as of December 31, 2020, the related statements of operations, stockholder’s equity, and cash flows for the period from September 15, 2020 (inception) through December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the period from September 15, 2020 (inception) through December 31, 2020 in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph — Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1 to the financial statements, the Company’s ability to execute its business plan is dependent upon its completion of the proposed initial public offering described in Note 3 to the financial statements. The Company has a working capital deficiency as of December 31, 2020, and lacks the financial resources it needs to sustain operations for a reasonable period of time, which is considered to be one year from issuance date of the financial statements. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with regard to these matters are also described in Notes 1 and 3. The financial statements do not include any adjustments that might become necessary should the Company be unable to continue as a going concern.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Marcum LLP

Marcum LLP

We have served as the Company’s auditor since 2021.

New York, NY

March 1, 2021, except for the seventh and eighth paragraphs of Note 8 as to which the date is March 12, 2021

ARCHIMEDES TECH SPAC PARTNERS CO.

BALANCE SHEET

December 31, 2020
Assets
Deferred offering cost	$—
Total Assets	$—

Liabilities and Stockholder’s Equity
Current liabilities:
Due to related party	$716
Total current liabilities	716

Commitments and Contingencies

Stockholder’s Equity:
Common stock, $0.0001 par value; 100,000,000 shares authorized; 0 shares issued and outstanding as of December 31, 2020	—
Additional paid-in capital	—
Accumulated deficit	(716)
Total stockholder’s deficit	(716)
Total Liabilities and Stockholder’s Equity	$—

The accompanying notes are an integral part of these financial statements.

ARCHIMEDES TECH SPAC PARTNERS CO.

STATEMENT OF OPERATIONS

For the period from September 15, 2020 (inception) through December 31, 2020
Formation cost	$716
Net loss	$(716)

Basic and diluted weighted average common stock outstanding	—

Basic and diluted net loss per common stock	$—

The accompanying notes are an integral part of these financial statements.

ARCHIMEDES TECH SPAC PARTNERS CO.

STATEMENT OF CHANGES IN STOCKHOLDER’S EQUITY

FOR THE PERIOD FROM SEPTEMBER 15, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020

	Common stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholder’s Deficit
	Shares	Amount
Balance as of September 15, 2020 (inception)	—	$—	$—	$—	$—
Net loss	—	—	—	(716)	(716)
Balance as of December 31, 2020	—	$—	$—	$(716)	$(716)

The accompanying notes are an integral part of these financial statements.

ARCHIMEDES TECH SPAC PARTNERS CO.

STATEMENT OF CASH FLOWS

For the period from September 15, 2020 (inception) through December 31, 2020
Cash Flows from Operating Activities:
Net loss	$(716)
Adjustments to reconcile net cash used in operating activities:
Formation cost paid by related party	716
Net cash used in operating activities	—

Net change in cash	—

Cash, beginning of the period	—
Cash, end of the period	$—

Supplemental disclosure of cash flow information:
Deferred offering cost paid by Sponsor in exchange for issuance of common stock	$—

The accompanying notes are an integral part of these financial statements.

ARCHIMEDES TECH SPAC PARTNERS CO.
NOTES TO FINANCIAL STATEMENTS

Note 1 — Organization and Business Operation

Archimedes Tech SPAC Partners Co. (the “Company”) is a blank check company formed under the laws of the State of Delaware on September 15, 2020. The Company was formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar Business Combination with one or more businesses or entities (the “Business Combination”). None of the Company’s officers, directors, promoters and other affiliates has engaged in any substantive discussions on its behalf with representatives of other companies regarding the possibility of a potential Business Combination. The Company’s focus will be on the artificial intelligence, cloud services and automotive technology sectors. However, the Company is not limited to the technology industry, or these sectors therein, and the Company may pursue a Business Combination opportunity in any business or industry it chooses and it may pursue a company with operations or opportunities outside of the United States.

The Company has selected December 31 as its fiscal year end.

The Company was formed on September 15, 2020 and remained dormant through December 31, 2020. For the period from September 15, 2020 through December 31, 2020, there had been no activity since the formation of the entity and no equity shares were issued. The Company commenced operations on January 4, 2021 when the founder shares were issued. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the Proposed Public Offering (as defined below).

The Company’s Sponsor is Archimedes Tech SPAC Sponsors LLC, a Delaware limited liability company (the “Sponsor”). The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering of 12,000,000 units at $10.00 per unit (or 13,800,000 units if the underwriters’ over-allotment option is exercised in full) (the “Public Units”), which is discussed in Note 3 (the “Proposed Public Offering”), and the sale of 390,000 units (or 426,000 units if the underwriters’ over-allotment option is exercised in full) (the “Private Units”) at a price of $10.00 per Private Unit in a private placement to the Sponsor and EarlyBirdCapital, Inc., or EarlyBirdCapital, that will close simultaneously with the Proposed Public Offering. Each Public Unit consists of (i) one subunit (the “Public Subunit”), which consists of one share of common stock (the “Public Shares”) and one-quarter of one warrant (the “Public Warrants”), and (ii) one-quarter of one warrant (the “Public Warrants”); each whole warrant will be exercisable to purchase one share of common stock. Each Private Unit will also consist of (i) one subunit (the “Private Subunits”), which consists of one share of common stock (the “Private Shares”) and one-quarter of one warrant (the “Private Warrants”), and (ii) one-quarter of one warrant (the “Private Warrants”).

The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the value of the assets held in the Trust Account (as defined below) (excluding taxes payable on the interest earned on the Trust Account) at the time of the agreement to enter into the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act 1940, as amended (the “Investment Company Act”). There is no assurance that the Company will be able to complete a Business Combination successfully.

Upon the closing of the Proposed Public Offering, management has agreed that an aggregate of $10.00 per Public Unit sold in the Proposed Public Offering (regardless of whether or not the over-allotment option is exercised), will be placed in a U.S.-based Trust Account maintained by Continental Stock Transfer & Trust Company, acting as trustee pursuant to an agreement to be signed on the date of the Proposed Public Offering, The funds held in trust will be invested only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations, so that the Company is not deemed to be an investment company under the Investment Company Act. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay its income or other tax obligations, the proceeds will not be released from the Trust Account until the earlier

ARCHIMEDES TECH SPAC PARTNERS CO.
NOTES TO FINANCIAL STATEMENTS

Note 1 — Organization and Business Operation (cont.)

of the completion of a Business Combination or the redemption of 100% of the outstanding Public Subunits if the Company has not completed a Business Combination in the required time period. The proceeds held in the Trust Account may be used as consideration to pay the sellers of a target business with which the Company completes a Business Combination. Any amounts not paid as consideration to the sellers of the target business may be used to finance operations of the target business.

The shares of common stock subject to redemption will be recorded at a redemption value and classified as temporary equity upon the completion of the Proposed Public Offering, in accordance with Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” In such case, the Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the issued and outstanding shares voted are voted in favor of the Business Combination.

The Company will continue in existence only until 18 months from the closing of the Proposed Public Offering (the “Combination Period”). However, if the Company is unable to complete the initial Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up and (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding Public Subunits, at a per-subunit price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including any interest not previously released to the Company (net of taxes payable), divided by the number of then outstanding Public Subunits, which redemption will completely extinguish public stockholders’ rights as holders of Public Subunits (including the right to receive further liquidation distributions, if any), subject to applicable law. Public stockholders will also forfeit the one-quarter of one warrant included in the Public Subunits being redeemed. As promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and its board of directors, the Company will dissolve and liquidate, subject to its obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

A public stockholder will be entitled to receive funds from the Trust Account (including interest earned on his, her or its portion of the Trust Account to the extent not previously released to the Company) only in the event of (i) the redemption of 100% of the outstanding Public Subunits if the Company has not completed a Business Combination in the required time period, (ii) if that public stockholder converts such Public Subunits, or sells such Public Subunits to the Company in a tender offer, in connection with a Business Combination which the Company consummates or (iii) the Company seeks to amend any provisions of its amended and restated certificate of incorporation that would affect the public stockholders’ ability to convert or sell their Public Subunits to the Company in connection with a Business Combination or affect the substance or timing of the Company’s obligation to redeem 100% of the Public Subunits if the Company does not complete a Business Combination within the Combination Period. This redemption right shall apply in the event of the approval of any such amendment to the Company’s amended and restated certificate of incorporation, whether proposed by the Sponsor, initial stockholders, executive officers, directors or any other person. In no other circumstances will a public stockholder have any right or interest of any kind to or in the Trust Account.

The Sponsor, initial stockholders, officers and directors have agreed (1) to vote any shares of common stock owned by them in favor of any proposed Business Combination, (2) not to convert any shares in connection with a stockholder vote to approve a proposed initial Business Combination and (3) not to sell any shares in any tender in connection with a proposed initial Business Combination.

The Sponsor has agreed that it will be liable to ensure that the proceeds in the Trust Account are not reduced below $10.00 per Public Subunit by the claims of target businesses or claims of vendors or other entities that are owed money by the Company for services rendered or contracted for or products sold to the Company, but the Company cannot assure that it will be able to satisfy its indemnification obligations if it is required to do so. The Company has not asked the Sponsor to reserve for such indemnification obligations, nor has the Company independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and believes that the Sponsor’s only assets are securities of the Company. Therefore, the Company believes it is unlikely that the Sponsor will be able to satisfy its indemnification obligations if it is required to do so.

ARCHIMEDES TECH SPAC PARTNERS CO.
NOTES TO FINANCIAL STATEMENTS

Note 1 — Organization and Business Operation (cont.)

Going Concern Consideration

As of December 31, 2020, the Company had no cash and a working capital deficit of $716 (excluding deferred offering cost). The Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management plans to address this uncertainty through a Proposed Public Offering as discussed in Note 3. There is no assurance that the Company’s plans to raise capital or to consummate a Business Combination will be successful within the Combination Period. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 2 — Significant Accounting Policies

Basis of Presentation

The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the rules and regulations of the SEC.

Emerging Growth Company Status

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2020.

ARCHIMEDES TECH SPAC PARTNERS CO.
NOTES TO FINANCIAL STATEMENTS

Note 2 — Significant Accounting Policies (cont.)

Deferred Offering Costs

Deferred offering costs consist of underwriting, legal, accounting and other expenses incurred through the balance sheet date that are directly related to the Proposed Public Offering and that will be charged to stockholders’ equity upon the completion of the Proposed Public Offering. Should the Proposed Public Offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations.

Net Loss Per Share

Net loss per share is computed by dividing net loss by the weighted average number of common stock outstanding during the period, excluding common stocks subject to forfeiture by the Sponsor. Weighted average shares were reduced for the effect of an aggregate of 450,000 shares of common stock that are subject to forfeiture if the over-allotment option is not exercised by the underwriters (see Note 5). At December 31, 2021, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into common stocks and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the period presented.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2020, respectively. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

The provision for income taxes was deemed to be immaterial for the period from September 15, 2020 (inception) through December 31, 2020. The Company’s deferred tax assets were deemed to be de minimis as of December 31, 2020, respectively.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

Note 3 — Proposed Public Offering

Pursuant to the Proposed Public Offering, the Company intends to offer for sale 12,000,000 Public Units, (or 13,800,000 Public Units if the underwriters’ over-allotment option is exercised in full) at a price of $10.00 per Public Unit. Each Public Unit consists of (i) one Public Subunit, which consists of one Public Share and one-quarter of one Public Warrant, and one-quarter of one Public Warrant. Each whole warrant entitles the holder to purchase one share of common stock at a price of $11.50 per share. Each whole warrant will become exercisable 30 days after the completion of an initial Business Combination and will expire on the fifth anniversary of the completion of an initial Business Combination, or earlier upon redemption or liquidation.

ARCHIMEDES TECH SPAC PARTNERS CO.
NOTES TO FINANCIAL STATEMENTS

Note 4 — Private Placement

The Sponsor and EarlyBirdCapital have committed to purchase an aggregate of 390,000 Private Units of which 330,000 units shall be purchased by the Sponsor the 60,000 units shall be purchased by EarlyBirdCapital and/or its designees at $10.00 per unit (for a total purchase price of $3,900,000). These purchases will take place on a private placement basis simultaneously with the consummation of the Proposed Public Offering. The Sponsor and EarlyBirdCapital have also agreed that, if the over-allotment option is exercised by the underwriters in full or in part, they and/or their designees will purchase from the Company additional Private Units (up to a maximum of 36,000 Private Units at a price of $10.00 per Private Unit, of which up to 27,000 units will be purchased by the Sponsor and 9,000 units will be purchased by EarlyBirdCapital) necessary to maintain in the Trust Account $10.00 per unit sold to the public in the Proposed Public Offering.

The Private Units (and underlying Private Subunits, Private Shares, and Private Warrants) are identical to the Public Units except that the Private Warrants included in the Private Units: (i) will not be redeemable by the Company and (ii) may be exercised for cash or on a cashless basis, so long as they are held by the initial purchasers or any of their permitted transferees. If the Private Warrants are held by holders other than the initial purchasers or any of their permitted transferees, the Private Warrants will be redeemable by the Company and exercisable by the holders on the same basis as the Public Warrants.

The Company’s initial stockholders have agreed (A) to vote the Private Shares contained in the Private Subunits in favor of any proposed Business Combination, (B) not to convert any Private Subunits in connection with a stockholder vote to approve a proposed initial Business Combination or sell any Private Shares to the Company in a tender offer in connection with a proposed initial Business Combination and (C) that the Private Subunits shall not participate in any liquidating distribution from the Trust Account upon winding up if a Business Combination is not consummated. In the event of a liquidation prior to the initial Business Combination, the Private Units will likely be worthless.

Note 5 — Related Party Transactions

Founder Shares

As of December 31, 2020, there were no founder shares issued and outstanding.

On January 4, 2021, the Sponsor paid $25,000, or approximately $0.009 per share, to cover certain offering costs in consideration for 2,875,000 shares of common stock, par value $0.0001 (the “Founder Shares”). Up to 375,000 Founder Shares are subject to forfeiture by the Sponsor depending on the extent to which the underwriters’ over-allotment option is exercised. On March 10, 2021, the Company effected a stock dividend of 0.2 shares for each founder share outstanding, resulting in an aggregate of 3,450,000 founder shares outstanding and held by the Sponsor and the Company’s directors (up to 450,000 of which are subject to forfeiture by the Company’s sponsor if the underwriters’ over-allotment option is not exercised in full) (See Note 8).

On the date of the Proposed Public Offering, the Founder Shares will be placed into an escrow account maintained in New York, New York by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions, these shares will not be transferred, assigned, sold or released from escrow (subject to certain limited exceptions) for a period ending on (1) with respect to 50% of the founder shares, the earlier of one year after the date of the consummation of the Company’s initial business combination and the date on which the closing price of the Company’s shares of common stock equals or exceeds $12.50 per share (as adjusted for share splits, share capitalizations, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after Company’s initial business combination and (2) with respect to the remaining 50% of the founder shares, one year after the date of Company’s consummation of the initial business combination, or earlier, in either case, if, subsequent to the initial business combination, the Company consummates a liquidation, merger, stock exchange or other similar transaction which results in all of the shareholders having the right to exchange their shares of common stock for cash, securities or other property.

ARCHIMEDES TECH SPAC PARTNERS CO.
NOTES TO FINANCIAL STATEMENTS

Note 5 — Related Party Transactions (cont.)

Promissory Note — Related Party

On January 4, 2021, the Sponsor agreed to loan the Company up to $300,000 to be used for a portion of the expenses of the Proposed Public Offering (the “Promissory Note”). These loans are non-interest bearing, unsecured and are due at the earlier of March 31, 2021 or the closing of the Proposed Public Offering. The Company intends to repay the loan from the proceeds of the Proposed Public Offering not being placed in trust upon consummation of the Proposed Public Offering.

On February 1, 2021, the Sponsor loaned to the Company $100,000 pursuant to the Promissory Note. On February 10, 2021, the Sponsor funded to the Company an additional $25,000 pursuant to the Promissory Note, for an aggregate amount of $125,000.

Related Party Loans

In order to meet the working capital needs following the consummation of the Proposed Public Offering if the funds not held in the Trust Account are insufficient, the Sponsor, initial stockholders, officers, directors and their affiliates may, but are not obligated to, loan the Company funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion (“Working Capital Loans”). Each Working Capital Loan would be evidenced by a promissory note. The notes would either be paid upon consummation of the initial Business Combination, without interest, or, at the holder’s discretion, up to $1,500,000 of the notes may be converted into units at a price of $10.00 per unit. The units would consist of (i) one subunit, which consists of one share of common stock and one-quarter of one warrant, and (ii) one-quarter of one warrant, where the common stock and warrants would be identical to the common stock and warrants included in the Private Units. In the event that the initial Business Combination does not close, the Company may use a portion of the working capital held outside the Trust Account to repay such loaned amounts, but no other proceeds from the Trust Account would be used for such repayment.

Administrative Service Fee

Commencing on the date of the Proposed Public Offering through the acquisition of a target business, the Company will pay an affiliate of the Chief Executive Officer, an aggregate fee of $10,000 per month for providing the Company with office space and certain office and secretarial services.

Note 6 — Commitments & Contingencies

Risks and Uncertainties

Management is currently evaluating the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Registration Rights

The holders of the Founder Shares and Representative Shares (as defined below) issued and outstanding on the date of the Proposed Public Offering, as well as the holders of the Private Units and any units the Sponsor, officers, directors or their affiliates may be issued in payment of Working Capital Loans made to the Company (and all underlying securities), will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of the Proposed Public Offering. The holders of a majority of these securities are entitled to make up to two demands that the Company registers such securities. The holders of the majority of the Founder Shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. The holders of a majority of the Representative Shares, Private Units and units issued to the Sponsor, officers, directors or their affiliates in payment of Working Capital Loans made to the Company (or underlying securities) can elect to exercise these registration rights at any time after the Company consummates a

ARCHIMEDES TECH SPAC PARTNERS CO.
NOTES TO FINANCIAL STATEMENTS

Note 6 — Commitments & Contingencies (cont.)

Business Combination. Notwithstanding anything to the contrary, EarlyBirdCapital may only make a demand on one occasion and only during the five-year period beginning on the effective date of the registration statement. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a Business Combination; provided, however, that EarlyBirdCapital may participate in a “piggy-back” registration only during the seven-year period beginning on the effective date of the registration statement. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriters Agreement

The Company will grant the underwriters a 45-day option from the date of the Proposed Public Offering to purchase up to an additional 1,800,000 Public Units to cover over-allotments, if any.

The underwriters will be entitled to a cash underwriting discount of two percent (2%) of the gross proceeds of the Proposed Public Offering, or $2,400,000 (or up to $2,760,000 if the underwriters’ over-allotment is exercised in full).

EarlyBirdCapital will have the right of first refusal for a period commencing from the consummation of the Proposed Public Offering until the consummation of the initial Business Combination (or the liquidation of the Trust Account in the event that the Company fails to consummate the initial Business Combination within the Combination Period) to act as book running manager, placement agent and/or arranger for all financings where the Company seeks to raise equity, equity-linked, debt or mezzanine financings relating to or in connection with the initial Business Combination.

In addition, under certain circumstances EarlyBirdCapital will be granted, for a period of one year from the closing of the Proposed Public Offering, the right to act as lead underwriter for the next U.S. registered public offering of securities, undertaken by any of the Company’s officers, for the purpose of raising capital and placing 90% or more of the proceeds in a trust or escrow account to be used to acquire one or more operating businesses in the technology industry that have not been identified at the time of the public offering.

Business Combination Marketing Agreement

The Company has engaged EarlyBirdCapital as an advisor in connection with the Business Combination to assist the Company in holding meetings with its stockholders to discuss the potential Business Combination and the target business’ attributes, introduce the Company to potential investors that are interested in purchasing the Company’s securities in connection with the initial Business Combination, assist the Company in obtaining stockholder approval for the Business Combination and assist the Company with its press releases and public filings in connection with the Business Combination. The Company will pay EarlyBirdCapital a cash fee for such services upon the consummation of its initial Business Combination in an amount equal to 3.5% of the gross proceeds of the Proposed Public Offering (exclusive of any applicable finders’ fees which might become payable); provided that up to 30% of the fee may be allocated at the Company’s sole discretion to other FINRA members (including, with EarlyBirdCapital’s prior consent which shall not be unreasonably withheld, companies affiliated with the Company or its officers or directors) that assist the Company in identifying or consummating an initial Business Combination.

Representative Shares

On January 13, 2021, the Company has issued to EarlyBirdCapital and its designees an aggregate of 350,000 representative shares at $0.0001 per share (the “Representative Shares”). On March 10, 2021, the Company effected a stock dividend of 0.2 shares of common stock for every share of common stock outstanding, resulting in an additional 70,000 representative shares issued to EarlyBirdCapital for no consideration and an aggregate of 420,000 representative shares outstanding (See Note 8). The holders of the Representative Shares have agreed not to transfer, assign or sell any such shares without the Company’s prior consent until the completion of the initial Business Combination. In addition, the holders of the Representative Shares have agreed (i) to waive their conversion rights (or right to participate in any tender offer) with respect to such shares in connection with the completion of the initial Business Combination and (ii) to waive their rights to liquidating distributions from the Trust Account with respect to such shares if the Company fails to complete its initial Business Combination within the Combination Period.

ARCHIMEDES TECH SPAC PARTNERS CO.
NOTES TO FINANCIAL STATEMENTS

Note 6 — Commitments & Contingencies (cont.)

The Representative Shares have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 days immediately following the date of the effectiveness of the registration statement pursuant to Rule 5110(g)(1) of the FINRA Manual. Pursuant to FINRA Rule 5110(g)(1), these securities will not be sold during the offering, or sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the effective date of the registration statement or commencement of sales of the public offering, except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners, provided that all securities so transferred remain subject to the lock-up restriction above for the remainder of the time period.

Note 7 — Stockholders’ Equity

Preferred Stock — The Company is authorized to issue 1,000,000 shares of preferred stock at a par value of $0.0001 per share (See Note 8). As of March 12, 2021, there were no shares of preferred stock issued or outstanding.

Common stock — The Company is authorized to issue 100,000,000 shares of common stock with a par value of $0.0001 per share. Holders are entitled to one vote for each share of common stock. At December 31, 2020, there were no shares of common stock issued and outstanding. On January 4, 2021, the Sponsor paid $25,000 for 2,875,000 shares of common stock, par value $0.0001. Of the 2,875,000 shares of common stock, an aggregate of up to 375,000 shares of common stock are subject to forfeiture to the Company for no consideration to the extent that the underwriters’ over-allotment option is not exercised in full or in part, so that the initial stockholders will collectively own 20% of the Company’s issued and outstanding common stocks after the Proposed Public Offering. On March 10, 2021, the Company effected a stock dividend of 0.2 shares for each founder share outstanding, resulting in an aggregate of 3,450,000 founder shares outstanding and held by the Sponsor and the Company’s directors (up to 450,000 of which are subject to forfeiture by the Company’s sponsor if the underwriters’ over-allotment option is not exercised in full) and an aggregate of 420,000 representative shares outstanding and held by EarlyBirdCapital and its designees (See Note 8).

Warrants — No warrants are currently outstanding. Each whole warrant entitles the holder to purchase one common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the completion of an initial Business Combination. The warrants will expire on the fifth anniversary of the completion of an initial Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

However, no warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such shares of common stock. Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of the Public Warrants is not effective within 90 days following the consummation of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis. In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value”(defined below) by (y) the fair market value. The “fair market value” for this purpose will mean the average reported last sale price of the shares of common stock for the 5 trading days ending on the trading day prior to the date of exercise.

The Company may call the warrants for redemption (excluding the Private Warrants and any warrants underlying additional units issued to the Sponsor, initial stockholders, officers, directors or their affiliates in payment of Working Capital Loans made to the Company), in whole and not in part, at a price of $0.01 per warrant,

•        at any time after the warrants become exercisable,

•        upon not less than 30 days’ prior written notice of redemption to each warrant holder,

ARCHIMEDES TECH SPAC PARTNERS CO.
NOTES TO FINANCIAL STATEMENTS

Note 7 — Stockholders’ Equity (cont.)

•        if, and only if, the reported last sale price of the shares of common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations), for any 20 trading days within a 30 trading day period commencing after the warrants become exercisable and ending on the third business day prior to the notice of redemption to warrant holders; and

•        if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants.

In addition, if (x) the Company issues additional shares of common stock or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per share (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors, and in the case of any such issuance to the Sponsor, initial stockholders or their affiliates, without taking into account any Founder Shares held by them prior to such issuance), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the Market Value is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of (i) the Market Value or (ii) the price at which the Company issues the additional shares of common stock or equity-linked securities, and the $18.00 redemption trigger price will be adjusted to 180% of this amount.

Note 8 — Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to March 1, 2021, the date that the financial statements were issued.

On January 4, 2021, the Sponsor paid $25,000, or approximately $0.009 per share, to cover certain offering costs in consideration for 2,875,000 shares of common stock, par value $0.0001.

On January 4, 2021, the Sponsor agreed to loan the Company up to $300,000 to be used for a portion of the expenses of the Proposed Public Offering.

On January 13, 2021, the Sponsor sold 25,000 Founder Shares to each of Mr. Edwards, Mr. Julia and Mr. Pai, for an aggregate of 75,000 founder share, at approximately $0.009 per share, the same as the Sponsor’s original effective purchase price for the Founder Shares.

On January 13, 2021, the Company issued to EarlyBirdCapital and its designees an aggregate of 350,000 representative shares at $0.0001 per share.

On February 1, 2021, the Sponsor funded to the Company $100,000 pursuant to the Promissory Note. On February 10, 2021, the Sponsor funded to the Company an additional $25,000 pursuant to the Promissory Note, for an aggregate amount of $125,000.

On March 10, 2021, the Company effected a stock dividend of 0.2 shares for each founder share outstanding, resulting in an aggregate of 3,450,000 founder shares outstanding and held by the Sponsor and the Company’s directors (up to 450,000 of which are subject to forfeiture by the Company’s sponsor if the underwriters’ over-allotment option is not exercised in full) and an aggregate of 420,000 representative shares outstanding and held by EarlyBirdCapital and its designees. The financial statements have been retroactively restated to reflect the stock dividend that occurred in March 2021.

On March 10, 2021, the Company filed an amended and restated certificate of incorporation with the State of Delaware which authorized the Company to issue 100,000,000 shares of common stock with a par value of $0.0001 per share and 1,000,000 shares of preferred stock at a par value of $0.0001 per share.

12,000,000 Units

Archimedes Tech SPAC Partners Co.

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PROSPECTUS

March 10, 2021

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Sole Book-Running Manager

EarlyBirdCapital, Inc.

Co-Manager

I-Bankers Securities, Inc.

Until April 4, 2021 (25 days after the date of this prospectus), all dealers that buy, sell or trade our common stock, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.